UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------------
                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ---------------------------------

                               KAHIKI FOODS, INC.
                 (Name of Small Business Issuer in its charter)

         Ohio                               2038
         ----                               ----
(State or jurisdiction of         (Primary Standard Industrial
incorporation or organization)     Classification Code Number)

      31-1056793
      ----------
     (I.R.S. Employer Identification Number)

                              3004 East 14th Avenue
                              Columbus, Ohio 43219
                                 (614) 253-3040

                          (Address and telephone number
                         of principal executive offices)
                       -----------------------------------

                                 Michael C. Tsao
                               3004 East 14th Ave.
                              Columbus, Ohio 43219
                                 (614) 253-3040

            (Name, address and telephone number of agent for service)
                      ------------------------------------

              Copies of all communications, including copies of all
                communications sent to agent for service, should
                                   be sent to:

                            Andrew J. Federico, Esq.
                          Carlile Patchen & Murphy LLP
                              Columbus, Ohio 43215
                                 (614) 628-0801

Approximate date of commencement of proposed sale to public: From time to time commencing as soon as practicable after the effective date of this Registration Statement

         If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to rule 462(d) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to rule 434, check the following box.

CALCULATION OF REGISTRATION FEE



                                                                        Proposed
Title of Each                               Proposed Maximum          Maximum              Amount of
Class of                Amount to be        Offering Price Per        Aggregate            Registration
Securities to be        Registered          Share (a)                 Offering Price       Fee
Registered                                                            (a)
----------------------  ------------------  ------------------------- -------------------- -----------------
Common Shares,
no par value            602,940             $1.70                     $1,025,000           $129.87
----------------------  ------------------  ------------------------- -------------------- -----------------
Common Shares,          294,117             $2.25
no par value (b)        294,117             $3.00                     $1,688,094           $214.39
                        80,000              $1.80
----------------------  ------------------  ------------------------- -------------------- -----------------
Common Share
Warrants (c)            588,234             $0                        $0                   $0
----------------------  ------------------  ------------------------- -------------------- -----------------
Common Share
Options (c)             80,000              $0                        $0                   $0
----------------------  ------------------  ------------------------- -------------------- -----------------
                                                         Total Amount of Registration Fees $344.26
----------------------  ------------------  ------------------------- -------------------- -----------------

     a Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the securities Act of 1933.

     b    Issuable  upon  exercise of Common  Share  Warrants  and Common  Share
          Options.

     c No registration fee required pursuant to Rule 457 of Securities Act of 1933.

 ----------------------------------

     Pursuant to Rule 416, this registration statement also covers an undetermined number of additional Common Shares that may be issuable upon the exercise of the Warrants registered hereunder in accordance with the anti-dilution provisions of the Warrants.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                               KAHIKI FOODS, INC.
                       602,940 Common Shares, no par value
                  294,117 $2.25 Common Share Purchase Warrants
                  294,117 $3.00 Common Share Purchase Warrants
                      80,000 Common Share Purchase Options

              This Registration Statement relates to 602,940 Common Shares, no par value ("Common Shares"), 294,117 $2.25 Common Share Purchase Warrants ("2.25 Warrants"), 294,117 $3.00 Common Share Purchase Warrants ("3.00 Warrants") and 80,000 Common Share Purchase Options ("Options") of Kahiki Foods, Inc. (the "Company"). Each $2.25 Warrant entitles the holder to purchase one Common Share prior to February 27, 2009 at a purchase price of $2.25 per share. Each $3.00 Warrant entitles the holder to purchase one Common Share prior to February 27, 2009 at a purchase price of $3.00 per share. The exercise prices of the $2.25 Warrants and $3.00 Warrants (collectively, the "Warrants") are subject to adjustment under certain circumstances. Each Option entitles the holder to purchase one Common Share prior to January 24, 2009, at purchase price of $1.80 per share. See "Description of Securities".

              The Common Shares, the Warrants and the Options may be offered to the public by the holders thereof (the "Selling shareholders") and the Company will not receive any proceeds from the sale of the Common Shares, the Warrants or the Options. The Company will receive $2.25 per share upon the exercise of each $2.25 Warrant, $3.00 per share upon the exercise of each $3.00 Warrant and $1.80 per share upon the exercise of each Option. See "Certain Transactions" and "Plan of Distribution".

              The Common Shares, the Warrants and the Options offered by the Selling Shareholders may be sold from time to time by the Selling Shareholders or their transferees. No underwriting arrangements have been entered by the Selling Shareholders. The potential distribution of Common Shares, Warrants and the Options by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, or through sales to one or more dealers for resale as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commission may be paid by the Selling Shareholders in conjunction with such sales of Common Shares, Warrants or Options.

              The Selling Shareholders reserve the sole right to accept, and together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares, Warrants and Options. The Selling Shareholders and any brokers, dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Shares, the Warrants and Options may be deemed "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), and commissions received by them may be deemed to be underwriting commissions or discounts under the Securities Act. See the "Plan of Distribution."

         THE SECURITIES OFFERED HEREBY INVOLVE A CERTAIN DEGREE OF RISK.
                          SEE 'RISK FACTORS." on page 5

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
           The date of this Registration Statement is March 24, 2004.

                                TABLE OF CONTENTS

Reports to Shareholders                                                      5
Additional Information                                                       5
Summary                                                                      5
About Us                                                                     5
Terms of Offering                                                            5
Risk Factors                                                                 5
Dividend Policy                                                              6
Use of Proceeds                                                              6
Selling Shareholders                                                         6
Plan of Distribution                                                         7
Directors and Executive Officers                                             8
Security Ownership of certain Beneficial Owners and Management               9
Description of Securities                                                    10
Common Shares                                                                10
Warrants                                                                     10
Options                                                                      11
Certain Statutory Provisions                                                 11
Legal Proceedings                                                            11
Legal Matters                                                                11
Business                                                                     11
Property                                                                     14
Management  Discussion  and Analysis or Plan of Operations                   14
Overview                                                                     14
Result of Operations                                                         17
Nine Months  Ended  December  31, 2003                                       17
Revenues                                                                     17
Cost of Goods                                                                17
Operating Expenses                                                           17
Research and Development                                                     17
Liquidity and Capital Resource                                               17
Net Income                                                                   17
Conclusions                                                                  17
Year End March 31, 2003                                                      18
Revenues                                                                     18
Cost of Goods                                                                18
Operating Expenses                                                           18
Research and Development                                                     18
Liquidity and Capital Resource                                               19
Net Income                                                                   19
Conclusions                                                                  19
Certain Relationships and Related Transactions                               19
Market For Common Equity and Related Stockholders Matters                    19
Executive  Compensation                                                      20
Financial  Statements                                                        21
Changes in Registrant's Certifying Accountant                                51
Indemnification of Directors and Officers                                    51
Other Expenses of Issuance and  Distribution                                 52
Recent sales of Unregistered Securities                                      52
Index to Exhibits                                                            52
Undertakings                                                                 52
Signatures                                                                   53
Exhibits                                                                     54

                             REPORTS TO SHAREHOLDERS

     The Company is not a reporting company as defined by the Securities and Exchange Commission (the "SEC"). The Company will furnish its shareholders with annual reports containing audited financial information for each fiscal year and will distribute quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information. The Company's fiscal year ends on March 31.

                             ADDITIONAL INFORMATION

     The Company is filing with the SEC a Registration Statement under the Securities Act of 1933 with respect to the Common Shares, Warrants and Options offered hereby. For further information with respect to the Company and the Common Shares, Warrants and Options, please see the Registration Statement and the exhibits thereto. The Registration Statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

                                     SUMMARY

     The following summary is qualified in its entirety by th more detailed information appearing elsewhere in this Registration Statement. This Offering contains certain forward-looking statements that involve risks and uncertainities. Our actual results could differ materially from the results anticipated in those forward-looking statements as a result of certain of the factors discussed in this statement, including those set forth under "Risk Factors." Prospective investors should read the entire Prospectus before making an investment decision.

                                    About Us

     Kahiki Foods, Inc. develops, manufactures and markets frozen and other finished Asian food products. Foods sold by the Company are packaged in bulk and/or frozen containers and include a wide variety of products, including egg rolls, appetizers, fried rice, sauces, meal kits, single serve entrees and family meal entrees. The Company's products are distributed to foodservice companies and institutions, retail grocery store chains and warehouse club stores. The Company's principal executive offices are located at 3004 East 14th Avenue, Columbus, Ohio 43219 and its telephone number is (614) 253-3040.

                                Terms of Offering

     Securities Offered: Common Shares, Common Share Purchase Warrants and Common Share Purchase Options.

     Offering Period: The Common Shares,Warrants an Options are being offered on a "best efforts" basis by the Selling Shareholders from time to time. Common Shares Outstanding 3,582,848 Common Shares.

                                  RISK FACTORS

     This Registration Statement contains certain forward-looking statements including without limitation, statements concerning our operations, economic performance, financial condition and prospects, including in particular statements relating to our growth strategy. The words "estimate," "project," "intent," "believe," "expect," "anticipate," and other similar expressions generally identify forward- looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those risk factors identified below and elsewhere in this statement. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various competitive factors. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of the risk factors described below and elsewhere in this statement. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this statement will in fact occur. We disclaim any obligation to update or revise any of these forward-looking statements.

     In addition to the other information in this statement, the following risk factors should be carefully considered by purchasers in evaluating us, our business and our prospects before purchasing any Common Shares or Warrants. The material below summarizes certain risks and is not intended to be exhaustive.

                                  Key Personnel

     The applied talent and experience of the Company's President, Michael C. Tsao, provides the critical management skills necessary to guide and protect the financial and operational well being of the Company. The Company's prospects would be severely affected if Mr. Tsao, for any reason, were unable to continue to perform his duties.

                                    Dividends

     We have never paid any cash dividends and there is no assurance that the Company will desire to pay dividends in the future or, if dividends are paid, in what amount. We may decide not to pay dividends in the near future, even if funds are legally available therefore, in order to provide the Company with more funds for operations. See "DIVIDEND POLICY".

                                   Competition

     Many of our competitors have far greater financial, distribution and marketing resources than the Company. There can be no assurance that we will be able to compete effectively.

                          Control by Current Management

     Assuming no exercise of Warrants or Options, current management of the Company owns approximately 57.50% of the Company's outstanding Common Shares. As a result, current management is in a position to effectively elect all of the Directors of the Company and control its affairs and policies.

                             Limitation on Liability

     As permitted by Ohio law, the Company limits the liability of officers, directors, and employees of the Company from monetary damages from a breach of a such persons' fiduciary duty except for liability in certain circumstances. As a result of the Company's charter provision and Ohio law, Shareholders may have limited rights to recover against officers, directors and employees for breach of fiduciary duty.

     Our business could be adversely affected if we are unable to adequately protect our proprietary technology - The proprietary technology we own or intend to acquire or develop will be one of the keys to our performance and ability to remain competitive. We may rely on a combination of patent, trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights. We may however not be able to secure significant protection for service marks or trademarks we obtain. Our competitors or others could adopt product names similar to ours. Any of these actions by others might impede our ability to build brand identity and could lead to consumer confusion. Our inability to protect our brand name adequately could adversely affect our business and financial condition.

     The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

     We may infringe the proprietary rights of other - Although we believe that our products and technology related to our business do not and will not infringe upon the proprietary rights of any third parties, there can be no assurance that third parties will not assert infringement claims against us. Similarly, infringement claims could be asserted against products and technology that we license, or have the right to use, from third parties. Although any of these claims may ultimately prove to be without merit, the time our management spends addressing those claims and the legal costs associated with those claims could materially and adversely affect our business and results of operations. We may license technology from third parties and it is possible that we could become a party to infringement actions based upon the licenses from those third parties. We will generally obtain representations as to the origin and ownership of such licensed technology and content; however, this may not adequately protect us. Any of those claims, with or without merit, could subject us to costly litigation and the diversion of our management personnel.

     Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this statement, potential investors should keep in mind other possible risks that could be important.

                                 DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Shares. Holders of the Common Shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefore. The ability of the Company to pay dividends will depend upon the future earnings and net worth of the Company. We are restricted by Ohio law from paying dividends on any of our outstanding shares if the Company is insolvent or would result in a reduction of its stated capital below the required amount. Moreover, any debt financing which the Company obtains in the future could also contain provisions preventing or restricting the payment of dividends.

     It is the intention of the Board periodically to consider the payment of dividends, based on future earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board. There is no assurance that the Company will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount. The Board may decide not to pay dividends in the near future, even if funds are legally available therefore, in order to provide the Company with more funds for operations. See "DESCRIPTION OF SECURITIES - Common Shares".

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Shares, Warrants or Options by the Selling Shareholders. Any proceeds to be received by the Company upon the exercise of the Warrants or the Options will be added to working capital and used for general corporate purposes.

                              SELLING SHAREHOLDERS

     The following table sets forth the names of the Selling Shareholders, their positions with the Company, if any, and the number of Common Shares, Warrants and Options owned by each of them. The number of Common Shares and Warrants being registered are all of the Common Shares and Warrants owned by such persons.

The number of Common Shares and Warrants which may actually be sold by the Selling Shareholders will be determined from time to time by them, and will depend upon a number of factors, including the price of the Company's Common Shares from time to time. Because the Selling Shareholders may offer all, some or none of the Common Shares, Warrants or Options that they hold, and because any potential offering by the Selling Shareholders is not being underwritten, no estimate can be given as to the number of Common Shares or Warrants that will be held by the Selling Shareholders upon termination of such offering. See "Plan of Distribution." The table sets forth such information as of March 18, 2004, concerning the beneficial ownership of the Common Shares, Warrants and Options, or Options by the Selling Shareholders. All information as to beneficial ownership has been furnished by the respective Selling Shareholders.


Name and Address         Number of            Number of $2.25        Number of $3.00       Number of
of Shareholder           Common Shares        Warrants Owned         Warrants Owned        Options
(Position with the       Owned and            and Available for      and Available for     Owned and
Company)                 Available for        sale prior to          sale prior to         Available for
                         sale prior to        Offering               Offering              sale prior to
                         Offering                                                          Offering
------------------       --------             -----------------      -----------------    ---------------
Barron Partners LP       588,235              294,117                294,117               None
730 Fifth Avenue
9th Floor
New York, N.Y.
(None)

William Velmer           14,705               None                   None                  None
2274 Arbor Lane
#3
Salt Lake City,
Utah
(None)

Bob Binsky               299,792              None                   None                  80,000
20185 E. Country
       Club Drive
North Miami
Beach, Fl
(Director)


                              PLAN OF DISTRIBUTION

     The Company will receive no proceeds from the sale of 602,940 Common Shares, 294,117 $2.25 Warrants, 294,117 $3.00 Warrants or Options by the Selling Shareholders but will receive funds upon the exercise of the Warrants or Options. The Common Shares, the Warrants and the Options may be sold from time to time to purchasers directly by any of the Selling Shareholders. None of the Selling Shareholders have indicated any current plan to distribute the Common Shares, Warrants or Options and it is anticipated that they will either offer the Common Shares, Warrants and the Options for sale for their own account or retain them for investment. Alternatively, the Selling Shareholders may from time to time offer the Common Shares or the Warrants through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Common Shares or the Warrants for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in a distribution of Common Shares, Warrants or Options may be deemed underwriters, and any profit on the sale of the Common Shares, Warrants or Options by them or any discounts, commissions or concessions received by such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Shares, the Warrants and the Options may be sold from time to time in one or more transactions at a fixed offering price or at varying prices determined at the time of sale, or at negotiated prices.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The names of, and certain information with respect to, each officer and Director of the Company are as follows:


Michael C. Tsao       53     Chairman of the Board, President and chief    1982
                                Executive Officer
Alice W. Tsao         53     Vice President, Secretary and Director        1982
Dr. Winston Bash      67     Director                                      1993
Alan Hoover           49     Senior Vice President-Sales and Marketing,    1999
                             Director
Bob Binsky            63     Director                                      1995
Kenneth H. Kisner     64     Treasurer                                     N/A

     All Directors are elected at the Annual Meeting of the Shareholders to serve for one year or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

     The following is a brief summary of the business experience of the Directors and executive officers of the Company:

     Michael C. Tsao is President and Chairman of the Board of the Company. Mr. Tsao has over thirty years of experience in the restaurant industry. He has served in an executive capacity for both full service and fast food restaurants. During his career he served as President and General Manager of The Columbus Sheraton Plaza, a 400 room hotel. His experience in the food processing industry includes finance, operations, marketing analysis, purchasing, food preparation and facility management. Mr. Tsao profitability managed and operated the Kahiki Restaurant for more than twenty years. Mr. Tsao is a graduate of Pasadena City College (Business Administration).

     Alice W. Tsao is Vice-President, Secretary and a Director of the Company. She has an Associates Degree from the Los Angeles Business College, with a major in computer science. Mrs. Tsao has been active in the Company's business with her husband Michael C. Tsao for the past twenty years.

     Dr. Winston Bash has been a member of the Board of Directors since 1993. He currently is the Director of Food Industries Center (College of Agriculture) at The Ohio State University and is also instructor of several departments with most of the classes majoring in Food Process and Technology. He has received his Ph.D., M.S. and B.S., from The Ohio State University. Dr. Bash's past experience includes owning and operating the Rockford Meat Processing Company in Rockford, Ohio. He also was Vice-President and Production Manager of Friday Canning Corporation in New Richmond, Wisconsin and the General Sales Manager of the FMC Corporation, in the Eastern Operation Food Processing Machinery Division, located in Hoopeston, Illinois. Dr. Bash is also the co-inventor on a patent issued in 1972 on Forced Draft Evaporative Cooling for Hydroflex Sterilizers assigned to FMC Corporation. He also holds positions on major committees, societies, and boards of directors. Dr. Bash is also accredited for many publications on food processing procedures.

     Alan L. Hoover became a Director of the Company in September, 1999. Mr. Hoover joined the Company in May, 1999 as Senior Vice President, Sales and Marketing. Prior to joining the Company, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University.

     Bob Binsky has been a member of the Board of Directors since 1995. He was a Director and Executive Vice President of Cable Link Inc. (nka A Novo Broadband Incorporated), a major supplier of new and used cable tv equipment, from 1994 to August 2000. From August, 2000 to September, 2002, Mr. Binsky had been a Director and Manager of New Business Development of A Novo Broadband, Incorporated. Since October 2002, Mr. Binsky has been a business consultant to various companies.

     Kenneth H. Kisner is Treasurer of the Company and is a graduate of Griswold Business College, with a major in Accounting. Mr. Kisner has been with the Company for the past fourteen years and prior to that he was controller for the Columbus Sheraton for approximately five years. Mr. Kisner is in charge of all management support, payrolls, accounts receivable and payable, and maintaining and updating of all Company records.

     The Board of Directors has one committee, the Compensation Committee, which is charged with setting the compensation of the Company's executive officers. The Compensation Committee consists of Bob Binsky, Dr. Winston Nash and Andrew Federico, counsel to the Company. The Company is currently conducting a search for additional Directors. The Company anticipates forming an audit committee after the Board of Directors is increased.

     All Directors are elected at the Annual Meeting of the Shareholder to serve for one year or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

     Outside Directors of the Company are paid $500 for each Board of Director's meeting personally attended. No fees are paid to directors for participation in telephonic meetings of the board or actions taken in writing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 15, 2004, certain information concerning stock ownership of all persons known by the Company to own beneficially five percent (5%) or more of the Company's outstanding Common Shares, and each director or officer and all officers and directors as a group:


Name and Address of                     Number of Common       Percent of
Beneficial Owner                        Shares Owned(1)         Class
-------------------                      ------------            -----

Michael C. Tsao                           1,023,000(2)           28.55%
3004 East 14th Ave.
Columbus, Ohio  43219

Alice W. Tsao                              688,600(2)            19.22%
3004 East 14th Ave.
Columbus, Ohio  43219

Dr. Winston Bash                              12,372              .35%
4093 Roselea Place
Columbus, Ohio 43214

Name and Address of                     Number of Common       Percent of
Beneficial Owner                        Shares Owned(1)         Class
-------------------                      ------------            -----

Bob Binsky                                   299,792             8.37%
20185 E. County Club Dr.
North Miami Beach, Fl 33180

Alan Hoover                                   26,000              .73%
3004 E. 14th Ave.
Columbus, Ohio  43219

Kenneth H. Kisner                            10,250               .29%
3004 E. 14th Ave.
Columbus, Ohio  43219

Barron Partners LP
730 Fifth Ave., 9th Floor                  588,235(3)            16.42%
New York, New York 10019



Officers and Directors as a Group (6        2,060,014            57.50%
Persons)


     (1) Unless otherwise provided, the stated number of shares are owned directly by the person named. Shares shown does not include the following shares subject to options exercisable on December 31, 2003 Mr. Tsao, 12,000 shares; Ms. Tsao, 12,000 shares; Dr. Bash, 52,600 shares; Mr. Binsky, 198,600 shares; Mr. Hoover, 270,666 shares; and Mr. Kisner, 28,000 shares.

     (2)  Michael C. Tsao and Alice W. Tsao are husband and wife.

     (3)  Does not include 294,117 $2.25 Warrants and 294,117 $3.00 Warrants.

                            DESCRIPTION OF SECURITIES

     Common Shares

     The authorized capital of the Company consists of 10,000,000 Common Shares, without par value. As of the date hereof, 3,582,848 Common Shares are outstanding. In addition, 668,234 Common Shares are reserved for issuance upon exercise of the Warrants and Options.

     Each holder of Common Shares is entitled to one vote for each share held on any matter properly submitted to the shareholders for a vote but is not entitled to vote cumulatively in the election of directors. The holders of Common Shares do not have any preemptive, subscription or redemption rights. All Common Shares now outstanding are, and any Common Shares purchased in the offering or issued upon the exercise of Warrants will be, fully paid and non-assessable. The holders of Common Shares are entitled to receive dividends if, as and when declared by the Board of Directors. See "DIVIDEND POLICY".

     Warrants

     The Company has authorized the issuance of 294,117 $2.25 Warrants, each $2.25 Warrant entitling the holder thereof to purchase one fully paid and non-assessable Common Share at an exercise price of $2.25 per share until February 27, 2009. Additionally, the Company has authorized the issuance of 294,117 $3.00 Warrants, each $3.00 Warrant entitling the holder thereof to purchase one fully paid and non-assessable Common Share at an exercise price of $3.00 per share until February 27, 2009. The number of shares to be received upon exercise, and the exercise price, are subject to adjustment in the event of a corporate reorganization, restructuring, share dividend or other corporate action, to maintain the rights of the Warrant holders substantially as if such action had not occurred. The Company has reserved 588,234 Common Shares for issuance upon the exercise of the Warrants.

     The Company has the right to require the exercise of the $2.25 Warrants at any time until February 27, 2005 if the market price of the Company's Common Shares equals or exceeds $3.50 per share for 20 consecutive days. The Company has the right to require the exercise of the $3.00 Warrants at any time until February 27, 2005 if the market price of the Company's Common Shares equals or exceeds $5.50 per share for 20 consecutive days. In both cases, the holder must either exercise or transfer the Warrant within 10 days (and such transferee exercise the Warrant within 30 days) or the Warrant will expire.

     Options

     The Company has authorized the issuance of 80,000 Common Share Purchase Options, each Option entitling the holder thereof to purchase one fully paid and non-assessable Common Share at an exercise price of $1.80 per share until January 24, 2006. The number of shares to be received upon exercise, and the exercise price, are subject to adjustment in the event of a corporate reorganization, restructuring, share dividend or other corporate actions, to maintain the rights of the Option holders substantially as if such action had not occurred. The Company has reserved 80,000 Common Shares for issuance upon the exercise of the Options.

     Certain Statutory Provisions

     Section 1701.831 of the Ohio Revised Code generally provides that certain "control share acquisitions" of shares of an "issuing public corporation" may be made only with the prior authorization of the shareholders of the corporation, unless the articles or code of regulations of the corporation otherwise provide. In addition, Chapter 1704 of the Ohio Revised Code, known as the "merger moratorium" chapter, generally prohibits a wide range of business combinations and transactions between or involving an issuing public corporation that is a reporting company under the Securities Exchange Act of 1934 and a person who, alone or with others, beneficially owns 10% or more of the voting power of the corporation (an "interested shareholder"). A corporation may provide in its Articles of Incorporation that Chapter 1704 shall not apply to the corporation. In addition, if the corporation's board of directors has approved the interested shareholder's acquisition of his shares or has approved the specific business combination or transaction in question, the general prohibitions of Chapter 1704 do not apply.

     The Company's Amended Articles of Incorporation and Code of Regulations do not contain any language excepting the Company from the provisions of Section 1701.831 or Chapter 1704 of the Ohio Revised code, and therefore both are applicable to the Company.

                                LEGAL PROCEEDINGS

     The Company is not currently engaged in any material legal proceedings.

                                  LEGAL MATTERS

     The validity of the Common Shares and Warrants offered hereby will be passed upon for the Company by Carlile Patchen & Murphy LLP, Columbus, Ohio. Andrew J. Federico, of counsel to Carlile Patchen & Murphy LLP, holds options to purchase 52,600 Common Shares of the Company.

                                    BUSINESS

     Kahiki Foods, Inc. (the "Company" or "Kahiki") was incorporated under the laws of the State of Ohio in June 1982 for the primary purpose of acquiring a full-service restaurant in Columbus, Ohio known as the Kahiki Restaurant. The restaurant was founded in 1961 as a theme based Polynesian restaurant. The exterior roof resembled a massive Polynesian war canoe and the interior ceilings reached 60 feet in height. The restaurant's decor included authentic Polynesian artifacts, stone tiki gods and an authentic outrigger canoe. The restaurant was recognized as one of the Top 10, Five Star Diamond restaurants in the Asian-Pacific category. It won the Millennium Award as one of the Top 100 restaurants of the 20th Century and was named the top Polynesian restaurant in America in the 20th Century.

     We began a food processing operation in December of 1988 to manufacture and process frozen and other finished Chinese/Polynesian foods for wholesale distribution. Initially, production facilities consisted of part of the basement and food preparation areas of the Kahiki Restaurant. No automation was used in the production process, meaning all of the products distributed were processed completely by hand. In 1995, we opened an approximately 7,000 square foot automated food processing facility that received FDA approval.

     In the summer of 2000, the Company sold the land that the restaurant was located on, closing the restaurant on August 26, 2000. In September 2000, a medium sized (22,000 square feet) USDA approved food processing facility was opened.

     In December 2002, we acquired an existing approximately 119,000 square foot building on approximately 14.1 acres of land in Gahanna, Ohio a suburb of Columbus. The Company is currently renovating and equipping this facility to meet FDA regulations for the manufacture of food products. Upon completion, the facility will be used to prepare, freeze, package, store and ship our products, and house our administrative offices.

     Foods sold by the Company are oriental foods packaged in bulk and frozen containers. We have a wide variety of offerings which include: Egg Rolls, Appetizers, Fried Rice, Sauces, Stir-fry Meal Kits,

     Single Serve Entrees, and Family Meal Entrees. All of the foregoing products are marketed at the retail and bulk institutional levels.

     In March 2001, Kahiki was named "Best Asian Handheld Foods" by the American Tasting Institute during their "Awards of the Americas" ceremony at Carnegie Hall. Kahiki was awarded their prestigious "Best of Show" and "Gold Medal Taste" awards for several entrees, including egg roll and potsticker frozen food products.

     Our products are produced and distributed to three broad market segments: foodservice, retail and warehouse clubs. Product mix and packaging is directed to each of those segments.

     The Foodservice segment entails the distribution of bulk institutional products to wholesale distributors, academic and governmental institutions and restaurants. Products in this category may also be redistributed by wholesale distributors to their own retail accounts. Our major customers in this segment include Gordon Food Service, Best Express, Abbott Foods/Sysco, Magic Wok, Orlando Foodservice, and U.S. Foodservice. The foodservice segment represented approximately 9.27% of the Company's revenues in fiscal year 2003 and approximately 9.25% of the Company's revenues in the nine months ended December 31, 2003.

     The Retail segment entails the distribution of both bulk institutional products and individually packaged products to grocery store chains for sale to consumers. These products are generally sold in the delicatessen or frozen food sections of the grocery store. We may call directly on the grocery store chain or utilize a food broker. Our major customers in this segment include The Kroger Company, Albertson's, C&S Wholesale, H.E. Butt, Publix, Meijer, Smart & Final, SuperValu, Wakefern and Wal- Mart Supercenters. The retail segment represented approximately 51.28% of the Company's revenues in fiscal year 2003 and approximately 70.73% of the Company's revenues in the nine months ended December 31, 2003.

     The Warehouse Clubs segment entails the distribution of bulk retail products to warehouse clubs for sale to consumers and small businesses. These products are generally in larger servings and are sold in the delicatessen or frozen food sections of the store. We may call directly on the chain or utilize a food broker. Our major customers in this segment included Sam's Club and Costco. The warehouse club segment represented approximately 39.45% of the Company's revenues in fiscal year 2003 and approximately 20.02% of the Company's revenues in the nine months ended December 31, 2003.

Products

     Kahiki segments its products into three main categories. They are as follows:

     o CONVENIENCE MEALS. Includes 11 oz. single serv entrees, 11 oz. "Deli Entrees", 12 oz. "Bowl & Roll Combos", 24oz "Meals for Two" entrees, 32 oz. "Twin Packs" 40 oz "Asian In Minutes" kits, and 48 oz. "Family Meals".
     o HAND-HELD PRODUCTS. Includes egg rolls, potstickers, and other appetizers.
     o FOODSERVICE PRODUCTS. Includes meal components such as fried rice, marinated meats, tempura meats, and Pacific Rim sauces.

          Convenience meals currently account for 56.64% of sales, hand-held products 34.11%, and foodservice products 9.25%.

     The Kahiki retail, deli and warehouse club product lines include:

     o ENTREES: 11 oz. single serve, 11 oz. "Deli Entrees", 12oz. Bowl & Roll combos, 24 oz. "Meals for Two" entrees, 32 oz."Twin Packs" 40 oz. "Asian In Minutes" kits, and 48 oz. "Family Meals"
     o EGG ROLLs: 3 oz. Egg rolls, 1 oz. Minis, and individually wrapped 3 oz. Egg rolls using a suscepter sleeve.
     o    APPETIZERS: Potstickers, Tempura Chicken, and Tiki Bites.
     o    PLATTERS: 28.5 oz. "Aloha Party Platters" and 37.5 oz. "PuPu Platter."

     The Kahiki foodservice product line includes:

     o EGG ROLLS: Bulk packed 3 oz. Egg rolls, 1 oz. Minis and individually wrapped 3 oz. Egg rolls "To-Go!" using a suscepter sleeve.
     o APPETIZERS: Bulk packed potstickers, Tempura Chicken and Tiki Bites plus the "Appetizers To-Go Line"[for vending and C-Stores]
     o    STIR-FRY MEAL KITS: 3-component system that can feed 9-12 people.
     o PACIFIC RIM SAUCES: Eight varities of institutional size stir-fry sauces packed frozen and five shelf stable bottled sauces.
     o MEATS: Bulk packed meat components (cooked, sliced and marinated, or tempura style)
     o RICES: Premium fried rice and steamed white rice.

Key Product Attributes

     o CONVENIENCE. Ease of use through the microwav oven is a significant factor for consumers and institutional foodservice operators. Our product line requires simple preparation and heating steps. Virtually every product is ready-to-serve within 20 minutes, providing quick and easy meal solutions for our customers.

     o AUTHENTIC TASTE AND STRONG FLAVOR PROFILES: We employ recipes and sauces used in the award- winning Kahiki restaurant to enhance the authenticity of our products. This allows us to achieve the best aroma, appearance, and flavor profile for our products.

     o HEALTH: Health conscious consumers generally recognize Pan Asian foods as offering health benefits. Kahiki does not use preservatives such as MSG and we only use the highest quality ingredients.

     o PACKAGING: Our products are enhanced through th use of modern packaging innovations, techniques, and graphics designs. We also utilize packaging that is environmentally responsible. Kahiki products incorporate bold, colorful graphics that command shelf attention.

Pricing

     The Company's pricing strategy focuses on avoiding price competition; this is accomplished in three ways. First, since the products are positioned in the gourmet and specialty food category, the shopper is conditioned not to make direct price comparisons with ordinary Asian foods. Second, by providing shoppers with a superior quality product, not only is the specialty status reinforced but consumers expect to pay a premium price if they are convinced that they are receiving far greater value than is available in the rest of the market. Finally, the Company focuses its efforts on non-price competition, such as packaging and promotional activities, as a means of boosting sales revenue. Even though retail outlets are free to choose their own policies, this non-price competition is essential in encouraging them not to engage in price competition.

     This pricing strategy also provides greater long term flexibility through the growth curve of the Company's products. As changes occur in customer demand, the market supply pricing policies will require revision. There is usually less customer resistance in starting with a premium price and revising it downward than by starting with a low price and attempting to increase it.

Regulations

     Our food processing facilities are subject to various federal, state and local regulations and inspection, and to extensive regulations and inspections, regarding sanitation, quality, packaging and labeling. In order to distribute and sell its products outside the State of Ohio, the Company's food processing facilities must meet the standards promulgated by the U.S. Department of Agriculture.

Competition

     The Company operates in a competitive environment and many of its competitors have greater financial, distribution and marketing resources than the Company. The oriental frozen food business is currently dominated by a select number of competitors of considerable size and financial resources, including Tyson Foods, Nestle, ConAgra Chung's, Schwan's Pillsbury, Hormel, Windsor Foods, and Kikkoman. All of these competitors have strong brand name recognition in the markets they serve. The Company believes that its quality products, pricing and niche marketing strategies will permit it to maintain a strong competitive position in its market.

Suppliers

     Perishable food items, including meat, sea food, dairy and produce, are purchased locally or regionally by the Company. We have not experienced any material shortages of food or other products necessary to our operations and do not anticipate such shortages in the foreseeable future. We are not dependent upon any particular supplier or suppliers as a source for ingredients used in our products or for other items used in our operations.

Employees

     As of December 31, 2003, the Company had approximately 108 full-time employees. Of these, 96 were involved in food processing operations and 12 in management and administrative capacities. The Company considers its employee relations to be good, and to date the Company has not experienced a work stoppage due to a labor dispute. None of the Company's employees is represented by a labor union.

Trademarks

     The Company currently has four active registered trademarks including its logo KAHIKI in three different classifications and the phrase "ASIAN IN MINUTES" with respect to prepared foods. The Company also has a pending active registrations for "BOWL & ROLL" and "IT'S ASIAN TONIGHT" both of which the Company expects to have finalized in the very near future.

Research and Development

     The Company maintains a continuing research and development program to improve existing products and to develop new products. At the present time, 2 employees of the Company are directly involved in research and development. During fiscal years 2001, 2002 and 2003, the Company estimates that it spent $73,673, $100,666, and $81,652 respectively, on research and development activities.

                                    PROPERTY

     We currently lease an approximately 22,000 square foot facility at 3004 East 14th Avenue, Columbus, Ohio. The structure currently meets FDA regulations for the manufacture of food products. The building houses equipment for preparing, freezing, packaging and storing the Company's products, and the Company's administrative offices. Upon moving to the Gahanna, Ohio facility, described below, we will attempt to sub-lease the Columbus, Ohio facility. There can be no assurance that the Company will be successful in attracting a tenant for the remaining term of its lease.

     In December 2002, we acquired an existing approximately 119,000 square foot building on approximately 14.1 acres of land in Gahanna, Ohio. The Company is currently renovating and equipping this facility to meet FDA regulations for the manufacture of food products. The State of Ohio holds a first mortgage and security interest in the land and equipment of the facility.

     Upon completion, the facility will be used to prepare, freeze, package, store and ship the Company's products, and house the Company's administrative offices. The Company expects to commence operations in the new facility in June, 2004. Upon completion, the facility is expected to meet the Company's needs for the foreseeable future.

     Management of the Company believes that the Company's properties are adequately covered by insurance.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

     Kahiki was founded in 1961 as a theme based Polynesian restaurant. It was recognized as one of the top restaurants in Asian-Pacific category. In 1995, the Company built a small (7,000 sq ft) USDA approved food-manufacturing facility on the restaurant site and began to market frozen Polynesian/Asian foods for wholesale distribution under the Kahiki(R) brand for retail and foodservice markets.

     In 2000, the Kahiki was named "The Coolest Bar in the World" by Food & Wine Magazine and "The Best Polynesian Restaurant in the World" by Restaurant & Hospitality Rating Bureau. In June 2000, the Company sold the land that the restaurant was located on to Walgreen's, and the Company closed the restaurant on August 26, 2000. In September 2000, the Company concentrated on manufacturing of frozen foods and a medium sized (22,000 square foot) USDA approved facility was opened.

     For the year ended March 31, 2001, the Company's highlights were disposing of assets like equipment, land, and building where the restaurant and plant were located, ceased its restaurant operation, declared stock dividends of 3 for 1 to all shareholders, opened a new processing plant, established a new corporate office, assembled a strong sales team, invested over $1,479,728 into leasehold improvements, processing equipment, and research and development.

     In December 2002, the Company arranged a state economic development bond with the State of Ohio for 4.18 million dollars. The proceeds were used to purchase a large production facility in the form of a 117,000 square foot food processing plant for 2.25 million dollars. The balance of the bond was used for leasehold improvements and equipment which sum had to be supplemented by additional funds from the Company in order to continue the project to completion. The Company has, or will have spent an additional $1.5 million on leasehold and expenses and expects to be open for operation in June of this year. The Company believes that this facility will enable the Company to grow to a volume of 100 million dollars in sales without having to expand the facility. If necessary, the property has an additional 17 acres for possible sale or expansion. The lease on the Company's present 22,000 square foot facility will terminate in December of 2004. The Company expects it will run somewhat parallel in operations until it is confident that all systems in the new facility are operating properly.

     In May of 2003, the Company delivered a two-for-one split for all shareholders.

     In March of 2004, the Company arranged the sale of 588,235 ($1,000,000) of its Common Shares to Barron Partners LP of New York and 14,705 ($25,000) to Bill Velmer of Salt Lake City, Utah at $1.70 per share.

     The transaction also included 294,117 Warrants at exercise prices from $2.25 to $2.75 depending on Kahiki EBITDA from January 1, 2004 to September 30, 2004 and for 294,117 Warrants at exercise prices from $3.25 to $3.75 depending on the Company's EBITDA from January 1, 2004 to December 31, 2004. In certain circumstances, the Warrants could be exchanged at $.25 if the Company's EBITDA falls below certain criteria. The expenses associated with this offering included $70,000 to Laconia Capital and 30,000 Warrants to Laconia Capital. The Company is required to keep the Shares Warrants registered for a period of two years. Under certain conditions, the Company may require Barron Partners to exercise the Warrants or lose them.

     In March of 2004, the Company sold a small warehouse it owned for $110,000 and realized a gain of $75,271 on the sale.

     Currently, the Company has three marketing segments throughout the country; retail, foodservices, and warehouse clubs. Key customers in retail supermarket segments are:Wal-Mart Supercenters, The Kroger Co., Albertson's , C & S Wholesale, H.E. Butt, Publix, Meijer, Smart & Final, SuperValu, and Wakefern; in foodservice segments are: Gordon Food Service, Best Express, Abbott Foods/Sysco, Magic Wok, Orlando Food Service, and U.S. Food Service, in warehouse clubs segments are: Sam's Club and Costco.

     The Company's current activities include:

     o Product research and development o Development of markets and distribution o Market search of strategic alliances o Negotiating with its Bank for a larger working capital facility. o Development of corporate infrastructur o Production of high quality Asian products under USDA guidelines

                 DISCUSSION OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

     Revenues are recognized when the goods are delivered.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash

     For purposes of the statements of cash flows, cash includes cash on hand and demand deposits held by banks.

     The Company maintains its cash in three accounts with one financial institution. The carrying value is a reasonable estimate of the fair value.

Marketable Trading Securities

     Management determines the appropriate classification of marketable securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The Company's marketable securities are classified as trading. Trading securities are held for resale in anticipation of short-term fluctuations in market prices and are held at market value. Realized and unrealized gains and losses on the marketable securities are included in income.

     Marketable securities, consist an equity mutual fund with a cost basis of $529,236 as of December 31, 2003. The unrealized loss as of December 31, 2003 was $14,773.

Accounts Receivable - Trade

     Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 15 days of the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances 60 days past the invoice date are considered delinquent. Payments received for accounts receivable are allocated to the specific invoices identified on the customer remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company does not charge interest on past due account balances.

     The carrying amount of accounts receivable is reduced when necessary, by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all customer account balances on a weekly basis, and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. After management's review of all accounts receivable balances, management believes all amounts are collectible and a valuation allowance is not necessary.

Inventories

     Inventories consist of perishable food products and paper supplies. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis.

     If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts.

Property and Equipment

     Property and equipment is carried at cost, less accumulated depreciation computed using the straight-line method. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives of 5 to 39 years.

Earnings Per Share

     Earnings per share are computed on the weighted average number of common shares outstanding including any dilutive options.

Long-Term Debt

     Long-term debt is subject to certain covenants and restrictions including maintenance of certain financial requirements. Rates currently available from the bank for debt with similar terms and remaining maturities are used to estimate the fair value of the debt. The Company's carrying value approximates the fair value of the debt.

Stock Options

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan for employees, consultants and the outside directors. The vesting period of the options granted range from immediately exercisable to four years. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan since the exercise price of the options was equal to the market value of the shares at the date of grant.

Lease Commitments

     The Company leases a facility used for its wholesaling operations under an agreement that is accounted for as an operating lease. This lease requires monthly payments of $6,400 through January 2005. The Company has the option to renew for two additional three-year terms.

     The Company also leases manufacturing equipment under operating lease agreements. These leases expire at various dates through 2008 and require total monthly payments of $18,621.

                              RESULTS OF OPERATIONS

                       NINE MONTHS ENDED DECEMBER 31, 2003

     The following table contains certain amounts, expressed as a percentage of net revenues, reflected in our statements of income for the nine months ended December 31, 2003 and 2002:

                                                                    (in %)
                                                               2003      2002
                                                             --------  -------
        Revenues                                                  100      100
        Cost of revenues                                           71       73
                                                             --------  -------
        Gross profit                                               29       27
        Operating Espenses                                         23       25
                                                             --------  -------
        Income from operations                                      6        2
        Interest expense                                           (1)      (1)
        Interest nd dividend income                                 1        1
                                                             --------  -------
        Income from continuingoperations before
           income tax                                               6        2
        Income tax                                                  2        1
                                                             --------  -------
        Net income                                                  4        1
                                                             ========  =======

 Revenues

     Revenues for the 9 months ended December 31, 2003 were $8,788,864 compared to 6,951,397 revenues for the comparable 9 months of 2002. The increase is primarily due to food manufacturing sales efforts with the increase of new accounts, both retail and club stores, and due to the introduction of new items.

 Cost of Goods

     The gross margin on sales of products was $2,550,678 for the 9 months ended December 31, 2003 were compared to $1,887,596 for comparable 9 months ending December 31, 2002. Gross margins vary widely depending on factors such as the product commodity prices and labor costs for the item produced. The mass production of product line to club markets resulted in high efficiency, the higher volume of business also resulted in greater efficiencies, consequently a higher margin was achieved in 2004. The Company expects that the gross margins of the last 9 months reflect fairly its present volume and could improve as revenues continue to grow.

Operating Expenses

     Operating expenses for the 9 months ending December 31, 2003 were $2,078,561 compared to 1,765,605 for the comparable period in 2002. which is an increase of $ 312,956 or 17.7%. Most of the increase was attributable to increase in volume.

Research and Development

     Expenditures of $20,283 for the 9 months ended December 31, 2003 compared to 73,713 for the 9 months ended December 31, 2002, a decrease of 62%.

Liquidity and Capital Resource

     The Company has spent $928,242 in leasehold improvements and equipment and anticipates an additional $900,000 to complete the new plant for occupancy. The Company has raised approximately $1,000,000 in equity in March of 2004 and is in the process of negotiating a higher working capital line with its bank over and above the $1,100,000 it has available presently.

     The Company's receivables as of December 31, 2003 were $1,290,817 compared to $573,422 for the same period ended December 31, 2002. The Company's payables for December 31, 2003 were $1,440,843 compared to $561,617 for the same period ended December 31, 2002. The increases were the result of a drastic increase in sales in the marketing of its products.

Net Income

     The Company's net income for the 9 months ending December 31, 2003 was $323,225, as compared to $78,309 profit for the same period ending December 31, 2002, an increase of $244,916 or 313% and $0.08 per share.

Conclusions

     Management believes that the nine months ended December 31, 2003 shows the Company's trend is up and the company expects this to continue with its recent introduction of its new items; and the improved results from its expanded marketing team.

                            YEAR ENDED MARCH 31, 2003

     The following table contains certain amounts, expressed as a percentage of net revenues, reflected in our statements of income for the years ended March 31, 2003 and 2002:

                                                                (in %)
                                                 2003            2002
                                            -------------    ------------
Revenues...................................           100            100
Cost of revenues...........................            72              68
                                            -------------    ------------

Gross profit...............................            28              32

Operating expenses ........................            29              30
                                            -------------    ------------

Income (loss) from operations..............            (1)              2
Interest expense...........................            (1)             (1)
Other Income...............................             0               0
                                            -------------    ------------

Income (loss) before income tax............            (2)              1
Income tax.................................             1               0
                                            -------------    ------------

Net income (loss)                                      (1)              1
                                            =============    ============

Revenues

     Revenues for the year ended March 31, 2003 were $9,204,684, a 2% decrease from the previous year when revenues totaled $9,374,914. The Company stopped selling to one of its major club stores, but generated enough new business among many smaller accounts to keep its sales almost level.

Cost of Goods

     The gross margin on sales of products was 28% for the year ended March 31, 2003 compared to 32% for the same period ended in 2002. Gross margins on the Company's various products vary widely and is affected by both commodity prices and labor supply for the period. The Company expects gross margin will improve as revenues grow.

Operating Expenses

     Operating expenses for the year ending March 31, 2003 were $2,679,362 compared to $2,834,939 for the same period ended March 31, 2002 and decreased by 5%.

Research and Development

     Expenditures for research and development of $82,000 for the year ended March 31, 2003 were down 19% compared to 101,000 for the same period ended March 31, 2002. The decrease was due to increased set offs in the department.

Liquidity and Capital Resource

     The Company has a line of credit from various banks totaling $1,200,000 compared to $1,200,000 for the same period in 2002. As of March 31, 2003 $1,037,396 was used. The Company's receivables for period ending March 31, 20032 were $607,248 compared to $957,030 for the year ending March 31, 2002. The Company's payables were $785,198 for year ending March 31, 2003 compared to $763,376 for the comparable period in 2002.

Net Income

         The Company's net loss for the year ended March 31, 2003 was $(85,923) compared to net income of $77,541 for the same period ending December 31, 2002.

Conclusions

         The Company believes that the year was relatively normal and used this period to enhance the variety of its products.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 24, 2004, the Board of Directors authorized the issuance of options to purchase 80,000 Common Shares at an exercise price of $1.80 per share (the then-current market price) to Bob Binsky (a Director) for consulting services rendered to the Company. Each option is exercisable through January 23, 2006.

     On April 18, 2003, the Board of Directors authorized the issuance of options to purchase 3000 Common Shares each at an exercise price of $1.30 per share (the then-current market price) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (counsel to the Company). Each option is exercisable through April 18, 2008.

     On April 18, 2003, the Board of Directors declared a share dividend of one share for every share outstanding to shareholders of record as of May 1, 2003.

     On August 12, 2002, the Board of Directors authorized the issuance of options to purchase 3000 Common Shares each at an exercise price of $1.25 per share (the then-current market price) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (counsel to the Company). Each option is exercisable through August 12, 2007.

     The options were all issued at market price, and no compensation was recorded.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS MARKET FOR COMMON
                     EQUITY AND RELATED STOCKHOLDERS MATTERS

     The Company's Common Shares are currently traded on the OTC Bulletin Board. The range of high and low bids for the Company's Common Shares for each quarter of the last two fiscal years is as follows:

                                    Bid(1)(2)
Quarter Ending                    High      Low
--------------                    ----      ---
December 31,2003                  $1.01     $0.40
September 30, 2003                $0.60     $0.40
June 30, 2003                     $1.00     $0.50
March 31, 2003                    $0.65     $0.63
December 31, 2002                 $0.68     $0.63
September 30, 2002                $0.83     $0.63
June 30, 2002                     $1.25     $0.80
March 31, 2002                    $1.25     $0.63
December 31, 2001                 $1.07     $0.63
September 30, 2001                $1.00     $0.57
June 30, 2001                     $0.56     $0.50
March 31, 2001                    $1.50     $0.50

     (1) As adjusted for a share dividend issued on May 1, 2003. (2) Source, Reuters.data

     The high and low bids listed above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     At March 18, 2004, there were approximately 170 holders of record of the Company's Common Shares. No cash dividends have been declared or paid on the Company's Common Shares during the last two fiscal years.

                             EXECUTIVE COMPENSATION

     The following table sets forth the amount accrued by the Company during Fiscal Years 2001, 2002 and 2003 for services rendered to the Company by the officers of the Company:


         Name and                                                                      Awards
         Position             Year    Salary             Bonus        Other       Stock Options(1)   Total
         --------             ----    ------             -----        -----       -------------      -----
Michael C. Tsao             2003      $135,000          $0          $0          0         0            $135,000
Chairman, President         2002      $136,792          $5,000      $0          0         0            $141,792
and CEO                     2001      $118,245          $50,000     $1,725      0         0            $169,970


Alice W. Tsao               2003      $55,000           $0          $0          0         0            $55,000
Vice President and          2002      $49,537           $3,000      $0          0         0            $52,537
Secretary                   2001      $47,557           $15,000     $1,376      0         0            $63,933


Alan Hoover                 2003      $135,000          $5,000     $0           0         1,000        $140,000
Senior Vice President       2002      $140,144          $5,000     $0           0         0            $145,144
                            2001      $122,884          $25,000    $7,990       0         0            $155,874


Kenneth H. Kisner           2003      $51,000           $3,000     $1,000       0         1,000        $54,000
Treasurer                   2002      $48,577           $3,000     $0           0         0            $51,577
                            2001      $47,192           $5,000     $1,481       0         0            $53,673


     (1) Number of shares issuable upon exercise of options granted during the fiscal year, adjusted for share dividends.

Financial Statements.




                            Child, Sullivan & Company
                          Certified Public Accountants
                           4764 South 900 East, Suite1
                         Salt Lake City, Utah 84117-4977
                                 (801) 281-4700



                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT


To the Board of Directors
Kahiki Foods, Inc.
Columbus, Ohio

We have reviewed the accompanying balance sheet of Kahiki Foods, Inc. as of December 31, 2003, and the related statements of income and cash flows for the nine months ended December 31, 2003 and 2002, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management Kahiki Foods, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Child, Sullivan & Company
Certified Public Accountants
March 12, 2004

                               KAHIKI FOODS, INC.
                                  BALANCE SHEET
                                   (Unaudited)
                                December 31, 2003

ASSETS
CURRENT ASSETS
   Cash                                                                                 $          138,903
   Marketable trading securities (Note 2)                                                          544,009
   Accounts receivable - trade (Note 2)                                                          1,290,817
   Inventories (Note 2)                                                                          1,258,000
   Prepaid expenses                                                                                 29,544
   Deferred income taxes (Note 6)                                                                   25,000
                                                                                        ------------------
                                                                Total Current Assets             3,286,273
                                                                                        ------------------

PROPERTY AND EQUIPMENT
   Land                                                                                            119,685
   Building and improvements                                                                     2,546,062
   Machinery and equipment                                                                       2,216,562
   Furniture and fixtures                                                                           45,605
   Vehicles                                                                                        170,069
   Construction in progress - new facility                                                       3,183,241
                                                                                        ------------------
                                                                                                 8,281,224
   Accumulated depreciation                                                                     (1,379,497)
                                                                                        ------------------
                                                          Net Property and Equipment             6,901,727
                                                                                        ------------------

OTHER ASSETS
   Restricted cash                                                                                 446,183
   Deferred bond fees                                                                              150,496
   Deposits                                                                                         21,490
                                                                                        ------------------
                                                                  Total Other Assets               618,169
                                                                                        ------------------

                                                                        TOTAL ASSETS    $       10,806,169
                                                                                        ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Current portion of long-term debt (Note 5)                                           $          388,763
   Current portion of the bond obligation (Note 5)                                                 140,000
   Note payable - stockholder (Note 5)                                                             150,000
   Lines of credit (Note 4)                                                                      1,016,000
   Accounts payable - trade                                                                      1,440,843
   Accrued expenses                                                                                166,434
   Accrued income taxes (Note 6)                                                                   111,000
                                                                                        ------------------
                                                           Total Current Liabilities             3,413,040

Deferred income taxes                                                                               19,000
Bond obligation (Note 5)                                                                         4,037,546
Long-term debt (Note 5)                                                                          1,232,569
                                                                                        ------------------
                                                                   Total Liabilities             8,702,155
                                                                                        ------------------

STOCKHOLDERS' EQUITY
   Common stock, no par value, 10,000,000 shares
     authorized; 2,964,888 shares issued and outstanding                                         1,393,868
   Additional paid-in capital                                                                      485,565
   Retained earnings                                                                               224,581
                                                                                        ------------------
                                                                                                 2,104,014

                                          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $       10,806,169
                                                                                        ==================

See Accountants' Review Report and Notes to Financial Statements.

                               KAHIKI FOODS, INC.
                              STATEMENTS OF INCOME
                                   (Unaudited)
              For the Nine Months Ended December 31, 2003 and 2002



                                                                                   2003                2002
                                                                             ----------------    ---------------
Sales                                                                        $      8,788,864    $     6,951,397
Cost of sales:
   Costs of sales                                                                   6,238,186          5,063,801
                                                                             ----------------    ---------------

Gross margin                                                                        2,550,678          1,887,596

Operating expenses:
   Research and development                                                            20,283             73,713
   General and administrative expenses                                              2,058,278          1,691,892
                                                                             ----------------    ---------------

                                                   Income From Operations             472,117            121,991

Other Income (Expenses):
   Interest expense                                                                  (102,331)           (85,460)
   Interest and dividend income                                                       120,439             81,778
                                                                             ----------------    ---------------

Income before income taxes                                                            490,225            118,309
   Income tax expense                                                                 167,000             40,000
                                                                             ----------------    ---------------

                                                               Net Income    $        323,225    $        78,309
                                                                             ================    ===============

Basic earnings per share:
   Net income per share                                                      $           0.11    $          0.03
                                                                             ================    ===============

Diluted earnings per share:
   Net income per share                                                      $           0.10    $          0.02
                                                                             ================    ===============

Weighted average shares outstanding
   Basic                                                                            2,964,888          2,964,888
                                                                             ================    ===============

   Diluted                                                                          3,165,273          3,166,179
                                                                             ================    ===============


See Accountants' Review Report and Notes to Financial Statements.

                               KAHIKI FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
              For the Nine Months Ended December 31, 2003 and 2002



                                                                                   2003                2002
                                                                             ----------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                $        323,225    $        78,309

   Adjustments to reconcile net (loss) income to net cash provided by operating activities:
       Depreciation and amortization                                                  227,247            235,500
       Unrealized (gain) loss on marketable securities                                (15,086)            26,996
       (Increase) decrease in operating assets:
         Accounts receivable - trade                                                 (683,569)           383,608
         Inventories                                                                 (435,245)           (42,242)
         Refundable income taxes                                                       56,000                  0
         Prepaid expenses                                                             (14,948)           (13,012)
       Increase (decrease) in operating liabilities:
         Accounts payable - trade                                                     655,645           (201,759)
         Accrued expenses                                                              52,930            (61,785)
         Income taxes payable                                                         111,000            (36,612)
                                                                             ----------------    ---------------

                                Net Cash Provided by Operating Activities             277,199            369,003
                                                                             ----------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                                              (57,970)          (454,961)
   Purchase of new facility improvements                                           (2,515,041)          (634,317)
   Net sales of marketable securities                                                 516,298                  0
                                                                             ----------------    ---------------

                                    Net Cash Used in Investing Activities          (2,056,713)        (1,089,278)
                                                                             ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (payments) draws on lines of credit                                            (21,397)           449,349
   Proceeds from long-term debt                                                       433,236            640,706
   Proceeds from stockholder note                                                     150,000                  0
   Proceeds from issuance of bond obligation                                        1,850,282                  0
   Payments on long-term debt                                                        (259,693)          (373,139)
   Cash restricted for bond redemption                                               (416,183)                 0
   Payment of bond fees                                                                  (500)                 0
                                                                             ----------------    ---------------

                                Net Cash Provided by Financing Activities           1,735,745            716,916
                                                                             ----------------    ---------------

Net increase (decrease) in cash                                                       (43,769)            (3,359)

Cash - beginning of period                                                            182,672             98,853
                                                                             ----------------    ---------------

Cash - end of period                                                         $        138,903    $        95,494
                                                                             ================    ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW

Cash paid during the year for:
   Interest                                                                  $        102,331    $        85,460
   Income taxes                                                                           146              2,048


See Accountants' Review Report and Notes to Financial Statements.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2003



NOTE 1        Nature and Scope of Business

     Kahiki Foods, Inc. was formed in 1988 to manufacture and process frozen and other finished Chinese and Polynesian foods for wholesale distribution.

NOTE 2        Summary of Significant Accounting Policies

     In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

     Revenue Recognition
     Revenues are recognized when the goods are delivered.

     Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

     Cash
     For purposes of the statements of cash flows, cash includes cash on hand and demand deposits held by banks.

     The Company maintains its cash in three accounts with one financial institution. The carrying value is a reasonable estimate of the fair value.

     Marketable Trading Securities
     Management determines the appropriate classification of marketable securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The Company's marketable securities are classified as trading. Trading securities are held for resale in anticipation of short-term fluctuations in market prices and are held at market value. Realized and unrealized gains and losses on the marketable securities are included in income.

     Marketable securities, consist an equity mutual fund with a cost basis of $529,236 as of December 31, 2003. The unrealized loss as of December 31, 2003 was $14,773.

     Accounts Receivable - Trade
     Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 15 days of the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances 60 days past the invoice date are considered delinquent. Payments received for accounts receivable are allocated to the specific invoices identified on the customer remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company does not charge interest on past due account balances.

     The carrying amount of accounts receivable is reduced when necessary, by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all customer account balances on a weekly basis, and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. After management's review of all accounts receivable balances, management believes all amounts are collectible and a valuation allowance is not necessary.

     Inventories
     Inventories consist of perishable food products and paper supplies. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis.

     If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts.

                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 2        Summary of Significant Accounting Policies (continued)

     Inventories (continued)
     Inventories consisted of the following at December 31:

                                      2003
                                 --------------
Raw food products                $      136,493
Finished goods                          643,618
Supplies                                477,889
                                 --------------

                                   $ 1,258,000
                                 ==============


     Property and Equipment
     Property and equipment is carried at cost, less accumulated depreciation computed using the straight-line method. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives as follows:

              Building and improvements                   5 - 39 years
              Machinery and equipment                     5 - 9 years
              Furniture and fixtures                      5 - 7 years
              Vehicles                                    5 years

     During 2003, the Company capitalized interest related to the acquisition and renovation of the new facility totaling approximately $246,000. The capitalized interest is included in construction in progress on the balance sheet.

     Deferred Bond Costs
     Included in other assets are deferred bond costs of $149,996, which have no residual value. The deferred bond costs will be amortized on a straight-line basis over 22 years, the life of the bond obligation.

     Advertising Expense
     Advertising costs are expensed as incurred. Advertising expense amounted to $444,228 for the nine months ended December 31, 2003.

     Research and Development
     The Company expenses research and development costs as incurred. Research and development expenses were approximately 21,000 as of December 31, 2003.

                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 3        Earnings Per Share (EPS)

                                                          December 31, 2003                       December 31, 2002
                                              -----------------------------------------   -----------------------------------------
                                                Income        Shares       Per Share        Income          Shares        Per Share
                                             (Numerator)   (Denominator)    Amount        (Numerator)    (Denominator)      Amount
                                             -----------   -------------   ---------      -----------    -------------    ---------
Basic EPS
        Income from continuing operations
          available to common stockholders   $   323,225       2,964,888   $    0.11      $   78,309         2,964,888    $    0.03

        Effect of dilutive options                     -         200,385       (0.01)               -          201,291        (0.01)
                                             -----------   -------------   ---------      -----------    -------------    ---------
Diluted EPS
        (Loss) income from continuing operations available to common
           stock                             $   323,225       3,165,273   $    0.10      $    78,309        3,166,179    $    0.02
                                             ===========   =============   =========      ===========    =============    =========

         Earnings per share are computed on the weighted average number of common shares outstanding including any dilutive options.

NOTE 4            Lines of Credit
         The Company has available a $100,000 line of credit with a bank. The line of credit is due on demand and is secured by receivables, inventories and property and equipment. Interest is payable monthly at the prime rate plus 1 1/2%. The balance due on the line of credit was $16,000 at December 31, 2003.

         The Company has available a line of credit with another bank for $1,100,000. The credit line is due on demand and is secured by all assets of the Company. Principal payments of $1,980 plus interest are payable monthly at the prime rate. The balance due on the line of credit was $1,000,000 at December 31, 2003.

                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 5            Long-Term Debt
         Long-term debt consisted of the following at December 31, 2003:

Shareholder Note
Note payable to a shareholder, due in February 2005, with interest
only payments at prime plus 2%.                                                 $  150,000

Mortgage Note
Term note due to an investment company, payable in monthly installments of
$4,853 including interest at 8.0%, due October 2007. The note is unsecured.        198,807


Equipment Notes
Term note to a bank payable in monthly installments of $6,102, including
interest at 6.24%, secured by equipment and due December 2007.                     258,593

Term notes due to a bank, payable in monthly installments of $9,343 including interest at rates ranging from 7.0% to 10.5%. These notes are secured by all
assets of the Company and due through various dates through September 2005.        170,287

Term note due to a bank, with monthly interest payments at prime plus 1.00%
until June 2002. Monthly payments of $4,606 including interest at 7.63%, secured
by equipment and due June 2007.                                                    169,316

Term note due to a financing company, payable in monthly
installments of $2,682, including interest at 5.25%, due in October 2013.          246,816

Term note due to a financing company, payable in monthly installments of $1,982 including interest at 3.0%, due in October
2009.  The note is secured by equipment.                                           125,469

Term note due to a bank, payable in monthly installments of $854, including interest at 7.05%, secured by equipment and due in
November 2006.                                                                      27,557

Term note due to a financing company, payable in monthly installments of $549, including interest at 0%, secured by equipment
and due in June 2008.                                                               29,672

Term note due to Community Capital Development Corporation, payable in monthly installments of $2,711 including interest at 5.0%, due January 2007. The note is
secured by all business assets.                                                     92,430


Term note due to the City of Columbus, payable in monthly installments of $1,393
including interest at 7.0%, secured by equipment and due January 2011.              92,316


Term note due to Community Capital Development Corporation, payable in monthly installments of $2,161, including interest at
2.83%, due in June 2008.                                                           108,813

Term notes due to a bank, payable in monthly installments of $1,305 including interest at rates ranging from 9.3% to 10.52%, secured by vehicles. These notes
are due at various dates through March 2004.                                         2,722

Capital Lease
Capital lease due to the City of Gahanna, payable in monthly installments of
$1,698 including interest at 4.30%, secured by land
and due June 2009.                                                                  98,534


                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 5            Long-Term Debt (continued)

Bond Obligation
Bond obligation payable to the State of Ohio with interest only payments at 4.55% due through November 2003. Principal and interest payments ranging from $19,519 to $31,239 from December 2003 through December 2022 with interest ranging from 4.55% to 5.85%, secured by substantially all assets of the Company. The obligation is personally guaranteed
by the President of the Company.                                                $4,177,546
                                                                                ----------
                                                                                 5,948,878
Less:  current portion                                                             678,763
                                                                                ----------

                                                                                $5,270,115
                                                                                ==========

         Long-term debt for the years ended December 31 matures as follows:

                           2004        $    678,763
                           2005             656,383
                           2006             463,434
                           2007             453,508
                           2008             228,916
                              Thereafter 3,467,874
                                        -------------
                                       $    5,948,878
                                       ==============

     The bond obligation's face amount is $4,180,000. As of December 31, 2003, the Company had only drawn $4,177,546. The remaining funds will be drawn to fund the renovations and equipment purchases for the Company's new facility.

     The above long-term debt is subject to certain covenants and restrictions including maintenance of certain financial requirements. Rates currently available from the bank for debt with similar terms and remaining maturities are used to estimate the fair value of the debt. The Company's carrying value approximates the fair value of the debt.

NOTE 6                     Income Taxes
     The provision (benefit) for income taxes consists of the following:

                                                                              2003                  2002
                                                                        ----------------      ---------------
Current (benefit) expense:
     Federal                                                            $        153,000      $        (1,000)
     State                                                                        30,000                4,000
     Deferred (benefit) expense                                                  (16,000)              37,000
                                                                        ----------------      ---------------

                                                                        $        167,000      $        40,000
                                                                        ================      ===============

     The components of the net deferred tax asset is as follows:

                                                                              2003                  2002
                                                                        ----------------      ---------------
Assets:
         Inventories                                                    $          3,000      $        23,000
         Accrued vacation                                                         20,000               17,000
         Unrealized loss on marketable securities                                  3,000               48,000
         Capital loss carry forward                                               57,000                    -
         Other                                                                    20,000                8,000
                                                                        ----------------      ---------------
Gross deferred tax assets                                                        103,000               96,000
                                                                        ----------------      ---------------

Liabilities:
     Depreciation on property and equipment                                       97,000              106,000
                                                                        ----------------      ---------------

Total net deferred tax asset (liability)                                $          6,000      $       (10,000)
                                                                        ================      ===============

A reconciliation of the Company's effective tax (benefit) provision is as follows:

                                                                              2003                  2002
                                                                        ----------------      ---------------
Income tax at statutory rates                                           $        166,000      $        40,000
State and local taxes, net of federal benefit                                     19,000                5,000
Permanent differences                                                            (14,000)              (6,000)
Surtax and other rate differences                                                 (4,000)               1,000
                                                                        ----------------      ---------------

Total provision                                                         $        167,000      $        40,000
                                                                        ================      ===============

                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 7 Stockholders' Equity and Stock Options The Company adopted the 1995 Stock Option Plan effective May 1, 1995. The 1995 Plan authorizes the Company to grant options to purchase shares of common stock to directors, employees and consultants of the Company. The maximum number of common shares that may be issued under the 1995 Plan is 600,000. The Company also has outstanding 270,666 options for common shares under a contractual agreement with an employee. These shares are considered to be outside of the plan, but have been included in the disclosures for employee options.

     As of December 31, 2003, three outside consultants held options to purchase 72,600 shares of common stock, with exercise prices ranging from $.22 to $.65. The options were issued at their fair market value, and as such, no compensation expense has been granted. At December 31, 2003, only 406,966 options, were vested and the remaining options vest at various times over the next four years. These options expire at various dates through 2008.

     The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan for employees, consultants and the outside directors. The vesting period of the options granted range from immediately exercisable to four years. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan since the exercise price of the options was equal to the market value of the shares at the date of grant. Had compensation costs for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the methodology of Financial Accounting Standards Board Statement No. 123, Accounting For Stock - Based Compensation, the Company's net income and net income per share would change as indicated below.

                                                                              2003                  2002
                                                                        ----------------      ---------------
Net income:
     As reported                                                        $        323,225      $        78,309
     Total stock-based employee compensation
         expense determined under fair value based
         method for all awards, net of related tax effects                       (18,634)             (24,181)
                                                                        ----------------      ---------------
Pro forma                                                               $        304,591      $        54,128
                                                                        ================      ===============

Basic earnings per share:
     As reported                                                        $           0.11      $          0.03
     Pro forma                                                          $           0.10      $          0.02

Diluted earnings per share:
     As reported                                                        $           0.10      $          0.03
     Pro forma                                                          $           0.10      $          0.02

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option- pricing model with the following weighted-average assumptions.

                                          2003                     2002
                                      ----------------      ---------------
Dividend yield                               0%                       0%
Expected volatility                      218.0%                   200.1%
Risk-free interest rates               1.88% and 2.63%      3.00% and 3.25%
Expected lives                             5 Years              5 Years

     A summary of the status of the Company's employee stock option plan as of December 31, 2003 and 2002 and changes for the nine months then ended are presented below:

                            2003                       2002
                 -------------------------    -----------------------
                                  Weighted                   Weighted
                                  Average                    Average
                                  Exercise                   Exercised
                    Shares          Price        Shares        Price
April 1               606,466     $   0.34       534,468     $    0.40
Granted                55,333     $   0.56       172,000     $    0.59
Exercised                   0     $   0.00      (102,000)    $    1.08
                 ------------                 ---------
December 31           661,799     $   0.36       604,466     $    0.34
                 ============                 =========

                                                     2003     2002
                                                  --------  -------
Options exercisable at year-end                   406,966   248,516
                                                  =======   =======

Weighted-average fair value of options
  granted during the year                         $  0.62   $  0.62
                                                  =======   =======

                               KAHIKI FOODS, INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)
                                December 31, 2003


NOTE 7            Stockholders' Equity and Stock Options (continued)


                                           Weighted
                     Number                Average                 Weighted         Number             Weighted
Range of             Outstanding           Remaining               Average          Outstanding        Average
Exercise             December 31,          Contractual Life        Exercise         March 31,          Exercise
     Prices               2003                 (In Years)              Price             2002              Price
--------------       --------------        ------------------      -------------    --------------     ---------
$0.17 - $0.85        661,799               4.9                     $0.36            604,466            $0.34

NOTE 8        Lease Commitments
     The Company leases a facility used for its wholesaling operations under an agreement that is accounted for as an operating lease. This lease requires monthly payments of $6,400 through January 2005. The Company has the option to renew for two additional three-year terms.

     The Company also leases manufacturing equipment under operating lease agreements. These leases expire at various dates through 2008 and require total monthly payments of $18,621.

     Future annual minimum lease commitments as of December 31 are as follows:

         2004     $   315,511
         2005         205,583
         2006          53,841
         2007          33,000
         2008          24,126
                  -----------

         Total    $   632,061
                  ===========

     The Company's lease expense for the nine months ended December 31, 2003 was $193,438.

NOTE 9        Concentrations
     Sales to three customers amounted to approximately 44% of total revenue in the nine months ended December 31, 2003. Accounts receivable from two customers accounted for 48% of total accounts receivable as of December 31, 2003

NOTE 10       Commitments
     In December 2002, the Company purchased a new operating facility for $2,254,999. The Company committed to pay approximately $1,000,000 to upgrade the facility. As of December 31, 2003, the Company has spent an additional $928,242, which is reflected as construction in progress.

                               KAHIKI FOODS, INC.


                              FINANCIAL STATEMENTS


                                   * * * * * *


                             March 31, 2003 and 2002

                                 C O N T E N T S




                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                 34

BALANCE SHEETS                                                               35

STATEMENTS OF OPERATIONS                                                     36

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                                37

STATEMENTS OF CASH FLOWS                                                     38

NOTES TO FINANCIAL STATEMENTS                                                39

To the Stockholders
Kahiki Foods, Inc.
Columbus, Ohio



     INDEPENDENT AUDITORS' REPORT


         We have audited the accompanying balance sheets of Kahiki Foods, Inc. as of March 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Kahiki Foods, Inc. as of March 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ GBQ Partners, LLC
Columbus, Ohio
May 6, 2003

                               KAHIKI FOODS, INC.
                                 BALANCE SHEETS
                             March 31, 2003 and 2002
--------------------------------------------------------------------------------



                                     ASSETS

                                                                                2003                  2002
                                                                         -----------------     -----------------
CURRENT ASSETS
   Cash                                                                  $         182,672     $          98,853
   Marketable securities                                                         1,075,221             1,048,311
   Accounts receivable - trade                                                     607,248               957,030
   Inventories                                                                     822,755               775,335
   Refundable income taxes                                                          56,000                33,000
   Deferred income taxes                                                            25,000                90,000
                                                                         -----------------     -----------------
     Total current assets                                                        2,768,896             3,002,529
                                                                         -----------------     -----------------

PROPERTY AND EQUIPMENT
   Land                                                                            119,685                 5,200
   Building and improvements                                                       291,063               291,063
   Machinery and equipment                                                       2,214,907             1,673,443
   Furniture and fixtures                                                           49,816                38,106
   Vehicles                                                                        109,543               106,899
   Construction in progress - new facility                                       2,254,999                     -
   Construction in progress - new facility improvements                            668,200                     -
                                                                         -----------------     -----------------
                                                                                 5,708,213             2,114,711
   Less: accumulated depreciation                                               (1,152,250)             (615,020)
                                                                         -----------------     -----------------
     Net property and equipment                                                  4,555,963             1,499,691
                                                                         -----------------     -----------------

OTHER ASSETS
   Deferred bond fees                                                              149,996                     -
   Other                                                                            36,086                36,365
                                                                         -----------------     -----------------
     Total other assets                                                            186,082                36,365
                                                                         -----------------     -----------------

     TOTAL ASSETS                                                        $       7,510,941     $       4,538,585
                                                                         =================     =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Current portion of long-term debt                                     $         327,666     $         221,697
   Current portion of the bond obligation                                           46,667                     -
   Notes payable - lines of credit                                               1,037,396               495,651
   Accounts payable - trade                                                        785,198               763,376
   Accrued expenses                                                                113,504               113,149
   Income taxes payable                                                                  -                16,000
                                                                         -----------------     -----------------
     Total current liabilities                                                   2,310,431             1,609,873

DEFERRED INCOME TAXES                                                               19,000               100,000

BOND OBLIGATION                                                                  2,280,597                     -

LONG-TERM DEBT                                                                   1,120,124               962,000
                                                                         -----------------     -----------------
     Total liabilities                                                           5,730,152             2,671,873
                                                                         -----------------     -----------------

STOCKHOLDERS' EQUITY
   Common stock, no par value, 10,000,000 shares
     authorized; 2,964,888 and 2,966,328 shares issued;
     2,964,888 shares outstanding, respectively                                  1,393,868             1,479,868
   Additional paid-in capital                                                      485,565               485,565
   Retained deficit                                                                (98,644)              (12,721)
                                                                         -----------------     -----------------
                                                                                 1,780,789             1,952,712

   Less: Treasury stock, 0 and 1,440 shares at cost
         in 2003 and 2002, respectively                                                  0               (86,000)
                                                                         -----------------     -----------------

     Total stockholders' equity                                                  1,780,789             1,866,712
                                                                         -----------------     -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $       7,510,941     $       4,538,585
                                                                         =================     =================

The accompanying notes are an integral part of the financial statements.

                               KAHIKI FOODS, INC.
                            STATEMENTS OF OPERATIONS
                   For the Years Ended March 31, 2003 and 2002
--------------------------------------------------------------------------------



                                                                                2003                  2002
                                                                         -----------------     -----------------
Sales                                                                    $       9,204,684     $       9,374,917
                                                                         -----------------     -----------------

Cost of sales:
   Cost of sales                                                                 6,096,808             6,123,826
   Depreciation and amortization expense                                           537,230               270,409
                                                                         -----------------     -----------------
     Total cost of sales                                                         6,634,038             6,394,235
                                                                         -----------------     -----------------

     Gross margin                                                                2,570,646             2,980,682

Operating expenses:
   General and administrative expenses                                           2,622,214             2,834,939
   New facility expenses                                                            57,148                     -
                                                                         -----------------     -----------------
     Total operating expenses                                                    2,679,362             2,834,939
                                                                         -----------------     -----------------

(Loss) income from operations                                                     (108,716)              145,743
                                                                         -----------------     -----------------

Other income (expense):
   Interest expense                                                               (120,854)             (115,428)
   Interest and dividend income                                                     61,951                86,424
   Net loss on marketable securities                                               (30,662)              (79,478)
   Other                                                                            30,746                57,336
                                                                         -----------------     -----------------
     Total other income (expense)                                                  (58,819)              (51,146)
                                                                         -----------------     -----------------

(Loss) income before income taxes                                                 (167,535)               94,597

Income tax (benefit) expense                                                       (81,612)               17,056
                                                                         -----------------     -----------------

   Net (Loss) Income                                                     $         (85,923)    $          77,541
                                                                         =================     =================

Basic (loss) earnings per share:
   Net (loss) income per share                                           $            (.03)    $             .03
                                                                         =================     =================

Weighted average shares outstanding for 2003 and 2002:
   2,964,888 and 2,946,484, respectively

Diluted (loss) earnings per share:
   Net (loss) income per share                                           $            (.03)    $             .02
                                                                         =================     =================

Weighted average shares outstanding for 2003 and 2002:
   2,964,888 and 3,136,310, respectively


The accompanying notes are an integral part of the financial statements.

                               KAHIKI FOODS, INC.
                  SHATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   For the Years Ended March 31, 2003 and 2002
--------------------------------------------------------------------------------


                                                        Additional
                                        Common            Paid-In         Retained          Treasury
                                         Stock            Capital         (Deficit)           Stock             Total
                                    ---------------  ----------------  ---------------  ----------------  ---------------
BALANCE - MARCH 31, 2001            $     1,474,977  $        485,565  $       (90,262) $        (86,000) $     1,784,280

Exercise of stock options for
   29,334 shares of common
   stock at $0.33 per share on
   November 13, 2001                          4,891                 -                -                 -            4,891

Net income                                        -                 -           77,541                 -           77,541
                                    ---------------  ----------------  ---------------  ----------------  ---------------

BALANCE - MARCH 31, 2002                  1,479,868           485,565          (12,721)          (86,000)       1,866,712

Purchase of 16,500 shares
   treasury stock at cost                         -                 -                -           (16,500)         (16,500)

Reissued 16,500 shares
   treasury stock at cost                         -                 -                -            16,500           16,500

Retirement of 1,440 shares
   of treasury stock                        (86,000)                -                -            86,000                -

Net loss                                          -                 -          (85,923)                -          (85,923)
                                    ---------------  ----------------  ---------------  ----------------  ---------------

BALANCE - MARCH 31, 2003            $     1,393,868  $        485,565  $       (98,644) $              -  $     1,780,789
                                    ===============  ================  ===============  ================  ===============


The accompanying notes are an integral part of the financial statements.

                               KAHIKI FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                   For the Years Ended March 31, 2003 and 2002
--------------------------------------------------------------------------------


                                                                                2003                  2002
                                                                         -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                     $         (85,923)    $          77,541
                                                                         -----------------     -----------------
   Adjustments to reconcile net (loss) income to net cash provided by operating activities:
       Depreciation and amortization                                               285,449               270,409
       Accelerated depreciation on assets to be abandoned                          251,781                     -
       Unrealized (gain) loss on marketable securities                            (111,457)               79,478
       Realized loss on sale of marketable securities                              142,119                     -
       Treasury stock issued for compensation                                       10,000                     -
       Loss on disposal of property and equipment                                        -                 7,270
       Deferred income tax (benefit) expense                                       (16,000)               37,000
       (Increase) decrease in operating assets:
         Accounts receivable - trade                                               349,782               (20,992)
         Inventories                                                               (47,420)             (161,428)
         Refundable income taxes                                                   (23,000)              (33,000)
         Other assets                                                                  279                 8,288
       Increase (decrease) in operating liabilities:
         Accounts payable - trade                                                   21,822               205,183
         Accrued expenses                                                              355              (109,746)
         Income taxes payable                                                      (16,000)             (238,804)
                                                                         -----------------     -----------------

       Net cash provided by operating activities                                   761,787               121,199
                                                                         -----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                                          (670,303)             (286,702)
   Purchase of new facility                                                     (2,254,999)                    -
   Purchase of new facility improvements                                          (668,200)                    -
   Proceeds from disposal of property and equipment                                      -                11,000
   Net purchases of marketable securities                                          (57,572)             (108,852)
                                                                         -----------------     -----------------
           Net cash used in investing activities                                (3,651,074)             (384,554)
                                                                         -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings on lines of credit                                               541,745               186,824
   Proceeds from long-term debt                                                    498,273               292,800
   Proceeds from issuance of bond obligation                                     2,327,264                     -
   Payments on long-term debt                                                     (234,180)             (296,679)
   Proceeds from stock issuance                                                          -                 4,891
   Payment of bond fees                                                           (149,996)                    -
   Payment for repurchase of treasury stock                                        (16,500)                    -
   Proceeds from sales of treasury stock                                             6,500                     -
                                                                         -----------------     -----------------
           Net cash provided by financing activities                             2,973,106               187,836
                                                                         -----------------     -----------------

           Net increase (decrease) in cash                                          83,819               (75,519)

Cash - beginning of year                                                            98,853               174,372
                                                                         -----------------     -----------------

Cash - end of year                                                       $         182,672     $          98,853
                                                                         =================     =================

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
     Cash paid during the year for:
       Interest                                                          $         120,854     $         115,428
       Income taxes                                                                      -               242,723


The accompanying notes are an integral part of the financial statements.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002


NATURE AND SCOPE OF BUSINESS

      The Kahiki was founded in 1961 as a theme based, full-service Polynesian restaurant. Kahiki Foods, Inc. was formed in 1988 to acquire and operate the restaurant and to manufacture and process frozen and other finished Chinese and Polynesian foods for wholesale distribution. The restaurant was closed in August 2000 and the restaurant assets and land were sold. After August 2000, the Company became completely concentrated on its manufacturing and processing of frozen food.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

      CASH

      For purposes of the statements of cash flows, cash includes cash on hand and demand deposits held by banks.

      MARKETABLE SECURITIES

      Management determines the appropriate classification of marketable securities at the time they are acquired and evaluates the appropriateness of such classification at each balance sheet date. The Company's marketable securities are classified as trading. Trading securities are held for resale in anticipation of short-term fluctuations in market prices and are held at market value. Realized and unrealized gains and losses on the marketable securities are included in income.

      ACCOUNTS RECEIVABLE - TRADE

      Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 15 days of the invoice date. Accounts receivable are stated at the amount billed to the customer. Customer account balances 60 days past the invoice date are considered delinquent. Payments received for accounts receivable are allocated to the specific invoices identified on the customer remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company does not charge interest on past due account balances.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      ACCOUNTS RECEIVABLE - TRADE (CONTINUED)

      The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all customer account balances on a weekly basis, and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. After management's review of all accounts receivable balances, management believes all amounts are collectible and a valuation allowance is not necessary.

      INVENTORIES

      Inventories consist of perishable food products and paper supplies. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis.

      If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts.

      PROPERTY AND EQUIPMENT

      Property and equipment is carried at cost, less accumulated depreciation computed using the straight-line method. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Property and equipment are depreciated over their estimated useful lives as follows:

                              Building and improvements      5 - 39 years
                              Machinery and equipment        5 - 9 years
                              Furniture and fixtures         5 - 7 years
                              Vehicles                           5 years


      During 2003, the Company capitalized interest related to the acquisition and renovation of the new facility totaling approximately $65,000. The capitalized interest is included in construction in progress on the balance sheet.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      PROPERTY AND EQUIPMENT (continued)

      During December 2002 and in anticipation of a move to a new operating facility, management revised the estimated useful life of certain assets located at the manufacturing facility classified as building and improvements, furniture and fixtures and machinery and equipment. The lives of these assets ranged from five to thirty-nine years and were reduced to nine months. The effect of this change is recognized over the remaining useful life of the respective assets. The total cost and accumulated depreciation of the assets at December 31, 2002 was $1,004,891 and $358,058, respectively. Accordingly, depreciation expense for 2003 was $251,781 more than it would have been had the estimated lives not been revised. The remaining net book value of these assets was $395,052, which will be depreciated fully in 2004.

      DEFERRED BOND COSTS

      Included in other assets are deferred bond costs of $149,996, which have no residual value. The deferred bond costs will be amortized on a straight-line basis over 22 years, the life of the bond obligation.

      REVENUE RECOGNITION

      Revenues are recognized when the goods are delivered.

      Earnings Per Share (EPS)

                                                          December 31, 2003                       December 31, 2002
                                              -----------------------------------------   -----------------------------------------
                                                Income        Shares       Per Share        Income          Shares        Per Share
                                             (Numerator)   (Denominator)    Amount        (Numerator)    (Denominator)      Amount
                                             -----------   -------------   ---------      -----------    -------------    ---------
Basic EPS
 (Loss) income from continuing operations
          available to common stockholders   $   (85,923)      2,964,888   $   (0.03)     $   77,541         2,946,484    $    0.03

        Effect of dilutive options                     -               -           -                -          189,826        (0.01)
                                             -----------   -------------   ---------      -----------    -------------    ---------
Diluted EPS
        (Loss) income from continuing operations available to common
           stock                             $   (85,923)      2,964,888   $   (0.03)     $    77,541        3,136,310    $    0.02
                                             ===========   =============   =========      ===========    =============    =========

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      EARNINGS PER SHARE (EPS) (continued)

      Earnings per share are computed on the weighted average number of common shares outstanding including any dilutive options.

      Options to purchase 606,466 shares for the year ended March 31, 2003 were not included in the computation of diluted EPS because they would be anti-dilutive. Options to purchase 104,000 shares for the year ended March 31, 2002 were not included in the computation of diluted EPS because the exercise price of the options is greater than the average market price of common shares.

      ADVERTISING EXPENSE

      Advertising costs are expensed as incurred. Advertising expense amounted to $573,885 and $863,804 for the years ended March 31, 2003 and 2002, respectively.

      RESEARCH AND DEVELOPMENT

      The Company expenses research and development costs as incurred. Research and development expenses were approximately $82,000 and $101,000 as of March 31, 2003 and 2002, respectively.

      RECLASSIFICATIONS

      Certain reclassifications have been made to the 2002 balances in order to conform to 2003 classifications.

                                      CASH

      The Company maintains its cash in three accounts with one financial institution. The carrying value is a reasonable estimate of the fair value.

                              MARKETABLE SECURITIES

      Marketable securities, which are classified as trading securities, consist of two equity mutual funds with a cost basis of $1,083,389 and $1,167,937 as of March 31, 2003 and 2002, respectively. The unrealized loss as of March 31, 2003 and 2002 was $8,168 and $119,626, respectively. Included in the above amounts at March 31, 2003 and 2002, is a $30,000 certificate of deposit that is restricted until 2007. The certificate of deposit is restricted based on debt covenants.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002



INVENTORIES

      Inventories consisted of the following at March 31:


                                   2003                 2002
                              -------------        ------------
    Raw food products         $      73,480        $    124,736

    Finished goods                  401,787             369,384

    Supplies                        347,488             281,215
                              -------------        ------------

                              $     822,755        $    775,335
                              =============        ============


NOTES PAYABLE - LINES OF CREDIT

      The Company has available a $100,000 line of credit with a bank. The line of credit is due on demand and is secured by receivables, inventories and property and equipment. Interest is payable monthly at the prime rate plus 1 1/2% (5.75% and 5.25% at March 31, 2003 and 2002, respectively). The balance due on the line of credit was $29,000 and $50,651 at March 31, 2003 and 2002, respectively.

      The Company has available a line of credit with another bank for $1,100,000. The credit line is due on demand and is secured by all assets of the Company. Principal payments of $1,980 plus interest are payable monthly at the prime rate (4.25% and 4.75% at March 31, 2003 and 2002, respectively). The balance due on the line of credit was $1,008,396 and $445,000 at March 31, 2003 and 2002, respectively.

      The Company's carrying value approximates the fair value of the notes as of March 31, 2003.

                                 Long-Term Debt

      Long-term debt consisted of the following at March 31:


                                                                                   2003            2002
                                                                               ------------    ------------
Mortgage Note
Term note due to an investment company, payable in monthly installments of
$4,853 including interest at 8.0%, due October 2007. The note is unsecured.    $    229,523    $    267,721


                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002



                           Long-Term Debt (continued)


                                                                                   2003            2002
                                                                               ------------    ------------
Equipment Notes


TERM NOTE TO A BANK PAYABLE IN MONTHLY INSTALLMENTS OF $6,102, INCLUDING
INTEREST AT 6.24%, SECURED BY EQUIPMENT AND DUE DECEMBER 2007.                      300,310               -


TERM NOTES DUE TO A BANK, PAYABLE IN MONTHLY INSTALLMENTS OF $9,343 INCLUDING
INTEREST AT RATES RANGING FROM 7.0% TO 10.5%.  THESE NOTES ARE SECURED BY ALL
ASSETS OF THE COMPANY AND DUE THROUGH VARIOUS DATES THROUGH SEPTEMBER 2005.         242,077         331,637


TERM NOTE DUE TO A BANK, WITH  MONTHLY INTEREST PAYMENTS AT PRIME PLUS 1.00%
UNTIL JUNE 2002. MONTHLY PAYMENTS OF $4,606 INCLUDING INTEREST AT 7.63%, SECURED
BY EQUIPMENT AND DUE JUNE 2007.                                                     200,098         159,173


TERM NOTE DUE TO A FINANCING COMPANY, PAYABLE IN MONTHLY INSTALLMENTS OF $1,982
INCLUDING INTEREST AT 3.0%, DUE IN OCTOBER 2009.  THE NOTE IS  SECURED  BY
EQUIPMENT.                                                                          140,298         150,000


TERM NOTE DUE TO COMMUNITY CAPITAL DEVELOPMENT CORPORATION, PAYABLE IN MONTHLY
INSTALLMENTS OF $2,711 INCLUDING INTEREST AT 5.0%, DUE JANUARY 2007. THE NOTE IS
SECURED BY ALL BUSINESS ASSETS.                                                     112,744         138,618



TERM NOTE DUE TO THE CITY OF COLUMBUS, PAYABLE IN MONTHLY INSTALLMENTS OF $1,393
INCLUDING INTEREST AT 7.0%, SECURED BY EQUIPMENT AND DUE JANUARY 2011.               99,790         109,165


                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




                           LONG-TERM DEBT (CONTINUED)


                                                                                   2003            2002
                                                                               ------------    ------------
TERM NOTES DUE TO A BANK, PAYABLE IN MONTHLY INSTALLMENTS OF $1,305 INCLUDING
INTEREST AT RATES RANGING FROM 9.3% TO 10.52%, SECURED BY VEHICLES. THESE NOTES
ARE DUE AT VARIOUS DATES THROUGH MARCH 2004.                                         12,483          27,383

CAPITAL LEASE
CAPITAL LEASE DUE TO THE CITY OF GAHANNA, PAYABLE IN MONTHLY INSTALLMENTS OF
$1,698 INCLUDING INTEREST AT 4.30%, SECURED BY LAND AND DUE JUNE 2009.              110,467               -

BOND OBLIGATION


BOND OBLIGATION PAYABLE TO THE STATE OF OHIO WITH INTEREST ONLY PAYMENTS AT
4.55% DUE THROUGH NOVEMBER 2003. PRINCIPAL, INTEREST PAYMENTS RANGING FROM
$19,519 TO $31,239 FROM DECEMBER 2003 THROUGH DECEMBER 2022 WITH INTEREST
RANGING FROM 4.55% TO 5.85%, SECURED BY SUBSTANTIALLY ALL ASSETS OF THE COMPANY.
THE OBLIGATION IS PERSONALLY GUARANTEED BY THE PRESIDENT OF THE COMPANY.          2,327,264               -
                                                                               ------------    ------------

                                                                                  3,775,054       1,183,697
LESS: CURRENT PORTION                                                              (374,333)       (221,697)
                                                                               ------------    ------------

                                                                               $  3,400,721    $    962,000
                                                                               ============    ============


                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




                           LONG-TERM DEBT (continued)

      Long-term debt for the years ended March 31 matures as follows:

                            2004                    $    374,333
                            2005                         478,763
                            2006                         428,057
                            2007                         404,618
                            2008                         325,760
                               Thereafter              1,763,523
                                                    ------------

                                                    $ 3,775,054
                                                    ===========


       The bond obligation's face amount is $4,180,000. As of March 31, 2003, the Company had only drawn $2,327,264. The remaining funds will be drawn to fund the renovations and equipment purchases for the Company's new facility.

       The above long-term debt is subject to certain covenants and restrictions including maintenance of certain financial requirements. Rates currently available from the bank for debt with similar terms and remaining maturities are used to estimate the fair value of the debt. The Company's carrying value approximates the fair value of the debt.

INCOME TAXES

       The provision (benefit) for income taxes consists of the following:


                                              2003           2002
                                          ----------     -----------
       Current (benefit) expense:
         Federal                          $  (67,894)    $   (20,067)
         State                                 2,282             123
       Deferred (benefit) expense            (16,000)         37,000
                                          ----------     -----------

                                          $(  81,612)    $    17,056
                                          ==========     ===========

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002




INCOME TAXES (continued)

      The components of the net deferred tax asset is as follows:


                                                                                   2003                 2002
                                                                             ----------------      ---------------
Assets:
     Inventories                                                             $          3,000      $        23,000
     Accrued vacation                                                                  20,000               17,000
     Unrealized loss on marketable securities                                           3,000               48,000
     Capital loss carry forward                                                        57,000                    -
     Other                                                                             20,000                8,000
                                                                             ----------------      ---------------

         Gross deferred tax assets                                                    103,000               96,000
                                                                             ----------------      ---------------


Liabilities:

     Depreciation on property and equipment                                           97,000             106,000
                                                                             ----------------      ---------------

             Total net deferred tax asset (liability)                        $          6,000      $       (10,000)
                                                                             ================      ===============



      A reconciliation of the Company's effective tax (benefit) provision is as follows:

                                                                                   2003                 2002
                                                                             ----------------      ---------------
Income (benefit) tax at statutory rates                                      $        (56,962)     $        32,163
State and local (benefit) taxes, net of federal benefit                                (8,935)               3,070
Permanent differences                                                                 (13,217)             (17,298)
Surtax and other rate differences                                                      (2,498)                (879)
                                                                             ----------------      ---------------

Total (benefit) provision                                                    $        (81,612)     $        17,056
                                                                             ================      ===============



STOCKHOLDERS' EQUITY AND STOCK OPTIONS

      The Company adopted the 1995 Stock Option Plan effective May 1, 1995. The 1995 Plan authorizes the Company to grant options to purchase shares of common stock to directors, employees and consultants of the Company. The maximum number of common shares that may be issued under the 1995 Plan is 600,000. The Company also has outstanding 270,666 options for common shares under a contractual agreement with an employee. These shares are considered to be outside of the plan, but have been included in the disclosures for employee options.

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002



STOCKHOLDERS' EQUITY AND STOCK OPTIONS (continued)

     As of March 31, 2003 and 2002, outside consultants held options to purchase 66,600 and 46,600 shares of common stock, respectively, with exercise prices ranging from $.22 to $.63. The options were issued at their fair market value, and as such, no compensation expense has been granted. At March 31, 2003 and 2002, only 206,683 and 92,133 options, respectively, were vested and the remaining options vest at various times over the next four years. These options expire at various dates through 2006.

     The Company applies Accounting Principles Board Opinion No. 2 and related interpretations in accounting for its stock option plan for employees, consultants and the outside directors. The vesting period of the options granted range from immediately exercisable to four years. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan since the exercise price of the options was equal to the market value of the shares at the date of grant. Had compensation costs for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the methodology of Financial Accounting Standards Board Statement No. 123, Accounting For Stock - Based Compensation, the Company's net income and net income per share would change as indicated below.


                                                                                   2003                 2002
                                                                             ----------------      ---------------
     Net (loss) income:
             As reported                                                     $        (85,923)     $        77,541
             Total stock-based employee compensation
                expense determined under fair value based
                method for all awards, net of related tax effects                     (21,983)             (23,648)
                                                                             ----------------      ---------------
     Pro forma                                                               $       (107,906)     $        53,893
                                                                             ================      ===============

     Basic (loss) earnings per share:
             As reported                                                     $          (0.03)     $          0.03
             Pro forma                                                       $          (0.04)     $          0.02

Diluted (loss) earnings per share:
             As reported                                                     $          (0.03)     $          0.02
             Pro forma                                                       $          (0.04)     $          0.02


                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002



STOCKHOLDERS' EQUITY AND STOCK OPTIONS (continued)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option- pricing model with the following weighted-average assumptions.

                                           2003             2002
                                       ------------     ------------
        Dividend yield                       0%                0%
        Expected Volatility              200.1%            229.5%
        Risk-free interest rates       3.25% and 3.00%  3.50% and 3.25%
        Expected lives                    5 years          5 years

     A summary of the status of the Company's employee stock optio plan as of March 31, 2003 and 2002 and changes for the years then ended are presented below:

                            2003                       2002
                 -------------------------    -----------------------
                                  Weighted                   Weighted
                                  Average                    Average
                                  Exercise                   Exercised
                    Shares          Price        Shares        Price
April 1               534,466     $   0.38       529,800     $    0.36
Granted               174,000     $   0.63        34,000     $    0.59
Exercised                   -     $   0.00       (29,334)    $    0.17
Canceled             (102,000)    $   1.08             -     $    0.00
                 ------------                 ---------
March 31              606,466     $   0.34       534,466     $    0.38
                 ============                 =========


                                                     2003     2002
                                                  --------  -------
Options exercisable at year-end                   206,683   313,566
                                                  =======   =======

Weighted-average fair value of options
  granted during the year                         $  0.62   $  0.62
                                                  =======   =======


                                           Weighted
                     Number                Average                 Weighted         Number             Weighted
Range of             Outstanding           Remaining               Average          Outstanding        Average
Exercise             March 31,             Contractual Life        Exercise         March 31,          Exercise
     Prices               2003                 (In Years)              Price             2002              Price
--------------       --------------        ------------------      -------------    --------------     ---------
$0.17 - $0.85        606,466               6.16                    $0.34            534,466            $0.38

                               KAHIKI FOODS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 2003 and 2002


LEASE COMMITMENTS

      The Company leases a facility used for its wholesaling operations under an agreement that is accounted for as an operating lease. This lease requires monthly payments of $6,400 through January 2005. The Company has the option to renew for two additional three-year terms.

      The Company also leases manufacturing equipment under operating lease agreements. These leases expire at various dates through 2008 and require total monthly payments of $18,621.

      Future annual minimum lease commitments as of March 31 are as follows:

                                     2004                     $    300,783
                                     2005                          174,040
                                     2006                           24,126
                                     2007                           24,126
                                     2008                           24,126
                                                            --------------

                                     Total                    $    547,201
                                                              ============


      The Company's lease expense for the years ended March 31, 2003 and 2002 was $334,943 and $328,871, respectively.

CONCENTRATIONS

      Sales to three customers amounted to approximately 43% in 2003 and one customer accounted for 53% in 2002 of total revenue. Accounts receivable from one customer accounted for approximately 15% and from two customers accounted for 59% of total accounts receivable as of March 31, 2003 and 2002, respectively.

COMMITMENTS

      In December 2002, the Company purchased a new operating facility for $2,254,999. The Company committed to pay approximately $1,000,000 to upgrade the facility. As of March 31, 2003, the Company has spent an additional $668,200, which is reflected as construction in progress.

SUBSEQUENT EVENTS

      On April 18, 2003, the Company declared a 2 for 1 stock split for stockholders of record as of May 1, 2003. All per share amounts in the accompanying financial statements have been restated to reflect the stock split.

                  Changes in Registrant's Certifying Accountant

On March 4, 2004, Kahiki Foods, Inc. (Kahiki) engaged the accounting firm of Child, Sullivan & Company (Child) as the independent public accountants to audit Kahiki's financial statements for the fiscal year ended March 31, 2004, to replace the firm of GBQ Partners, LLC (GBQ), which was the principal independent public accountant forKahiki's most recent certified financial statements.

During the two fiscal years ended March 31, 2003, and the subsequent interim period preceding the engagement of Child, there were no disagreements with GBQ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. However, GBQ advised Kahiki it would be unable to accept the appointment to audit Kahiki's financial statements for the fiscal year ended March 31, 2004, because GBQ has elected not to perform audits of public companies. Kahiki selected Child as the auditor for its financial statements for the fiscal year ending March 31, 2004.

GBQ's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. Kahiki has requested that GBQ furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of GBQ's letter to the SEC, dated March 22, 2004, is filed as Exhibit 14.1 to this Form SB-2.

                                     PART II

                    Indemnification of Directors and Officers

    The Company's Amended Articles of Incorporation provides that the Company shall indemnify any Director or Officer (and may indemnify any other employee or agent of the Company or of another entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another Company, domestic or foreign, non- profit or for-profit, partnership joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company.

    Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

    The Company may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of the Company under these indemnification provisions.

    The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Ohio Revise Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of the Company shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  Other Expenses of Issuance and Distribution.

         Filing Fee - Securities and Exchange Commission       $     275
         Accounting Fees and expenses                          $   5,000
         Legal Fees and Expenses                               $  15,000
         Blue Sky Fees and expenses                            $  10,000
         Transfer Agent Fees and Expenses                      $       0
         Printing and Engraving                                $       0
         Miscellaneous Expenses                                $  10,000
                                                               ---------
                                                     TOTAL     $ 40,275
                                                               ========

         Expenses other than filing fees are estimated. The Company will pay all fees, disbursements and expenses in connection with the proposed offering.

                    Recent Sales of Unregistered Securities.

         In February, 2004, the Company closed a private offering of 588,235 Units at a price of $1.70 per Unit for a total of $1,000,000. Each Unit consisted of one Common Share, one-half $2.25 Warrant and one-half $3.00 Warrant. The Company also sold 14,705 Common Shares at a price of $1.70 per share.

         In January, 2004, the Company issued 80,000 Options to a Director of the Company in exchange for continuing consulting services.

         The Company believes that the foregoing transactions were exempt from registration under Sections 4(2) and 4(6) of the Securities Act of 1933. All purchasers received written information about the Company and the Company believes that all such purchasers were qualified investors. All such purchasers have executed and delivered to the Company investment representations and appropriate restrictive legends have been placed on the stock and warrant certificates issued.

                                Index to Exhibits

3.1  Amended and Restated Articles of Incorporation of the Registrant

3.2  Code of Regulations of the Registrant

4.1  Specimen Common Share certificate

4.2  $2.25 Common Share Purchase Warrant

4.3  $3.00 Common Share Purchase Warrant

4.4  Common Share Purchase Option

5.1  Opinion re: legality

10.1 Lease between Kahiki Foods, Inc. and Simon Grou Limited Partnership dated December 27, 1999 relating to property located at 3004 East 14th Avenue, Columbus, Ohio.

10.2 Loan Agreement between Kahiki Foods, Inc. and The Director of Development of the State of Ohio dated as of December 1, 2002.

16.1 Letter on change in certifying accountant.

23.1 Consent of GBQ Partners LLP

23.2 Consent of Child, Sullivan & Company

23.3 Consent of Carlile Patchen & Murphy LLP (contained in Opinion of counsel filed as Exhibit 5.1 hereto).

24.1 Power of Attorney

                                  Undertakings.

The undersigned Registrant hereby untertakes (1) to file during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities of that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of the Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form or prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

     In accordance with the requirements of the Securities Ac of 1933, the Registrant certifies that it has reasonable knowledge to believe that it meets the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Columbus, State of Ohio on March 22, 2004.

                                KAHIKI FOODS INC.


                                By:
                                 ----------------------------------
                                 Michael C. Tsao, President



     In accordance with the requirements of the Securities Ac of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                         TITLE                        DATE


  /s/  Michael C. Tsao              President, Director and
Michael C. Tsao                     Chief Executive Officer

  /s/ Alice W. Tsao                 Vice President, Secretary
Alice W. Tsao                       and Director

  /s/ Kenneth H. Kisner             Treasurer and Chief Financial
Kenneth H. Kisner                   Officer

  /s/ Alan Hoover                   Director
Alan Hoover

  /s/ Winston Bash                  Director
Winston Bash

  /s/ Bob Binsky                    Director

                                                                     EXHIBIT 3.1



Doc ID   2002016001714
--------------------------------------------------------------------------------

                                                       Bar Code Inserted Here.

DATE:         DOCUMENT ID           DESCRIPTION                        FILING       EXPED        PENALTY           CERT         COPY
01/16/2002    200201600174          DOMESTIC/AMENDMENT TO              ******           .00          .00               .00       .00
                                    ARTICLES (AMD)

                                     Receipt
                This is not a bill. Please do not remit payment.


CARLILE, PATCHEN & MURPHY
366 E. BROAD STREET
ATTN: PAM GEISER
COLUMBUS, OH 43215


                                  STATE OF OHIO

                  Ohio Secretary of State, J. Kenneth Blackwell

                                     596891

  It is hereby certified that the Secretary of State of Ohio has custody of the business records for

                               KAHIKI FOODS, INC.

        and, that said business records show the filing and recording of:

Document(s) Document No(s): DOMESTIC/AMENDMENT TO ARTICLES 20021600174




 The Seal of the Secretary of State of Ohio     Witness my hand and the seal
                                                of the Secretary of State at
                                                Columbus, Ohio this 15th day
                                                of January, A.D. 2002
          United States of America
                State of Ohio                   /s/ J Kenneth Blackwell
      Office of the Secretary of State          Ohio Secretary of State

THE SEAL OF THE   Prescribed by J. KENNETH BLACKWELL
SECRETARY OF      Please obtain fee amount and mailing instructions from the
STATE             Filing OF OHIO Reference Guide (using the 3 digit
                  form # located at the bottom of thisExpedite is an additional fee form). To obtain the Filing Reference Guide or for assistance, please of $100.00 call Customer Service; []
                  Expedite Central Ohio: (614) 466-3910 Toll Free:
                  1-877-SOS-File(1-877-767-3453)

                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                               Kahiki Foods, Inc.
                  --------------------------------------------
                              (Name of Corporation)
                                     596891
                           --------------------------
                                (charter number)

         Michael C. Tsao                , who is the          President
----------------------------------------             ---------------------------
              (Name) (Title) of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
     [X] a meeting of the shareholders was duly called and held on 7/16/01 , at which meeting a quorum the shareholders was present in person or by proxy, and that the affirmative vote of the holders of shares entitling them to exercise 80.02% of the voting power of the corporation, the following resolution to amend the articles was adopted :

     [] in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

              FOURTH: The number of shares which the corporation is authorized to have outstanding is Ten Million (10,000,000), all of which shall be shares of common stock with no par value.

     [] Please check box if additional provision are attached.

     Provisions attached hereto are incorporated herein and made a part of these articles of incorporation.

     IN WITNESS WHEREOF, the above name officer, acting for and on behalf of the corporation, has hereunto subscribed his name on Jan 14, 2002
              (his/her) (date)

                                            Signature:    /s/ Michael C. Tsao
                                                      ------------------------
                                                          Michael C. Tsao
                                                 Title:   President
                                                       -----------------------

125-AMDS             Page 1 of 1                                Version: 7/1/01

                                                                      06015-1015


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC

        KAHIKI FOODS, INC.


     United States of America        Recorded on Roll 6015 at Frame 1016 of
           State of Ohio             the Records of Incorporation and
 Office of the Secretary of State    Miscellaneous Filings.

         Official Seal of            Witness my hand and the seal of the
                                     Secretary of State at
      the Secretary of State         Columbus, Ohio, this 31st day of July,
              of Ohio                A.D. 1997.

                                     /s/ Bob Taft
                                        Bob Taft
                                        Secretary of State

                                                                          596891
                                                06015-1016            Approved
                                                                     By: /s/ JMR
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION             Date 7-31-97
                OF KAHIKI FOODS, INC.                          Amount: $3,535-
                                                                     97080145301

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Foods, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that at a meeting of the Shareholders duly called on July 14, 1997 for the purpose of adopting this amendment, a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 77.75% of the voting power of the corporation. The following resolution to amend the articles was adopted:

              RESOLVED that ARTICLE FOURTH of the Company's Amended and Restated Articles of Incorporation is hereby deleted in its entirety and replace by the following:

              FOURTH: The number is shares which the Corporation is authorized to have outstanding is Two Million (2,000,000), all of which shall be shares of common stock with no par value.

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary of Kahiki Foods, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names this 28 day of July, 1997.

                                    KAHIKI FOODS, INC.

                                    By: /s/ Michael Tsao
                                    Michael Tsao, President

                                    By: /s/ Alice Tsao
                                    Alice Tsao, Secretary

                                                                        RECEIVED

                                                                     JUL 31 1997

                                                                        BOB TAFT
                                                              Secretary of State

LRA/LRA/258295
002261.001

Doc ID 5309_0069

                                                                      06015-1015


                                                          The State of Ohio


                                                                        Bob Taft

                                                         Secretary of State


                                                                          596891


                                                                     Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD CHN of:
                  KAHIKI FOODS, INC.  FORMERLY KAHIKI SUPPER CLUB, INC.


    United States of America         Recorded on Roll 5309 at Frame 0071 of
          State of Ohio              the Records of Incorporation and
Office of the Secretary of State     Miscellaneous Filings.

        Official Seal of             Witness my hand and the seal of the
                                     Secretary of State at
     the Secretary of State          Columbus, Ohio, this 1st day of SEP,
             of Ohio                 A.D. 1995.

                                     /s/ Bob Taft
                                        Bob Taft
                                     Secretary of State

Doc ID 5309_0069
                                                                          596891
                                               06015-1016            Approved
                                                                      By: /s/ RB
ERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION              Date 9/1/95
            OF KAHIKI SUPPER CLUB INC.                        Amount: $35.00-
                                                                     95090525001

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Supper Club, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that at a meeting duly called on July 12, 1995 of the Shareholders of the Corporation the following resolution was adopted by 72.02% of the Shareholders to amend the Amended and Restated Articles of Incorporation:

              ARTICLE FIRST of the Company's Amended and Restated Articles of Incorporation is hereby amended to read as follows:

              FIRST: The name of the Corporation hereinafter the "Corporation is : Kahiki Foods, Inc."

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary, of Kahiki Supper Club, Inc. acting for and on behalf of said Corporation, have hereunto subscribed their names this 31st day of July, 1995.

                         KAHIKI SUPPER CLUB, INC.

                         By: /s/ Michael Tsao
                         Michael Tsao, President

                         By: /s/ Alice Tsao
                         Alice Tsao, Secretary

                                                        RECEIVED

                                                       SEP 1 1995

                                    BOB TAFT
                                                   Secretary of State

AJF/SPB/160040
002261.001

Doc ID H572_1974

                                                                      H0572-1976


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC of:
       KAHIKI SUPPER CLUB, INC.


    United States of America      Recorded on Roll H572 at Frame 1976 of
          State of Ohio           the Records of Incorporation and
Office of the Secretary of State  Miscellaneous Filings.

        Official Seal of          Witness my hand and the seal of the Secretary
                                   of State at
     the Secretary of State       Columbus, Ohio, this 5th day of APRIL
             of Ohio              A.D. 1993.

                                  /s/ Bob Taft
                                    Bob Taft
                                  Secretary of State

Doc ID H572_1974
                                                                          596891
                                   H0572-1976                          Approved
                                                                      By: /s/ CR
  CERTIFICATE OF AMENDED                                            Date 4/5/93
 ARTICLES OF INCORPORATION                                     Amount: $1035.00
            OF                                                      93041514***
  KAHIKI SUPPER CLUB INC.

     Michael Tsao, President and Alice Tsao, Secretary, of Kahiki Supper Club, Inc., an Ohio corporation with its principal office located in Columbus, Franklin County, Ohio, do hereby certify that in a writing signed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the Shareholders of the Corporation, the following resolution was adopted to amend the Articles of Incorporation:

         The Articles of Incorporation of the Corporation are hereby amended by deleting the existing Articles of Incorporation and substituting therefore the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

     IN WITNESS WHEREOF, said Michael Tsao, President, and Alice Tsao, Secretary, of Kahiki Supper Club, Inc. acting for and on behalf of said Corporation, have hereunto subscribed their names this 19th day of March, 1993.

                            KAHIKI SUPPER CLUB, INC.

                              By: /s/ Michael Tsao
                             Michael Tsao, President

                               By: /s/ Alice Tsao
                              Alice Tsao, Secretary

Doc ID H572_1974
                                                                      H0572-1977

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            KAHIKI SUPPER CLUB, INC.

     This Corporation is organized under Section 1707.01, et seq., Revised Code of Ohio, as amended.

     FIRST: The name of the Corporation (hereinafter called the "Corporation") is

                            KAHIKI SUPPER CLUB, INC.

     SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is City of Columbus, County of Franklin.

     THIRD: The purpose for which the Corporation is formed shall be in the authority to engage in an lawful act or activity for which corporation may be formed under Chapter 1701 of the Revised Code of Ohio.

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is Six Hundred Thousand (600,000) all of which shall be shares of common stock with no par value of which Five Hundred Fifty Thousand (550,000) shall be designated Class A Common and Fifty Thousand (50,000) shall be designated Class B Common.

                        EXPRESS TERMS OF THE COMMON STOCK

     Each holder of Class A or Class B Common Shares is entitled to on vote for each share held on any matter properly submitted to the shareholders for a vote but is not entitled to vote cumulatively in the election of directors. The holders of subscription or redemption rights. The holder of Class a and Class B Common Shares are entitled to receive dividends if, as and when declared by the Board of Directors.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Class A and Class B Common Shares of the Company are entitled to share ratably in all assets remaining after payment of liabilities. However, until June 30, 1994, the holders of Class A Shares shall first be entitled to receive up to $10.00 per share upon any voluntary and involuntary liquidation, dissolution or winding up prior to any payment to holders of Class B Shares. Any balance shall be distributed among the holders of Class A and Class B Common Shares in proportion to the number of shares which they hold. On June 30, 1994, there will no longer by a distinction between Class A Shares and Class B Shares and the liquidation preference previously enjoyed by the holders of Class A Shares will cease.

     The rights, preferences and privileges of the Class A and Class B Common Shares are identical, except for the liquidation preference described in the immediately preceding paragraph.

     All or any part of said common shares may be issued by the Corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law. Any and all such shares issued, for which the full consideration has been paid or delivered, shall be deemed fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                                                                      H0572-1979

     FIFTH: The period of existence of the Corporation is perpetual.

     SIXTH: 1. Notwithstanding any provision is the Revised Code of Ohio requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proration (but less than all) of the shares of any particular class or of each class, if the shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said Revised Code of Ohio.

     2. Whenever the Revised Code of Ohio shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose constitute a quorum.

     SEVENTH: The Corporation shall, to the fullest extend permitted by Section 1701.13 of the Revised Code of Ohio, as the same may be amended and supplemented, indemnity any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

     EIGHTH: Subject to the provisions of Article FOURTH hereof, the Board of Directors is hereby authorized to fix and determine, and to vary, the amount of working capital of the Corporation, to determine whether any, and, if any, what part of surplus, however created or arising, shall be disposed of or declared in dividends, or aid to shareholders, and without input by the shareholders, to use and apply such surplus or any part thereof, or such part of the stated capital of the corporation as is permitted under the provision of Section 1701.35 of the Revised Capital Code of Ohio, or any statute of like tenor or effect which is hereafter inacted, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust, certificates for shares bonds, debentures, notes, script, warrants, obligation, evidences of indebtedness of the Corporation, or other securities, evidences of indebtedness of the Corporation, or other securities of the Corporation to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

     NINTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the Revised Code of Ohio and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Articles of Incorporation are granted subject to the provisions of this Article NINTH.

     TENTH: These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

Doc ID H299_1056
                                    H299-0157


                                The State of Ohio


                                    Bob Taft

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: AMD INC of:
                  KAHIKI SUPPER CLUB, INC.


      United States of America       Recorded on Roll H299 at Frame 0156 of
            State of Ohio            the Records of Incorporation and
  Office of the Secretary of State   Miscellaneous Filings.

          Official Seal of           Witness my hand and the seal of the
                                     Secretary of State at
       the Secretary of State        Columbus, Ohio, this 5th day of FEB
               of Ohio               A.D. 1992.

                                     /s/ Bob Taft
                                    Bob Taft
                                     Secretary of State

Doc ID H299_0156
                        92020511501
Official Seal of        Charter No. 586891   H0299-0158
The Secretary of State  Presented by                        Approved: CK
Of Ohio                 Bob Taft, Secretary of State        Date 2-5-92
                        Columbus, Ohio 48266-0418           Fee: 3,055.00
                        Form 8H-AMD (January 1991)


                            CERTIFICATE OF AMENDMENT
               by Shareholders to the Articles of Incorporation of

                            Kahiki Supper Club, Inc.
                              (Name of Corporation)

              Michael C. Tsao               , who is
--------------------------------------------
     [] Chairman of the Board [X] President [] Vice President (check one) and Alice W. Tsao , who is [X] Secretary [] Assistant Secretary (Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements). [] a meeting, of the shareholders was duly called for the purpose of adopting this amendment and held on January 30 , 19 92 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% % of the voting power of the corporation.

[X] In a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

              As of the 30th day of January, 1992, the Board of Directors and the shareholders owning 100% of the outstanding shares of Kahiki Supper Club, Inc. resolve to increase the number of authorized shares of the corporation as follows: 2000,000 Class A Common No Par and 150,000 Class B Common, No Par; the Class B share shall possess no voting rights except as otherwise required by law.

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 30th day of January, 1992.

RECEIVED              By: /s/  Michael C. Tsal
                          --------------------------------------------
     FEB                  (Chairman, President, Vice President)
Bob Taft
                      By: /s/  Alice W. Tsao
                          --------------------------------------------
                               (Secretary, Assistant Secretary)

NOTE: Ohio law does not permit one officer to sign two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                                    F095-0526


                                The State of Ohio


                           Anthony J. Celebrezze, Jr.

                               Secretary of State


                                     596891


                                   Certificate

it is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: ARF of:

                            KAHIKI SUPPER CLUB, INC.


      United States of America        Recorded on Roll F095 at Frame 0526 of
            State of Ohio             the Records of Incorporation and
                                      Miscellaneous Filings.
  Office of the Secretary of State

          Official Seal of            Witness my hand and the seal of the
                                      Secretary of State at
       the Secretary of State         Columbus, Ohio, this 30th day of JUNE
               of Ohio                A.D. 1982.

                                      /s/ Anthony J. Celebrezze, Jr.
                                      Anthony J. Celebrezze, Jr.
                                      Secretary of State

              F0095-0526

                            ARTICLES OF INCORPORATION
                                                                             MGK
                 -of-                                                6 -30-82
                                                                          100.00
       KAHIKI SUPPER CLUB, INC.

     The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, do hereby certify:

     FIRST: The name of the corporation is Kahiki Supper Club, Inc.

     SECOND: The place in Ohio where its principal office is located is the City of Columbus, Franklin County, Ohio.

     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH: The authorized number of shares of the corporation is One Thousand (1,000), all of which shall be designated Common Shares and shall be without par value.

     FIFTH: The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

     SIXTH: When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of the corporation, the corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by the corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or any other securities of the corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of the corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

     SEVENTH: Notwithstanding any provision of the General Corporation Law of Ohio, now or hereafter in force, designating for any purpose the vote or consent of the holders of the shares entitling them to exercise in excess of a majority of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

     EIGHTH: No shareholder of this corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

     NINTH: No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interestd directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors, or of a committee thereof which authorizes the contract or transaction.

     IN WITNESS WHEREOF, the undersigned have executed this intrument this 30th day of June, 1982.

                         /s/ John W. Edwards
                            John W. Edwards

                         /s/ Donald A. Antrim
                           Donald A. Antrim

                                                                      F0095-0528

                         CONSENT FOR USE OF SIMILAR NAME


     On the 28th day of June, 1982, the Board of Directors of Boich Lime and Coal Company, Charter No. 388524, passed the following resolution:

     RESOLVED that Boich Lime and Coal Company gives its consent to Kahiki Supper Club, Inc. to use the name of Kahiki Supper Club, Inc.


DATED: June 28, 1982

                                  BOICH LIME AND COAL COMPANY

                                  /s/ George Morrison
                                  George Morrison, Secretary

                                                                      F0095-0529

Official Seal of the
Secretary of State
of Ohio

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of KAHIKI SUPPER CLUB, INC.
                              (Name of Corporation)
          , hereby appoint      Michael C. Tsao        to be statutory agent
----------                 ---------------------------
                                       (Name of Agent)

     upon whom any process, notices or demand required or permitted by statute to be served upon the corporation.

The complete address of the agent is:       3583 East Broad Street    .
                                      --------------------------------
                                                     (Street)
         Columbus      ,    Franklin   County, Ohio         43213   .
-----------------------  -------------              ----------------
     (City or Village)                                 (Zip Code)

Date:    June 29, 1982           /s/ John W. Edwards
     ------------------      -------------------------------------------
                                    John W. Edwards

                                 /s/ Donald A. Antrim
                             -------------------------------------------
                                   Donald A. Antrim

                                                                     EXHIBIT 3.2


                                    EXHIBIT B

                               CODE OF REGULATIONS

                                     - of -

                            KAHIKI SUPPER CLUB, INC.


                                    ARTICLE I

                                     Office

         The principal office of the Corporation shall be at such place within the city, village, or township specified in the Articles of Incorporation as may be determined and designated from time to time by the Board of Directors.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday of the fourth month after the close of the fiscal year of the Corporation or at such other date as may be determined by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, by the President, or in the case of the President's absence, death, or disability, by the Vice President authorized to exercise the authority of the President, or by the Board of Directors by action at a meeting, or by a majority of the directors then in office acting without a meeting, and shall be called by the President or the Secretary upon written request of shareholders holding of record fifty percent or more of all shares outstanding and entitled to vote thereat. No business other than that specified in the notice shall be considered at any special meeting except with the unanimous consent of all shareholders entitled to receive notice of such meeting.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

         Section 4. Notice of Meeting. Except as otherwise permitted by law, a written notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be personally delivered or mailed postage prepaid to each shareholder of record entitled to notice of such meeting, not more than sixty days nor less than seven days before such meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears upon the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

         Notice of the time, place, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation, or this Code of Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting; provided, however, that such waiver shall not be deemed to permit consideration at a special meeting of any business not specified in the notice.

         Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for all purposes, except when a greater proportion is required by law. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, except when a different proportion is required by law, by the Articles of Incorporation, or by this Code of Regulations.

         At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares held by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally noticed or held.

         Section 6. Proxies. The instrument appointing a proxy shall be in writing and subscribed by the person making the appointment. The person so appointed need not be a shareholder. A vote in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the appointment unless notice in writing of such death, incapacity or revocation shall have been given to the Corporation before such vote is taken. The presence of a shareholder at a meeting shall not operate to revoke a proxy unless and until notice of such revocation is given to the Corporation in writing or in open meeting.

         Section 7. Financial Report. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus, and earned surplus) of the Corporation as of a date not more than four months before such meeting (except that if such meeting is an adjourned meeting, such balance sheet may be as of a date not more than four months before the date of the meeting as originally convened), and a statement of profit and loss and surplus, including a summary of profits, dividends paid, and other changes in the surplus accounts of the Corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss was made as required hereby and ending with the date of such balance sheet.

         The financial statement shall have appended thereto a certificate signed by the President or a Vice President or the Treasurer or an Assistant Treasurer of the Corporation or by a public accountant or firm of public accountants to the effect that the financial statement presents fairly the position of the Corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other certificate as in accordance with sound accounting practice.

         Section 8. Action Without a Meeting. Any action which may be authorized or taken at a meeting of shareholders of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE III

                                    Directors

     Section 1. Number of Directors. Until changed in accordance with the provisions of this Section, there shall be three (3) directors of the Corporation. The number of directors of the Corporation may be increased or reduced (I) at any meeting of shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the voting shares held by shareholders present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present, by the affirmative vote of a majority of the directors present. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

         Section 2. Election and Term of Office. At all elections of directors the candidates receiving the greatest number of votes shall be elected. Each director shall hold office until the annual meeting of shareholders next succeeding his election and until his successor is elected, or until his earlier resignation, removal from office, or death.

         Section 3. Qualification of Directors. Directors of the Corporation need not be shareholders of the Corporation.

         Section 4. Vacancies. The directors then in office though less than a majority of the whole authorized number of directors, may by the vote of a majority of their number, fill, for the unexpired term, any vacancy in the Board of Directors or any director's office that is created by an increase in the authorized number of directors. If any vacancy in the Board of Directors or any director's office that is created by an increase in the authorized number of directors is not filled in accordance with this Section by the directors then in office, shareholders entitled to elect directors shall have the right to fill the same at any meeting of the shareholders called for that purpose, and any director elected at any such meeting of shareholders shall serve until the next annual election of directors and until his successor is elected, or until his earlier resignation, removal from office, or death.

         Section 5. Performance of Duties. A director shall perform his duties as a director, including his duties as a member of any committee of directors appointed by the Board as hereinafter provided, in a manner and with the care required of a director under Ohio law. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by
(I) one or more directors, officers, or employees of the Corporation whom the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of directors upon which the director does not serve, duly established as hereinafter provided as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                                   ARTICLE IV

            Powers, Meetings and Committees of the Board of Directors


         Section 1. Powers of the Board. Except in those instances in which the law, the Articles of Incorporation, or this Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority or the Corporation shall be exercised by or under the direction of the Board of Directors.

         Section 2. Meetings of the Board. An annual meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of shareholders of the Corporation, and notice of such meeting need not be given.

         The Board of Directors may, by by-law or resolution, provide for other meetings of the Board. Meetings of the Board may also be held at any time upon call of the Chairman of the Board, the President, or any two members of the Board.

         Meetings of the Board of Directors shall be held at the principal office of the Corporation (I) unless held in accordance with Section 5 of this
Article IV, or (ii) unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state. Written notice of the time and place of each meeting of the Board of Directors other than the annual meeting shall be given to each director, either by personal delivery or by mail, telegram, or cablegram, at least two days prior to the date of such meeting. Such notice may be waived in writing, either before or after the holding of such meeting, any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

         Section 3. Quorum. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors then in office shall constitute a quorum for filling a vacancy in the Board of Directors. Whenever less than a quorum is present at any time and place appointed for a meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or this Code of Regulations.

         Section 4. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

         Section 5.  Action by Communications Equipment.
         Directors may participate in a meeting of the Board or any committee of directors appointed by the Board as hereinafter provided by means of conference telephone or other communications equipment if all persons participating can hear each other. Participation in a meeting pursuant to this Section shall constitute presence at such meeting.

         Section 6. By-Laws of the Board. The Board of Directors may adopt by-laws for the government of its actions consistent with the Articles of Incorporation and this Code of Regulations.

         Section 7. Committees. The Board of Directors may create one or more committees of directors, each of which shall be comprised of three or more directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the authority of filling vacancies among the directors or in any committee of the directors.

         The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of the particular committee.

         Each such committee shall serve at the pleasure of Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors.

         An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors.

         Any such committee may act by a majority of its members at meeting or by a writing or writings signed by all of its members, which writing or writings shall be filed with or entered upon the records of the Corporation.

         The Board of Directors may likewise appoint other individuals who are not members of the Board of Directors to act as members of any committee; provided, however, that any such individual shall only act in an advisory capacity and shall not have any vote upon any matter of business before the committee.

                                    ARTICLE V

                                    Officers

         Section l. Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and such ether officers (including, without limitation, a Chairman of the Board) and assistant officers as the Board of Directors may from time to time determine.

         Section 2. Election and Term of Office. Each officer of the Corporation shall be elected by the Board of Directors, and shall hold office until the annual meeting of the Board of Directors following his election or until his earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time, with or without cause. The Board of Directors may fill any vacancy in any office occurring from whatever cause.

         Section 3. Duties of Officers. Each officer and assistant officer shall have such duties, responsibilities, powers and authority as may be prescribed by law or assigned to him by the Board of Directors from time to time.

                                   ARTICLE VI

                 Indemnification of Directors and Other Persons

         The Corporation shall, and does hereby, indemnify any person who served or serves as a director, officer, employee or agent of the Corporation, or who served or serves at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation, by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised code.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation, this Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE VII

                        Certificates for Shares of Stock

         Section 1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe. The shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

         Section 2. The certificates for shares shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, and shall be countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe.

         Section 3. No certificate for shares shall be delivered in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and Upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require. The Board of Directors may, in its discretion, waive the requirement of a bond of indemnity.

                                  ARTICLE VIII

                                      Seal

         The Corporation may, by action of the Board of Directors, adopt a corporate seal. Failure to affix the corporate seal shall not affect the validity of any instrument.



                                   ARTICLE IX

                                   Amendments

         This Code of Regulations may be amended or repealed (I) at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation on such proposal, or (ii) Section 8 of Article II notwithstanding, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

                                                                     EXHIBIT 4.1



                        Specimen Common Share Certificate

CLASS A COMMON STOCK                                    CLASS A COMMON STOCK
NUMBER                                                                SHARES
KA-1282                                                             SPECIMEN

                                     KAHIKI

This Certifies that


                                    SPECIMEN

is the owner of

      FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES, NO PAR VALUE, OF
                 KAHIKI FOODS, INC. FKA KAHIKI SUPPER CLUB, INC.

transferrable only in the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, KAHIKI SUPPER CLUB, INC. has caused Certificate to be executed by the facsimile signatures of its duly authorized officers.

Dated:

Secretary                                                             President

                               KAHIKI FOODS, INC.
                          FKA KAHIKI SUPPER CLUB, INC.

     THE CORPORATION WILL MAIL TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR, A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF OTHER CLASSES AND SERIES OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they are written out in full according to applicable laws or regulations:

     TEN COM- as tenants in common UNIF TRANS MIN
     ACT-___________Custodian_______ TEN ENT- as tenants by the entireties
     (Cust) (Minor) JT TEN- as joint tenants with under Uniform Transfers to Minors right of survivorship and
                 not as tenants in common            Act____________________
                                                                         (State)

                      Additional abbreviations may also be used though not in the above list.

For Value received,____________           hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------------

         ---------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
        ================================================================
        ----------------------------------------------------------------
                                                                          shares
of the common stock represented by the within Certificate, and do hereby irravocably constitute and appoint _____________________________
_________________________________Attorney to transfer the said stock on the books of the within Corporation with full power of substitution in premiss

Dated                X

                      X___________________________________
                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                   MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                   UPON THE FACE OF THE CERTIFICATE, IN EVERY
                        PARTICULAR, WITHOUT ALTERATION OR
                       ENLARGEMENT, OR ANY CHANGE WHATEVER


SIGNATURE GUARANTEED:__________________________________________
                            THE SIGNATURE SHOULD BE GUARANTEED BY AN
                            ELIGIBLE GUARANTOR INSTITUTION, BANKS,
                            STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
                            PURSUANT TO SEC RULE 17ACT-17

                                                                     EXHIBIT 4.2


     THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDE THE SECURITIES ACT OF 1933 ACT, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS COMMON STOCK PURCHASE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, OR (C) IF REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT ("PURCHASE AGREEMENT"), DATED THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH LIMIT THE EXERCISE RIGHTS OF THE HOLDER AND SPECIFY MANDATORY REDEMPTION OBLIGATIONS OF THE COMPANY.

                     ---------------------------------------
                               KAHIKI FOODS, INC.
                          COMMON STOCK PURCHASE WARRANT

Number of shares: 294,117

                                                      Holder: Barron Partners LP
                                                        c/o Andrew Barron Worden
                                                                Managing Partner
                                                     730 Fifth Avenue, 9th Floor
                                                               New York NY 10019
                                                                tel 212-659-7790
                                                                fax 646-607-2223
                                                               cell 917-854-0036
                                                          abw@barronpartners.com

Expiration Date: February 27, 2009

Exercise Price per Share: $2.25


Kahiki Foods, Inc. Inc, a company organized and existing under the laws of the State of Ohio (the "Company"), hereby certifies that, for value received, Barron Partners LP, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company 294,117 shares (the "Warrant Shares") of common stock, no par value (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") in exchange for (a) one (1) Warrant and (b) $2.25 per share (as adjusted from time to time as provided in Section 7, per Warrant Share (the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on February 27, 2009 (or eighteen months of effectiveness of a Registration Statement subsequent to the issuance herein, whichever is longer)(the "Expiration Date"), and subject to the following terms and conditions:

     a Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or nay distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     b Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

     c Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.


     d    Registration of Transfers and Exchange of Warrants.

          a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

          b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     e    Exercise of Warrants.

          a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise [as defined herein]) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          b. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

          c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"): Net Number = (A x (B - C))/B

                  (ii) For purposes of the foregoing formula:

                           A= the total number shares with respect to which this Warrant is then being exercised.

                           B= the last reported sale price (as reported by Bloomberg) of the Common Stock on immediately preceding the date of the Exercise Notice.

                           C= the Warrant Exercise Price then in effect at the time of such exercise.

          e. The holder of this Warrant agrees not to elect for a period of one (1) year a Cashless Exercise. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the shares underlying this Warrant.

     f Call by the Company. This Warrant contains a callable feature until February 27, 2005 requiring the automatic exercise at any time prior to the Expiration Date if the closing public market price of the Company's common stock is equal to or in excess of the callable price of $3.50 for a period of twenty (20) consecutive days and there is an effective Registration Statement covering the shares of Common Stock underlying this Warrant ("Automatic Exercise")during such twenty (20) consecutive day period. Upon occurrence of the Automatic Exercise, the Company shall provide the Holder with notice of such Automatic Conversion ("Automatic Exercise Notice"). Upon receipt of the Automatic Exercise Notice, the Holder must (i) exercise, in whole or in part, this Warrant within ten (10) days; or (ii) notify the Company of its intent to transfer this Warrant pursuant to Section 4 of this Warrant. In the event that the Holder elects to transfer this Warrant pursuant to Section 4 of this Warrant, then the subsequent holder of this Warrant must exercise this Warrant on or before the thirtieth
          (30) day after notification of intent to transfer this Warrant. In the event that this Warrant is exercised, the Holder must deliver to the Company at its office at 3004 East 14th Avenue, Columbus, Ohio
          Attention: President, on or before 5:00 p.m., Eastern Time, on the required date, (i) Form of Election to Purchase properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant. If the Holder does not exercise this Warrant within ten (10) days from receipt of the Automatic Exercise Notice or, in the event that this Warrant has been transferred pursuant to Section 4 of this Warrant, the subsequent holder of this Warrant does not exercise this Warrant within thirty (30) days after notification of intent to transfer this Warrant, then this Warrant will expire.

     g Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

          a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

          b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          d. Adjustment for Earnings. For any unexecuted Warrants, based on the Company's 9 month earnings for the period ended September 30, 2004, the exercise price of this Warrant shall be adjusted upon release of such unaudited numbers for that period, which release should be by November 30, 2004, based on the Company's 9 month earnings from recurring operations, before any one non-recurring income or loss, and before income tax, depreciation and amortization ("EBITDA") in a straight line in accordance with the following formula:

                                       $3.15 Million or         $2.5395      $1.929 Million or
                       EBITDA                 More             Million             Less
              Warrant Exercise Price        $2.75               $1.50              $.25

         For the purposes of this paragraph, the Company's EBITDA shall be calculated without taking into account any discount caused by the sale of the Shares or any outstanding unexercised Warrants.

     h Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

     i Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:

                           Kahiki Foods, Inc.
                              3004 East 14th Avenue
                              Columbus, Ohio 43215
                           Attn:  Michael Tsao
                            Telephone: (614) 252-3040

                            If to the Warrant Holder:

                           Andrew Barron Worden
                           Managing Partner
                           Barron Partners LP
                           730 Fifth Avenue, 9th Floor
                           New York NY 10019
                           tel 212-659-7790

     j    Miscellaneous.

          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

          b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

          c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without regard to the principles of conflicts of law thereof.

          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


         Kahiki Foods, Inc.



         By:
              ------------------------------------------------

         Name:
                ----------------------------------------------

         Title:
                 ---------------------------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  Kahiki Foods, Inc.

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock ("Common Stock"), no par value, of Kahiki Foods, Inc. and encloses one warrant and $2.25 for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:






(Please print name and address)


(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:






(Please print name and address)

Dated:                          Name of Warrant Holder:
        -------------------

                              (Print)
                                      ------------------------------------

                              (By:)
                                     -------------------------------------


                              (Name:)
                                       -----------------------------------

                              (Title:)
                                        ----------------------------------

                              Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

                                                                     EXHIBIT 4.3



      THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ACT, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS COMMON STOCK PURCHASE WARRANT, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, OR (C) IF REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT ("PURCHASE AGREEMENT"), DATED THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH LIMIT THE EXERCISE RIGHTS OF THE HOLDER AND SPECIFY MANDATORY REDEMPTION OBLIGATIONS OF THE COMPANY.

                     ---------------------------------------

                               KAHIKI FOODS, INC.

                          COMMON STOCK PURCHASE WARRANT

Number of shares:   294,117
                                              Holder: Barron Partners LP
                                                 c/o Andrew Barron Worden
                                                 Managing Partner
                                                 730 Fifth Avenue, 9th Floor
                                                 New York NY 10019
                                                 tel 212-659-7790
                                                 fax 646-607-2223
                                                 cell 917-854-0036
                                                 abw@barronpartners.com
                                                 ----------------------

Expiration Date:    February 27, 2009


Exercise Price per Share:  $3.00



Kahiki Foods, Inc., a company organized and existing under the laws of the State of Ohio (the "Company"), hereby certifies that, for value received, Barron Partners LP, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company 294,117 shares (the "Warrant Shares") of common stock, no par value (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") in exchange for (a) one (1) Warrant and (b) $3.00 per share (as adjusted from time to time as provided in Section 7, per Warrant Share (the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on February 27, 2009 (or eighteen months of effectiveness of a Registration Statement subsequent to the issuance herein, whichever is longer)(the "Expiration Date"), and subject to the following terms and conditions:

     a Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or nay distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     a Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

     a Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

     a    Registration of Transfers and Exchange of Warrants.

          a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

          b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     a    Exercise of Warrants.

          a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise [as defined herein]) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          b. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

          c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                          Net Number = (A x (B - C))/B

               (ii) For purposes of the foregoing formula:

                    A= the total number shares with respect to which this Warrant is then being exercised.

                    B= the last reported sale price (as reported by Bloomberg) of the Common Stock on immediately preceding the date of the Exercise Notice.

                    C= the Warrant Exercise Price then in effect at the time of such exercise.

          e. The holder of this Warrant agrees not to elect for a period of one (1) year a Cashless Exercise. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the shares underlying this Warrant.


     a Call by the Company. This Warrant contains a callable feature until February 2717th, 2005 requiring the automatic exercise at any time prior to the Expiration Date if the closing public market price of the Company's common stock is equal to or in excess of the callable price of $5.50 for a period of twenty (20) consecutive days and there is an effective Registration Statement covering the shares of Common Stock underlying this Warrant ("Automatic Exercise") during such twenty (20) consecutive day period. Upon occurrence of the Automatic Exercise, the Company shall provide the Holder with notice of such Automatic Conversion ("Automatic Exercise Notice"). Upon receipt of the Automatic Exercise Notice, the Holder must (i) exercise, in whole or in part, this Warrant within ten (10) days; or (ii) notify the Company of its intent to transfer this Warrant pursuant to Section 4 of this Warrant. In the event that the Holder elects to transfer this Warrant pursuant to Section 4 of this Warrant, then the subsequent holder of this Warrant must exercise this Warrant on or before the thirtieth
          (30) day after notification of intent to transfer this Warrant. In the event that this Warrant is exercised, the Holder must deliver to the Company at its office at 3004 East 14th Avenue, Columbus, Ohio
          Attention: President, on or before 5:00 p.m., Eastern Time, on the required date, (i) Form of Election to Purchase properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant. If the Holder does not exercise this Warrant within ten (10) days from receipt of the Automatic Exercise Notice or, in the event that this Warrant has been transferred pursuant to Section 4 of this Warrant, the subsequent holder of this Warrant does not exercise this Warrant within thirty (30) days after notification of intent to transfer this Warrant, then this Warrant will expire.


     a Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

          a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

          b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

          c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          d. Adjustment for Earnings. For any Warrants that have not yet been exercised, based on the Company's 12 months earnings for the period ended March 31, 2005, the exercise price of this Warrant shall be adjusted upon the release of the Company's audited numbers for such period, based on the Company's 12 month earnings from recurring operations, before any one non-recurring income or loss, before income tax, depreciation and amortization ("EBITDA") in a straight line in accordance with the following formula:

                                  $4.2 Million or More                                $2.572 Million or
            EBITDA                                          $3.39 Million                    Less
         Warrant Exercise                $3.50                  $1.88                        $.25
             Price

                  For the purposes of this paragraph, the Company's EBITDA shall be calculated without taking into account any discount caused by the sale of the Shares or any outstanding unexercised Warrants.

     a Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

     a Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:

                           Kahiki Foods, Inc.
                              3004 East 14th Avenue
                              Columbus, Ohio 43215
                           Attn:  Michael Tsao
                            Telephone: (614) 252-3040


                            If to the Warrant Holder:

                           Andrew Barron Worden
                           Managing Partner
                           Barron Partners LP
                           730 Fifth Avenue, 9th Floor
                           New York NY 10019
                           tel 212-659-7790
     a    Miscellaneous.

          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

          b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

          c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio without regard to the principles of conflicts of law thereof.

          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


         Kahiki Foods, Inc.



         By:
              ------------------------------------------------

         Name:
                -------------------------------------

         Title:
                 ---------------------------------------------

FORM  OF  ELECTION  TO  PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  Kahiki Foods, Inc.


In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock ("Common Stock"), no par value, of Kahiki Foods, Inc.XYZ Inc and encloses one warrant and $3.00 for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.


The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:






(Please print name and address)


(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:






(Please print name and address)

Dated:                      Name of Warrant Holder:
        -------------------

                              (Print)
                                      ------------------------------------

                              (By:)
                                     -------------------------------------


                              (Name:)
                                       -----------------------------------

                              (Title:)
                                        -----------------------------------

                              Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant



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                                                                     EXHIBIT 4.4

                               KAHIKI FOODS, INC.

                          COMMON SHARE PURCHASE OPTION


     Bob Binsky ("Optionee") is hereby granted this 24th day of January, 2004, an Option to purchase 80,000 Common Shares ("Shares") of Kahiki Foods, Inc. (the "Company"), subject to the terms and conditions hereof.

     Section 1. Stock Purchase Price. The Option Price for purchase of such Shares shall be One Dollar and Eighty Cents ($1.80) per share.

     Section 2. Exercise of Option.

     2.1. Time of Exercise. The Option must be exercised within two (2) years from the date set forth above.

         2.2. Method of Exercise of Option. The Optionee may exercise this Option in whole or in part (but not as to a fractional share), by the surrender of this Option, properly endorsed if required, at the office of the Company, or such other address as the Company may designate by written notice to the Optionee addressed to the Optionee at the Optionee's address appearing on the records of the Company, accompanied by payment of the purchase price for such shares by certified check or bank draft. Provided, however, that this Option may not be exercised, to any extent by the Optionee after the expiration of the Option.

         2.3. Adjustment of Option Price. In the event any dividend upon the Common Shares of the Company payable in Common Shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares of the Company, the number of shares shall be increased or decreased proportionately so there shall be no change in the aggregate purchase price payable upon the exercise of this Option. In the event of any other recapitalization or any reorganization, merger, consolidation, or any other change in the corporate structure or stock of the Company, the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate, as to the number, kind and price of shares issuable pursuant to this Option.

         Upon the adjustment of the Option purchase price, or the number of shares issuable pursuant to the Option, then, and in such cases, the Company shall give written notice thereof by certified or registered mail, postage prepaid, addressed to the Optionee at the address shown on the books of the Company, which notice shall state the Option purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable upon the exercise of this Option and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         Section 3. Restrictions on Transferability of Shares Issuable Upon Exercise of this Option.

         3.1. Restricted Securities. This Option shall not be exercisable except for a security which at the time of exercise (i) is exempt from registration under the Securities Act of 1933, as amended, (ii) is exempt from registration under applicable blue sky laws, and (iii) is exempt, is the subject matter of an exempt transaction, or is registered under the Securities Act of 1933, as amended. To this end, the Optionee may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. If the Optionee is unwilling to give a representation in writing that he is acquiring such shares for his own account for investment as set forth herein, such Option shall immediately terminate and the Optionee shall have no right to purchase any shares under such Option.

         3.2. Share Restrictions. In addition to the restrictions relating to unregistered securities set forth in this agreement, all shares issuable upon exercise of this Option shall be subject to all other restrictions which may be in effect, from time to time, as to the shares issued and outstanding of the Company.

         3.3. Legend. All share certificates issued pursuant to exercise of this Option shall bear the following legend:

                  The securities represented by this Certificate have not been registered under the Securities Act of 1993. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under the Securities Act of 1933 or the availability of an exemption therefrom. Furthermore, no offer, sale, pledge or hypothecation of the securities represented by this Certificate is to take place without the prior written consent of counsel of the issuer being affixed to this Certificate. The Company's share transfer agent has been ordered to effectuate transfers of this Certificate only in accordance with the above instructions.

         Section 4. Restriction of Issuing Shares. The exercise of the Option hereunder shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon the Option exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         Section 5. Investment Intent. Optionee may be required upon exercise of this Option to give a representation in writing that he is acquiring purchased shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         Section 6. Claim to Stock Ownership. Optionee shall not be nor have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and Optionee has caused his name to be entered as the shareholder of record on the books for the Company.

         Section 7. No Obligation to Exercise an Option. There shall be no obligation upon the Optionee to exercise the Option.

         Section 8. Governing Law. The granting and exercise of the Option hereunder, as well as the obligation of the Company to sell and deliver shares under the Option, shall be construed under and governed by the laws of the State of Ohio, and subject to all applicable laws, rules, and regulations and to such approval by any governmental agencies and national securities exchanges as may be required.

         I hereby certify that this Option is granted to the above named
Optionee.


                            KAHIKI FOODS, INC.


                            By:____________________________
                               Michael C. Tsao, President

                                                                     Exhibit 5.1


                          Carlile Patchen & Murphy LLP
                              366 East Broad Street
                               Columbus, OH 43215




                                                     March 24, 2004


Kahiki Foods, Inc.
3004 East 14th Avenue
Columbus, Ohio  43219

Gentlemen:

     As counsel for Kahiki Foods, Inc., an Ohio corporation (the "Company"), we have had charge of all proceedings and actions taken in connection with the Registration Statement on Form SB-2 under the Securities Act of 1933 (file No. ___________) filed on March 24, 2004 with the Securities and Exchange Commission covering up to 1,271,174 Common Shares, 588,234 Common Share Purchase Warrants, ("Warrants") and 80,000 Common Share Options ("Options").

     Based upon the foregoing and upon an investigation of such other matters as in our judgment permit us to render an informed opinion, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

     2. The Common Shares currently outstanding are validly issued, fully paid and non-assessable. The Warrants and Options have been duly authorized by proper corporate action by the Company. Upon exercise and payment of the exercise price of the Warrants and Options as described in the Registration Statement, the Common Shares issued upon such exercise will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement on Form SB-2, and we consent to the use of our firm name in, and the statement with respect to us appearing under the heading "Legal Matters" in the Prospectus forming a part of such Registration Statement.

                                                     Very truly yours,

                                                     /s/ Andrew J. Federico

                                                                    EXHIBIT 10.1



                                LEASE AGREEMENT

This LEASE AGREEMENT ("Lease") made effective the 27th day of December, 1999, between Simon Group Limited Partnership, an Ohio limited partnership, having an office at 3000 E. 14'h Avenue, Columbus, Ohio 43219, (hereinafter called "Landlord") and Kahiki Foods, Inc., an Ohio corporation, having an office at 3583 E. Broad Street, Columbus, Ohio 43213 (hereinafter called "Tenant").

WITNESSETH: Landlord leases to Tenant and Tenant leases from Landlord office space and warehouse/assembly space which combined area is commonly known as:
3004 E. 14th Avenue, Columbus, Ohio 43219, consisting of approximately 22,095 feet, (hereinafter called "the Demised Premises" or "the Premises") as more particularly described in Exhibit "A" for the term and upon the payment of the rents and the keeping, performance and observance of all other terms, covenants, provisions, conditions and limitations hereinafter set forth, and each of the parties covenants and agrees to keep, perform and observe all of the same on its part to be kept, performed and observed.

1.TERM. The initial term of this Lease shall commence on February 1,2000, and end on January 31, 2005, both dates inclusive. Provided Tenant is not in default under this Lease, Tenant shall have the option to renew this Lease for two (2) successive three (3) year renewal periods with the first beginning at the end of the initial lease term and the second beginning at the end of the initial renewal period. In order to exercise each renewal option hereunder, Tenant must not be in default under this Lease and must provide Landlord with written notice of its intention to do so 180 days prior to the end of the original term or any renewal period under this Lease. All terms and conditions of any renewal period shall remain the same as the initial lease term excepting the right of further renewal and any other matter herein specifically mentioned. All parties to this Lease and liable thereon by virtue of this Lease and any guaranty of same shall be and remain bound and liable for any such renewal period to the same effect and extent as though such renewal period had been part of the initial tenn.

2. RENT. Tenant covenants and agrees to pay Landlord the Base Rent and Additional Rent (hereinafter Base Rent and Additional Rent shall be collectively referred to as "Rent"), commencing on February 1,2000, for the Demised Premises. As Base Rent, Tenant shall pay Landlord the sum of Fifty-Five Thousand Two Hundred ThirtySeven and 50/100 Dollars ($55,237.50) per annum payable in equal installments of Four Thousand Six Hundred Three and 13/100 Dollars ($4,603.13), in advance, on the first day of each and every calendar month of the initial tenn of this Lease, without any deduction or set-off whatsoever.

As Additional Rent to reimburse Landlord for its payment of Taxes pursuant to Paragraph 4, Common Area Maintenance Charges pursuant to Paragraph 7D, and Insurance pursuant to Paragraph 8, Tenant shall pay Landlord the amount of Twenty-Two Thousand Ninety-Five and 00/100 Dollars ($22,095.00) per annum ($1.00 per square foot of Demised Premises), payable in equal monthly installments of One Thousand Eight Hundred Forty-One and 25/1 00 Dollars ($1,841.25) in advance on the first day of each and every calendar month of the initial term of the Lease without any deduction or set off whatsoever. Tenant covenants and agrees that all Base Rent and Additional Rent hereunder shall be paid to Landlord in legal tender of the United States of America without any demand therefor, at the office herein above set forth, or at such other place as Landlord may from time to time designate by notice in writing. All overdue installments of Rent or any other amounts due to Landlord from Tenant under this Lease shall bear interest at the rate of one and one-half percent (1-1/2 %) per month, for each month or any part thereof during which there is any overdue installments.

3. RENEWAL RENT. Tenant covenants and agrees to pay Landlord, during any renewal period(s), Base Rent as defined herein and Additional Rent. As Base Rent during the first renewal period Tenant shall pay Landlord a sum equal to the greater of One Hundred Six Thousand Nine Hundred Eighty-Five and 88/1 00 Dollars ($106,985.88) per annum or the annual sum determined by multiplying the sum of One Hundred Six Thousand Nine Hundred Eighty-Five and 88/100 Dollars ($106,985.88) by a number equal to the CPI Index as of December 2005 divided by the CPI Index of December 1999. The sum which represents the annual Base Rent shall be paid in twelve (12) equal installments, in advance, on the first day of each and every calendar month of the first renewal period of this Lease, without any deduction or set-off. As Base Rent during the second renewal period Tenant shall pay to Landlord a sum equal to the greater of the annual Base Rent for the first renewal period or a sum determined by multiplying the annual Base Rent during the first renewal period by a number equal to the CPI Index as of December 2008 divided by the CPI Index of December 2005. The sum which is determined to be the annual Base Rent for the second renewal period shan be paid in twelve (12) equal installments, in advance, on the first day of each and every calendar month of the second renewal period of this Lease without any deduction or set-off whatsoever. "CPI" shall mean the Consumer Price Index, an cities, an urban consumers, revised as published by the Bureau of Labor Statistics, United States Department of Labor. If at any time during this Lease the CPI shall cease to be published, there shall be substituted therefor the most similar inflation indicator then published.

         As Additional Rent during the first renewal period Tenant shall pay Landlord a sum equal to the greater of Twenty- Two Thousand Ninety-Five and 00/100 Dollars

($22,095.00) per annum or the annual sum determined by multiplying the sum of Twenty-Two Thousand Ninety-Five and 00/100 Dollars ($22,095.00) by a number equal to the CPI Index as of December 2005 divided by the CPI Index of December 1999. The sum which represents the annual Additional Rent shan be paid in twelve
(12) equal installments, in advance, on the first day of each and every calendar month of the first renewal period of this Lease, without any deduction or set-off. As Additional Rent during the second renewal period Tenant shall pay to Landlord a sum equal to the greater of the annual Additional Rent for the first renewal period or a sum determined by multiplying the annual Additional Rent during the first renewal period by a number equal to the CPI Index as of December 2008 divided by the CPI Index of December 2005. The sum which is determined to be the annual Additional Rent for the second renewal period shall be paid in twelve (12) equal installments, in advance, on the first day of each and every calendar month of the second renewal period of this Lease without any deduction or set-off whatsoever. "CPI" shan mean the Consumer Price Index, all cities, all urban consumers, revised as published by the Bureau of Labor Statistics, United States Department of Labor. If at any time during this Lease the CPI shall cease to be published, there shall be substituted therefor the most similar inflation indicator then published.

4. REAL ESTATE TAXES. "Taxes" shall be herein defined as all assessments, both general and special, levies and governmental impositions and charges of every kind and nature whatsoever assessed, imposed or levied upon the parcel of which the Demised Premises is a part during the term of this Lease and any extension or renewal thereof. Landlord shall pay and be responsible for payment of Taxes.

5. PROJECT SERVICES.

         A. Provided Tenant is not in default under any of the covenants and agreements of this Lease, Landlord shall furnish Tenant with electric current used in connection with the parking area lighting. Any installation of special equipment (such as intermittent operating equipment) must have the prior approval of Landlord. Any new or additional electrical facilities in or servicing the Premises required by Tenant (if permitted) shall be installed, furnished or made by Landlord at Tenant's expense. All expense of maintenance and cleaning of fluorescent lighting equipment located in the Premises shall be borne by Tenant and all electricity used during cleaning services or alterations and repairs in said Premises shall be paid by Tenant.

         B. Landlord represents that portable water, sanitary sewer and electricity is currently available to this site. Landlord, while not warranting that any of the Project services stipulated in this Paragraph 5 will be free from interruptions or suspensions caused by inspections, cleaning, repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to procure such service, or to obtain fuel or supplies, and for other causes or causes beyond Landlord's reasonable control, or for emergency, will nevertheless diligently attempt to make such repairs or renewals to building distributions lines and facilities as may be required to restore any such service so interrupted or suspended. An interruption or suspension of, or fluctuation in, any Project service (resulting from any of said cause or causes) shall never be deemed an eviction or disturbance of Tenant' s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages, nor relieve Tenant from performance of Tenant's covenants and agreements hereunder.

         C. Landlord does hereby agree to provide space in the parking area immediately adjacent to the Premises located on the north side of the building for installation of a pad upon which to locate a 12' x 20' nitrogen tank provided that adequate space is available. Tenant shall pay all costs, including but not limited to cost of construction and installation, associated with said pad and the installation of the nitrogen tank. Should Landlord incur any cost(s) associated with the locating of this pad or the maintaining of a nitrogen tank upon Landlord's property, including but not limited to increased insurance premiums or permit fees, Tenant shall, immediately upon receipt from Landlord of invoice for same, reimburse Landlord for such cost(s). At the conclusion of the lease term, or any renewal period, Tenant, at its sole cost, shall remove the nitrogen tank and pad and restore Landlord's property to the condition in which it was originally in at the time the pad was installed or to such other condition acceptable to Landlord and which is comparable with the condition of Landlord's property at that time.

6. UTILITIES.

         A. Tenant shall pay for all utilities serving, or used in connection with, Tenant's occupancy of the Premises including, without limitation, water, electricity, natural gas, sewer rental and telephone and shall sign all application forms and other documents, if any, which may be necessary in order to obtain separate meters for such utilities.

         B. At all times, Tenant's use of any such services shall never exceed the capacity of the mains, feeders, ducts and conduits bringing such service to the Demised Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such service within the Demised Premises.

         C. Tenant shall be responsible for and shall pay all cost(s) associated with the removal of rubbish from the Premises.

7. MAINTENANCE OF DEMISED PREMISES.

         A. Landlord shall maintain at its cost: the roof and exterior walls, excepting any doors or windows therein, common areas (including parking lots and drives) and any structural portions of the Demised Premises; making repairs thereto becoming necessary during the initial term and any renewal period unless occasioned by any act or negligence of Tenant, its agents, contractors, invitees, or employees in which event such damage shall be repaired by Landlord at Tenant's sole cost and expense or in the event Landlord pays for such damage then Landlord shall be entitled to reimbursement from the Tenant within fifteen
(15) days after Landlord invoices Tenant.

         B. Tenant covenants and agrees to keep and maintain the Demised Premises and the fixtures and improvements therein in good order, condition and repair, and to make promptly all repairs or replacements becoming necessary during the initial term and any renewal period as extended including, but without limitations, repairs or replacements of windows, doors, glass ( which shall be replaced with glass of the same size and quality), electrical, plumbing and sewage lines and fixtures within the Demised Premises, and all heating, air conditioning, ventilating and refrigeration equipment and ducts and vents attached thereto within or which service the Demised Premises, interior walls, floor covering and ceilings, and all elevators, docks, conveyors, fire extinguishers and building appliances of every kind. All repairs and replacements made by Tenant shall be equal in quality to the original work.

         C. On default of Tenant in making any repairs or replacements required to be made by Tenant hereunder or in maintaining the Demised Premises, Landlord may, but shall not be required to, make such repairs or replacements or to maintain the Demised Premises for Tenant's account, and the expenses thereof shall be payable by Tenant on demand, or at Landlord's election, together with the next installment of Rent due hereunder.

         D. Landlord shall maintain at its cost the common areas including without limitation, the cost of lighting, cleaning, repairing, striping, sealing and snow plowing of the walkways, drives, parking lots, service areas and other common areas; exterior repairs; roof maintenance; service contracts; landscaping; and all other expenses paid in connection with the operation of the Premises and property of which the Premises is a part.("Common Area Maintenance Charges").

8. INSURANCE BY LESSOR. Landlord shall, during the term of this Lease, keep the buildings and improvements compnsmg the Project, of which the Premises is a part, adequately insured against loss or damage by fire and other casualties covered by standard extended coverage insurance as issued in the State of Ohio, and shall maintain public liability insurance in an amount not less than One Million and 00/1 00 Dollars ($1,000,000.00) per person and per occurrence ("Insurance").

9. RIGHTS RESERVED BY LANDLORD. Without abatement or diminution in Rent, Landlord reserves and shall have the following rights:

         A. To approve and install all signs with respect to Tenant's use of the Premises (provided that such installment shall be at Tenant's sole expense); and

         B. Upon reasonable notice to Tenant to enter the Premises at all reasonable times (1) for the making of such inspections, repairs, renewals, alterations, improvements or additions of, or to, the Premises or the building as Landlord may deem necessary or desirable; (2) to exhibit the Premises to others during the last six (6) months of the initial term or any renewal period hereunder; and (3) for any purpose whatsoever related to the safety, protection, preservation or improvement of the Demised Premises or of the building or of Landlord's interest. Landlord shall take reasonable steps not to disrupt Tenant's operations in Landlord's exercise of its rights to enter the Premises or as provided hereunder.

10. ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably or arbitrarily withheld),
(1) assign, mortgage, hypothecate or convey this Lease or any interest therein;
(2) allow any transfer hereof of any lien upon Tenant's interest by operation of law; (3) sublet the Premises or any part thereof; or (4) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. The consent of Landlord to any such assignment, conveyance or subletting by Tenant shall not operate as a waiver of the necessity for a consent to any subsequent assignment, conveyance or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. Such consent shall not relieve Tenant from liability hereunder, past, present or future, for the payment of Rent and any amounts due Landlord from Tenant under this Lease or the performance or observance of any of the terms and conditions of this Lease Agreement, and Tenant shall continue to be fully liable hereunder.

         B. If Tenant is a corporation, then any transfer of this Lease Agreement from Tenant by merger, consolidation or liquidation, or any change in ownership or power to vote of a majority of Tenant's outstanding voting stock shall constitute an assignment for the purpose of this Lease Agreement and shall require the prior written consent of Landlord.

11. USE.

         A. Tenant shall use and occupy the Demised Premises as a business office and/or a USDA approved food processing plant and/or warehouse and for no other purpose.

         B. Tenant shall not use or permit the Demised Premises to be used for any unlawful or illegal business or purpose, nor sell or store on the Demised Premises any spirituous, malt or vinous liquor or any narcotic drugs or any explosives or inflammable materials. Tenant shall use, maintain and occupy the Demised Premises in a careful, safe and proper manner and shall not permit waste or the maintenance of a nuisance therein. Tenant will keep the Demised Premises and appurtenances and the adjoining areas and sidewalks in a clean, safe and healthy condition. Tenant, at its sole expense, shall comply promptly with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers which shall impose any liability, order or duty upon Landlord or Tenant with respect to Tenant's use or occupancy of the Demised Premises. Tenant shall not permit the Demised Premises to remain vacant and shall not do or permit to be done any act or thing upon the Demised Premises which will invalidate or be in conflict with any fire or casualty insurance policies or increase the rate for fire or casualty insurance covering the building. If, by reason of failure of Tenant to comply with the provisions hereof including, but not limited to, the use to which Tenant puts the Premises, the fire and casualty insurance rate shall at the commencement of the term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of all fire and casualty insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant and shall make whatever changes are necessary to comply with the requirements of the utility companies, insurance underwriters and governmental authorities having jurisdiction thereof.

12. TENANT'S TAXES. Tenant covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in-trade placed in or on the Demised Premises during the term of this Lease.

13. POSSESSION.

         A. If Landlord shall be unable to deliver possession of the Premises on the date of the commencement of the term hereby created because of (1) the fact that the Premises shall be in the course of construction on the date of commencement of the term of this Lease, or (2) any other cause beyond Landlord's reasonable control, the Rent reserved shall not commence until the date of possession of the Premises is available to Tenant and, in the event such date shall be in the middle of the month, then the Rent for such portion of a month shall be the product of the number of days of actual occupancy and a fraction, the numerator of which is the annual Rent hereunder and the denominator of which is 360. Tenant agrees to accept such allowance and abatement of Rent as liquidated damages, in full satisfaction for the failure of Landlord so to deliver possession on said date of commencement, and to the exclusion of all claims and rights which Tenant might otherwise have by reason of delivery of possession not being made on said date except that Tenant shall also have the remedy of terminating this Lease if the Premises cannot be delivered by June 1, 2000; and no failure so to deliver possession on said date shall in any event extend, or be deemed to extend, the term of this Lease. Nonstandard or additional work, if any, undertaken by Landlord for Tenant shall not be considered in determining the date when possession is available to Tenant.

         B. In the event that Tenant enters into possession of the Premises and uses and occupies the Premises for business purposes prior to the date of commencement of the term of this Lease, Tenant agrees that such use and occupancy shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, including the covenant to pay Rent except as provided herein.

14. INDEMNITY AND INSURANCE BY TENANT.

         A. All personal property belonging to Tenant or to any other person located in or about the Premises, or the areas adjoining the Premises, including the parking areas, shall be there at the sole risk of Tenant or such other person, and neither Landlord nor Landlord's agents or employees shall be liable for the theft, loss or misappropriation thereof, nor for any damage or injury thereto, nor for death or injury of Tenant or any of its officers, agents or employees or of any other person or damage to property caused by fire, water, rain, sprinklers, snow, frost, ice, steam, heat, cold, dampness, falling plaster, explosion, sewers, or sewerage, gas, odors, noise, the bursting or leaking of pipes, plumbing, electrical wiring, and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the Project, or of any other person, or caused in any other manner whatsoever, nor shall Landlord be liable for any latent defect in the Premises or of any damage, death, injury or defect therein. Tenant shall protect, indemnify and save harmless Landlord from all losses, costs or damages sustained by reason of any act or other occurrence or failure to act causing death or injury to any person or damage to property whomsoever or whatsoever due directly or indirectly to the use or occupancy of the Premises, or the areas adjoining the Premises, including the parking areas, or any part thereof by Tenant, and Tenant shall indemnity and save harmless Landlord against and from any and all claims arising from any act of negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all costs, counsel fees, expenses and liabilities incurred with respect to any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Nothing herein contained shall be construed to relieve Landlord of the consequence of its own negligence or the negligence of Landlord's agents or employees.

         B. Tenant agrees that, at its own expense, it will procure and continue in force, Comprehensive General Liability insurance insuring against personal injury, bodily injury and property damage occurring in, upon or about the Demised Premises, including all damage to or from sign, glass, awning, fixtures or appurtenances now or hereinafter erected on the Demised Premises during the term of this Lease, such insurance at all times to be in an amount of not less than a combined single limit of One Million and 00/100 Dollars ($1,000,000.00). Such insurance shall name Landlord and Landlord's mortgagee as "Additional Named Insured" and shall be written with a company or companies authorized to engage in the business of general liability insurance in the State of Ohio, and there shall be delivered to landlord customary insurance certification evidence of such paid-up insurance and copies of the policies. Such insurance shall further provide that the same may not be cancelled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least fifteen (15) days prior written notice thereof.

         The above-mentioned insurance certifications and policies which are to be provided by Tenant shall be for a period of not less than one (1) year, it being understood and agreed that fifteen (15) days prior to the expiration of any policy of insurance, Tenant will deliver to Landlord a renewal or new policy to take the place of the policy expiring, with the further agreement that, should Tenant fail to furnish policies as is provided in this Lease, and at the time herein provided, Landlord may obtain such insurance and the premiums on such insurance shall be paid by Tenant unto Landlord upon demand.

15. HOLDING OVER. Should Tenant remain in possession of the Premises after the expiration of the initial term or any renewal penod ot this Lease without the consent of Landlord, then, without diminishing in any respect Landlord's other remedies with respect to Tenant's failure to vacate the Premises, Tenant shall be on a month to month tenancy at one and one-half (1-1/2) times the Rent otherwise due under this Lease and such tenancy shall otherwise be subject to all of the covenants and agreements of this Lease.


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16. TAKING OF POSSESSION. Tenant takes possession of the Premises "As Is".
Landlord does not make any representation or warranty as to the condition of the Premises including but not limited to the HV AC, electrical, plumbing, sewer and refrigeration systems. Taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises was in good order and satisfactory condition and/or acceptable to Tenant when Tenant so took possession. No representation respecting the condition of the Premises or the Project has been made by Landlord to Tenant unless contained herein; and no promise of Landlord to prepare, alter or improve the Premises for Landlord's or Tenant's use and occupancy shall be binding upon Landlord unless contained herein. Landlord shall not be liable to Tenant for any expenses, injury, death, loss or damages resulting from frame work done in or upon, or by reason of the use of any adjacent or nearby building, land or public or private way, or resulting from construction of any additional building, land or public or private way, or resulting from construction of any additional buildings within the Project; provided, however, that Landlord shall use its best efforts so as to not unreasonably interfere with Tenant's use of the Premises and the adjacent parking areas in connection with any construction by Landlord within the Project.

17. AL TERA TION. It is understood, acknowledged and agreed that Tenant does take and lease the Demised Premises "As Is" and no representations are made or have been made by Landlord concerning the condition of the Premises and/or any of the fixtures and/or trade fixtures contained therein, including but not limited to the refrigeration equipment located in the premises, except as set forth herein. Tenant shall be solely responsible for the renovating, remodeling and or repair of the Premises and the fixtures and equipment contained therein. All such renovation, remodeling and/or repair of the Premises and the fixtures and equipment contained therein shall be at Tenant's sole cost and expense and shall not be commenced without first obtaining Landlord's written consent for same. Tenant shall not make any structural alterations, additions or improvements or other changes in or to the structure of the Premises without Landlord's prior written consent in each and every instance which shall not be unreasonably withheld. Before any such work is commenced or any materials therefor are delivered on the Premises, Tenant shall provide Landlord with plans, specifications, names of contractors and necessary permits; shall indemnify and hold harmless Landlord against and from liens, costs, damages, and expenses of all kinds; and shall submit to Landlord's reasonable supervision of said work.

18. SURRENDER AT END OF TERM. At the expiration, or earlier termination in any manner, of the initial term or any renewal period hereof Tenant shall quit and surrender the Premises, together with all installations, improvements, and alterations, including but not limited to trade fixtures, which may have been installed by Landlord or Tenant and which Landlord and Tenant agree shall become the property of

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



Landlord (it being understood and agreed that Tenant's furniture, movable partitions and standard business office machines and equipment shall remain Tenant's property and may be removed by Tenant), in as good condition and repair as when possession was delivered, reasonable use and wear, loss or damage by fire, the elements or other casualty not resulting from the willful or negligent acts of Tenant, Tenant's agents, employees or invites excepted. Upon such expiration or termination, should Landlord request Tenant to do so, Tenant agrees to remove or cause the removal of, all at Tenant's cost for such removal, all additions, installations, alterations, fixtures, and improvements made by Tenant upon the Premises and Tenant shall repair at Tenant's expense any damage to the Premises caused by such removal; any of the same not so removed, or removed and not properly repaired, may be removed and repaired by Landlord, and Tenant agrees to pay the cost thereof and to indemnify Landlord and hold Landlord harmless therefore; and if Landlord does not remove and repair the same, the same shall be deemed abandoned by Tenant and shall belong absolutely to Landlord.

19. UNTENANTABILITY. If the Premises shall be partially damaged by rue or other casualty, this Lease shall remain in full force and effect and the damage to the Premises shall be repaired by Landlord, and the Rent until such repairs shall be made shall be abated on a per diem basis proportionate to the extent and for the period that the Premises is unfit for occupancy; provided, however, that there shall be no abatement of Rent if the damage shall have been caused by the fault or neglect of Tenant, or Tenant's agents, contractors, servants, employees, licensees or invites, which shall be without prejudice to any other rights or remedies of Landlord. Landlord shall incur no liability on account of any delay in the completion of such repairs which may arise by reason of adjustment of insurance, labor difficulties or any other cause beyond Landlord's control. If all or substantially all of the Premises is wholly destroyed or is made unfit for occupancy by rue or other casualty, acts of God or other cause, in Landlord's reasonable judgment, Landlord may elect, by written notice to Tenant within ninety (90) days after the casualty date, (1) to terminate this Lease as of the date when the Premises or the building is so destroyed or made unfit for occupancy, or (2) to repair, restore or rehabilitate the Premises or the building at Landlord's expense within six (6) months after Landlord is able to take possession of the damaged Premises and undertake construction of repairs; and if Landlord elects to so repair, restore or rehabilitate the Premises or the building, this Lease shall not terminate, but Rent shall be abated on a per diem basis proportionate to the extent and for the period that the Premises is unfit for occupancy. In the event Landlord shall proceed under (2) above and shall not substantially complete the work within said six (6) month period (excluding from such period loss of time resulting from delays beyond the reasonable control of Landlord), either Landlord or Tenant may then terminate this Lease, as of the date when the Premises or the building was so made unfit for occupancy, by written

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



notice to the other not later than ten (10) days after the expiration of said six (6) month period, computed as herein provided. In the event of termination of this Lease pursuant to this paragraph, Rent shall be apportioned on a per diem basis to and including the effective date of such termination, and Tenant shall promptly vacate the Premises and surrender the same to Landlord. If the damage or destruction be due to the fault or neglect of Tenant, or Tenant's agents, contractors, servants, employees, licensees or invites, the debris shall be removed at the expense of Tenant. Notwithstanding anything herein stated to the contrary, Landlord shall in no event be obligated to repair or rebuild if such damage or destruction shall occur during the last one (1) year term of this Lease.

20. DEFAULT.

         A. Tenant covenants and agrees that if:

         1. Tenant shall fail, neglect or refuse to pay any installment of Base Rent and/or Additional Rent at the time and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof, and if any such default should continue for a period of more than ten (10) days; or

         2. Tenant shall make an assignment for the benefit of creditors or if the interest of the Tenant in said Premises shall be sold under execution or other legal process; or

         3. Tenant shall be adjudged a bankrupt or if a receiver or trustee shall be appointed for the Tenant by any court; or

         4. Tenant shall abandon or vacate the premises or shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained and covenanted and agreed to be kept and performed by it, and in the event any such default shall continue for a period of more than ten (10) days after notice thereof given in writing to Tenant by Landlord, provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than the period of such notice, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within the period set forth in the notice and is diligently prosecuting compliance of said notice or has taken the proper steps or proceedings under the circumstances to prevent the seizure, destruction, alteration or other interference with said Premises by reason of non-compliance with the requirements of any law or ordinance or with the rules, regulations, or direction of any governmental authority as the case may be;

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         Then the Tenant shall be deemed to be in default of this Lease and does hereby authorize and fully empower Landlord or Landlord's agents, at Landlord's sole option, to (1) re-enter into possession of the Demised Premises, with process of law, and expel, remove or put out Tenant or any other person or persons occupying said Premises, and to repossess said Premises, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord, and/or (2) sue for and recover all Rent earned up to the date of such reentry; and/or (3) terminate the Tenant's right of possession without terminating the Lease; and/or (4) terminate the Tenant's right of possession, re-enter and resume possession of the Demised Premises without such re-entry working in forfeiture of the Rents to be paid and the covenants, agreements and conditions to be kept and performed by Tenant for the initial term and any renewal periods of this Lease; and/or (5) remove all property of Tenant from the Premises and such property may be removed and stored in an appropriate warehouse or elsewhere at the cost of and for the account of the Tenant, with evidence of notice and resort to legal process and without being deemed guilty of trespass or becoming liable for loss or damage which may be occasioned thereby; and/or (6) have the right but not the obligation to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect, applying the net rentals for such letting first to the payment of Landlord's expense incurred in repossessing the Premises and the cost and expense of making such improvements in the Premises as may be necessary in order to enable Landlord to re-Iet the same, and to the payment of any brokerage commission, and reasonable attorneys' fees or other necessary expenses of Landlord in connection with such repossession and re-Ietting with the balance, if any, applied by Landlord from time to time on account of payments due or payable by tenant hereunder, with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time, without being obligated to await the end of the term hereof for the final determination of Tenant's account and Tenant shall have no interest in any monies received upon re-Ietting.

         B. Landlord may, at its option, while such default or violation of covenant or condition continues, declare all or any portion of the Base Rent and Additional Rent or other amounts due to Landlord from Tenant under this Lease, and accrued and unpaid interest provided for in this Lease, for the full term of this Lease remaining unpaid due and payable at once.

         C. The various rights, remedies, powers and elections of Landlord, reserved, expressed or contained in this Lease, are cumulative and no one of them shall be deemed exclusive of the others or of such other rights, remedies, powers, options or

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elections which are now, or may hereafter be, conferred upon Landlord by law or in equity. In addition to all other remedies, Landlord is entitled to the restraint by injunction of all violations, actual, attempted or threatened of any covenant, condition or provision of this Lease and it is specifically agreed that Landlord shall not be required to prove irreparable harm, it being stipulated by Tenant, or to post a bond in excess often Dollars ($10.00) in connection with any injunction or restraining order pertaining to this Lease or the Tenant's occupancy of the Premises.

         D. Tenant agrees that Landlord shall retain a lien and have perfected security interest in favor of Landlord for all improvements whether denominated building, leasehold improvements or fixtures ("Improvements") constructed, installed in or on the Premises and financed by Tenant as contemplated under this Lease. The Tenant agrees upon the request of Landlord to execute financing statements in favor of Landlord securing its interest in the Improvements, as established hereunder. Tenant shall have the right to separately finance and mortgage all leasehold improvements and equipment.

         E. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant's use or occupancy of the leased Premises, and/or any claim of injury or damage.


         F. In case suit shall be brought by Landlord for recovery of possession of the leased Premises, for the recovery of Rent or any other amounts due to Landlord from Tenant under the provisions of this Lease, or because of the breach of any covenant herein contained on the part of Tenant to be performed, and a breach shall be established, Landlord shall be entitled to receive as additional damages all expenses incurred by Landlord in bringing such action, including, but not limited to, reasonable attorneys' fees.

21. SUBORDINATION; ESTOPPEL CERTIFICATES.

         A. Subordination. This Lease shall be subject and subordinate to each mortgage, deed of trust, master lease, ground lease or other similar instrument of encumbrance now or hereafter covering any or all of the Premises, (and each renewal, modification, consolidation, replacement or extension thereof) (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any action by either party hereto but only if holder of such Mortgage agrees not to disturb Tenant's rights hereunder as provided herein.

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



         B. Attornment and Non-Disturbance. Tenant shall promptly within ten
(10) days after the request of Landlord or the holder of any Mortgage (hereinafter referred to as "Mortgagee"), execute, acknowledge and deliver such further instrument or instruments evidencing such subordination as Landlord or such Mortgagee deems necessary or desirable, and (at such Mortgagee's request) attorning to such Mortgagee, provided that such Mortgagee agrees with Tenant that such Mortgagee will, in the event of a foreclosure of any such Mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with Tenant's rights hereunder, except on the occurrence of an event of Default.

         C. Subordination of Mortgage. Notwithstanding the foregoing subparagraphs, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining Tenant's, or anyone claiming by, through or under Tenant, consent by giving Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and thereafter such Mortgage shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgage.

         D. Estoppel Certificates. Tenant shall from time to time within ten
(10) days after being requested to do so by Landlord or any Mortgagee, execute, acknowledge and deliver to Landlord (or, at Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee) an instrument, certifying (I) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (2) as to the dates to which Rent and any other amounts due to Landlord from Tenant under this Lease, and any other charges arising hereunder have been paid; (3) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (4) as to the date that the Tenant has accepted possession of the Premises and the date on which the Term commenced; (5) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and, (6) as to any other fact or condition reasonably requested by Landlord or such other addressee; and acknowledging and agreeing that any statement contained in such certificate may be relied upon by Landlord and any other such addressee.

22. NOTICES. In every instance where it shall be necessary or desirable for Landlord to serve any bill, notice or demand upon Tenant, such bill, notice or demand shall be deemed sufficiently given or made if, in writing, mailed by registered or certified, United States mail, postage prepaid, and addressed to Tenant at the address indicated

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



on the first page of this Lease, and the time of giving or making such notice or demand shall be deemed to be the time when the same is mailed as herein provided. Any notice by Tenant to Landlord must be sent by registered, or certified, United States mail, postage prepaid, addressed to the Landlord at the address indicated on the first page of this Lease unless notified by Landlord, in writing, of a different address to which notice is to be sent.

23. NO WAIVER.

         A. No receipt of money by Landlord from Tenant with or without knowledge of the breach of covenants of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term or any renewal period(s) of this Lease or affect any such notice, demand or suit.

         B. No delay on the part of Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other, or further, exercise thereof or the exercise of any other right, power or privilege.

         C. No act done or thing said by Landlord or Landlord's agents or employees shall constitute a cancellation, termination or modification of, or eviction or surrender under this Lease or a waiver of any covenant, agreement or condition hereof, nor relieve Tenant from Tenant's obligation to pay the Rent reserved or other charges to be paid hereunder. An acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of the Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

         D. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated Rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any Rent check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

24. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on part

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



of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressed or implied to be supplied or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of strike or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a national emergency or by reason of a rule, order or regulation of any department or subdivision thereof or of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casua.lty or act of God.

25. MECHANICS' LIENS. If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechamcs' or other lien or order for payment of money shall be filed against the Premises, or against Landlord (whether or not such lien or order is valid or enforceable as such). Tenant shall, at Tenant's own cost and expense, cause the same to be cancelled and discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

26. PARKING. For the term of this Lease the Tenant and its agents, employees, servants, contractors, licensees and invitees shall have the non-exclusive right to park passenger motor vehicles in the parking areas adjoining the Premises. It is understood that Tenant holds such right upon the terms and conditions herein; and the further understanding that such areas shall not include any part thereoflimited to and so designated by the Landlord solely for the use by Landlord or its agents or for visitors to the Project. Also, Tenant agrees that no vehicles will be parked or staged in the area that may be required from time to time by Landlord for the free flow of traffic to and from the building. Nothing contained herein shall act as a guarantee by Landlord of sufficient space for parking nor shall Landlord be responsible for the safety of Tenant, its employees, invitees, customers and/or agents and or the property of said persons while in or located upon the parking areas.

27. SEPARABILITY. The holding of any court that any provision in this Lease is invalid or unenforceable shall not atfect the remaining provisions of this Lease which shall remain in full force and effect.

28. BROKER. Custom Cuts of St. Paul, Inc., Custom Cuts of Columbus, Inc. and Brad Beckman, individually, jointly and severally shall be responsible for the payment of all commissions due to Joe Polis of Polis & Simon, Inc., Realtors and Michael C. Spencer Of Ruscilli Real Estate Services, Inc. Landlord hereby represents and warrants to Tenant

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



and Tenant hereby represents and warrants to Landlord that no other real estate brokers have been retained in connection with this Lease and each shall hold the other harmless and indemnify the other for any such commission.

29. LEASE CONTINGENT UPON. It is agreed that this lease agreement is contingent upon (I) Tenant obtaining, within ninety (90) days, after the date first above set forth, USDA approval of the Premises and Tenant's use of same; (2) Tenant obtaining necessary permits and approvals to complete all renovations and remodeling of the Premises; and, (3) Tenant obtaining, within sixty (60) days, after the date first above set forth, acceptable financing to complete all renovations and remodeling of the Premises. Tenant shall use its best efforts to obtain such approvals. In the event Tenant is unable, after making a commercially reasonable and good faith effort to do so, to obtain any of the approvals required herein, Tenant shall immediately notify Landlord in writing of its failure to obtain the necessary approvals, and shall, within ten (10) days of providing notice, vacate the Premise, and return the Premises to Landlord in the same or similar condition as it was at the time Tenant took possession of same and this Lease shall be deemed to be null and void and all obligations and rights of Landlord and Tenant, except for Landlord's right to retain all sums paid and to collect all sums due as of the date Tenant vacates the Premises pursuant to this paragraph, shall terminate. One hundred (100) days after the date first above written, should Tenant have failed to provide notice as provided herein of its inability to obtain the approvals noted above, the contingencies of this paragraph are deemed to have been waived by Tenant.

30. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties hereto and shall not be modified in any manner except by an instrument in writing executed by said parties or their respective successors in interest.

31. PARAGRAPH HEADINGS. The paragraph headings appearing in this Lease are inserted only as a matter of convenience and for reference purposes, and in no way define, limit or describe the scope and intent of this Lease, or any paragraph hereof, nor in any way affect it.

32. QUIET ENJOYMENT. If Tenant shall (I) pay the Rent, the charges for services stipulated herein and other amounts to be paId to Landlord by Tenant, and (2) well and faithfully keep, perform and observe all of the covenants, agreements and conditions herein stipulated be kept, performed and observed by Tenant, Tenant shall at all times during the term of this Lease have the peaceable and quiet enjoyment of the Premises without hindrance of Landlord or any person lawfully claiming under Landlord, subject, however to the terms of this Lease and any Mortgage against the Project, or any portion thereof.

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33. ASSIGNS. The covenants, agreements and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions hereof requiring the consent of Landlord to any assignment of this Lease or subletting of the Premises.

34. SECURITY DEPOSIT. Upon the execution hereof, Tenant shall deliver to Landlord an amount equal to Six Thousand Four Hundred Forty-Four and 38/100 ($6,444.38) hereunder which shall serve as a security deposit (the "Security Deposit") to secure the full and faithful performance by Tenant hereunder. Landlord shall have the right, but not the obligation, to use all or any part of the Security Deposit to satisfy any default by Tenant hereunder, and in the event Landlord as aforesaid, Tenant agrees to deliver to Landlord, on demand, an amount equal to the amount so expended by Landlord plus such additional amount (if any) as may be necessary to restore the Security Deposit to its full amount. Landlord's Security Deposit shall not bear interest. Upon the termination of the term of this Lease (other than by reason of default of Tenant) the Security Deposit shall be returned to Tenant by Landlord after deduction therefrom by Landlord of Landlord's expenses, if any, in restoring the Premises to the condition required herein. In the event of the termination of this Lease by reason of default by Tenant, Landlord may retain any Security Deposit as minimum stipulated damages, which shall not, however, preclude Landlord from asserting any other claims against Tenant, or proving any additional damages or costs suffered by Landlord (including reasonable attorney's fees) by reason of such default, or pursuing any other remedies Landlord may have against Tenant.

35. MEMORANDUM OF LEASE. Landlord and Tenant agree not to record this Lease Agreement but rather, upon request ot either party, agree to execute and record a short form Memorandum of Lease complying with Revised Code ss.530 1.251.

36. CONSENT OF CUSTOM CUTS. Pursuant to a certain Settlement Agreement entered into between the Landlord and Custom Cuts ot St. Paul, Inc., Custom Cuts of Columbus, Inc. and Brad Beckman, individually (hereinafter collectively referred to as "Custom Cuts") executed on or about March 25, 1999, Custom Cuts hereby consents to Landlord entering into this Lease. Further, Landlord and Custom Cuts agree that Custom Cuts shall be responsible for paying Landlord the amount of Two Thousand Four Hundred Seventy-One and 111100 Dollars ($2,471.11) per month on the first day of each and every month during the entire term of this Lease pursuant to Paragraph 12(a) of the Settlement Agreement; provided, however, in the event that Tenant terminates this Lease pursuant to Paragraphs 13 or 29 of this Lease, then Custom Cuts shall be responsible for payment of Eight Thousand Nine Hundred Fifteen and 49/100 Dollars ($8,915.49) per month from the date of such termination

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



through January 31, 2005. In the event that Tenant does not terminate the Lease pursuant to Paragraphs 13 or 29, then Custom Cuts' duties under Paragraphs 17 and 18 of the Settlement Agreement shall be deemed satisfied. Except as expressly provided for in this Paragraph 36, all rights and duties of the parties under the Settlement Agreement shall continue in full force and effect. Notwithstanding any provision in this Paragraph 36 to the contrary, Tenant shall continue to be fully liable for all amounts due pursuant to Paragraphs 7, 8 and 10 of the Settlement Agreement.

WITNESS WHEREOF, Landlord and Tenant have executed triplicate originals of this Lease Agreement, effective as of the day, month and year first above written.

WITNESS:                      LANDLORD:
                              SIMON GROUP LIMITED PARTNERSHIP, an
                            Ohio limited Partnership
                              By: Simco Realty Ltd. An Ohio limited liability company, its General Partner

_________________________     By:___________________________________
                              CHARLES M. SIMON, Managing Member
-------------------------
WITNESS:                      TENANT:
                              Kahiki Foods, Inc., an Ohio corporation

                              By: _______________________________

                              Its_________________________________


WITNESS:                      AS TO PARAGRAPHS 28 and 36
                              CUSTOM CUTS OF ST. , INC., a Minnesota
                              corporation f/k/as BECKMAN PRODUCE,
                              INC.

_______________________                By:____________________________________

_______________________                Its:____________________________________

WITNESS:                           CUSTOM CUTS OF COLUMBUS, INC., a
                                   Minnesota corp .

__________________________                  By:__________________________


__________________________                  Its:__________________________


                                 ACKNOWLEDGMENT

STATE OF OHIO                       :
COUNTY OF FRANKLIN                          :        ss

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Landlord, Simon Group Limited Partnership, by its general partner Simco Realty Ltd, by Charles M. Simon, its managing member, who acknowledged that he did sign the foregoing instrument on behalf of said limited liability company, and that the same was his free act and deed personally and on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio this 30th day of December, 1999.
                                                 ----------------------------
                                                      Notary Public
                                 LESLIE A WHITE

                                 ACKNOWLEDGMENT


STATE OF OHIO                       :
 COUNTY OF FRANKLIN                         :        ss

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Tenant, Kahiki Foods, Inc., an Ohio corporation, by ______________,, its _____________, who acknowledged that he/she did sign the foregoing instrument on behalf of said corporation, and that same was his/her free act and deed personally and on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio this 4th day of January,2000.


                                          ---------------------------
                                          Notary Public
                  KENNETH H. KlSNER
                                          Notary Public, State of Ohio
                                          My Commission Expires Sept. l,
                                               2003

                                 ACKNOWLEDGMENT
STATE OF ______________________ :
COUNTY OF____________________:                                         ss

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Custom Cuts of St. Paul, Inc. f/k/a Beckman Produce, a Minnesota corporation, by Brad Beckman, its CEO, who acknowledged that he/she did sign the foregoing instrument on behalf of said' corporation, and that same was his/her free act and deed personally and on behalf of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ____________________________Milwaukee, Wisc. This 31st day of December, 1999.

                                    --------------------------------------
                                    --------------------------------
                                  Notary Public
                                 JEFFREY TENDLER

                                 ACKNOWLEDGMENT

STATE OF Wisconsin        :
 COUNTY OF MILWAUKEE:                                ss

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Custom Cuts of Columbus, Inc., a Minnesota corporation, by Brad Beckman, its CEO, who acknowledged that he/she did sign the foregoing instrument on behalf of said corporation, and that same was hislher free act and deed personally and on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Milwaukee, Wisconsin, this 3lst day of December,' 1999.

                                                       -------------------------
                                                       Notary Public
                                 JEFFREY TENDLER

ACKNOWLEDGMENT

STATE OF Wisconsin                  :
 COUNTY OF Milwaukee                        :        ss

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named Brad Beckman, Individually, who acknowledged that he did sign the foregoing instrument, and that same was his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Milwaukee, Wisconsin, this 31st day of December, 1999.
                                                    ---------------------------
                                                       Notary Public
                                 JEFFREY TENDLER

                                    EXHIBIT A

                         Description of Demised Premises

Description consists of a manual site plan showing the placement of the buildings and parking spaces relative to Fourteenth Avenue.

                             UNCONDITIONAL GUARANTY

IN CONSIDERATION of the leasing by Simon Group Limited Partnership, an Ohio limited partnership (hereinafter referred to as "Lessor") to Kahiki Foods, Inc., an Ohio corporation, (hereinafter referred to as "Guarantor"), by a Lease Agreement dated the 27th day of December, 1999, to which this Unconditional Guaranty is attached, of the Premises described in the Lease Agreement and in consideration of other good and valuable consideration, the receipt and legal sufficiency of all of which is hereby acknowledged, the undersigned unconditionally guarantee to Lessor the due and punctual payment, to whomever may be entitled thereto, of all monies payable by Lessee for and in respect of the full term of the Lease Agreement and any assignment, extension, renewal, or modification thereof including but not limited to any assignment, renewal or modification beyond the expiration date of the original term, whether as base rent, additional rent, damages, costs, expenses, or otherwise, and further guarantee the performance of all the undertakings, covenants and obligations imposed upon the Lessee by the Lease Agreement.

The undersigned expressly waive notice of the acceptance of this Unconditional Guaranty and notice of any and all defaults under the Lease Agreement by the Lessee, and waive any and all notices to which they might otherwise be entitled, as Guarantor, under law. The undersigned hereby also agree and consent that Lessor may, in its sole discretion, at any time without notice, and from time to time: (a) grant any indulgence to Lessee with respect to the fulfillment and performance by Lessee of any or all of their undertakings, covenants and obligations of Lessee or under the Lease Agreement; and (b) adjust any dispute with Lessee in connection with the Lease Agreement.

The obligations of this Guaranty shall be binding upon the undersigned, its successors and assigns.

Executed this 4th day of January, 2000.


WITNESSES:                                            GUARANTORS:

-----------------------------                --------------------------
                                             MICHAEL TSAO

__________________________                            ALICE TSAO

         Sworn to and subscribed in my Presence this 4th day of January, 2000.

[SEAL]

-----------------------
Notary Public

KENNETH H. KISNER
 NOTARY PUBLIC, STATE Of OHIO
MY COMMISSION EXPIRES SEPT l,2003

                                                                    EXHIBIT 10.2


                                 LOAN AGREEMENT

                                     between

                THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO

                                       and

                               KAHIKI FOODS, INC.

                                      Dated

                                      as of

                                December 1, 2002

                       (OHIO ENTERPRISE BOND FUND PROGRAM)

                                      INDEX

                      (The Index is not a part of this Loan
                    Agreement and is only for convenience of
                                   reference).

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.1 Use of Defined Terms. . . . . . . . . . . . . . . . . . . . . . ...2
Section 1.2 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.3 Certain Words and References. . . . . . . . . . . . . . . . . . .. 8

ARTICLE II. DETERMINATION AND REPRESENTATIONS. . . . . . . . . . . . . . . .  10
Section 2.1 Determinations of the Director. . . . . . . . . . . . . . . . . . 10
Section 2.2 Representations and Warranties of the Company. . . . . . . . . . .10

ARTICLE ill COMMENCEMENT AND COMPLETION OF THE PROJECT. . . . . . . . . . . . 13
Section 3.1 Provision of the Project. . . . . . . . . . . . . . . . . . . . . 13
Section 3.2 Deposits to the Project Fund. . . . . . . . . . . . . . . . . . . 13
Section 3.3 Disbursements from the Project Fund. . . . . . . . . . . . . . .  13
Section 3.4 Establishment of Completion Date. . . . . . . . . . . .. . . . .  14
Section 3.5 Company Required to Pay Costs in Event Project Fund Insufficient. 14
Section 3.6 Plans and Specifications: Inspections. . . . . . . . . . . . . .  15
Section 3.7 Investment of Project Fund, Primary Reserve Account
or Collateral Proceeds Account. . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.8 Conditions to Deposit of the State Assistance. . . . . . . . . .  15

ARTICLE IV STATE ASSISTANCE AND REPAYMENT . . . . . . . . . . . . . . . . . . 18
Section 4.1 State Assistance. . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.2 Company Payments for the State Assistance. . . . . . . . . . . .  18
Section 4.3 Place of Payments . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 4.4 Primary Reserve Account. . . . . . . . . . . . . . . . . . . . .  19
Section 4.5 Obligation of the Company Hereunder Unconditional. . . . . . . .  20

ARTICLE V MAINTENANCE, TAXES AND INSURANCE . . . . . . . . . . . . . . . . .  21
Section 5.1 Maintenance and Modifications of Project by the Company. . . . .  21
Section 5.2 Removal of Project Equipment. . . . . . . . . . . . . . . . . . . 21
Section 5.3 Indemnification by the Company. . . . . . . . . . . . . . . . . . 21
Section 5.4 Taxes, Other Governmental Charges and Utility Charges. . . . . .  22
Section 5.5 Insurance Required. . . . . . . . . . . . . . . . . . . . . . . . 23
Section 5.6 Additional Provisions Respecting Insurance. . . . . . . . . . . . 23
Section 5.7 Application of Net Proceeds of Insurance .... . . . . . . . . . . 23
Section 5.8 Public Liability Insurance. . . . . . . . . . . . . . . . . . . . 23
Section 5.9 Advances. . . . . . . .. . . . . . . . . . . . . . . . . . . . . .24
Section 5.1 0 Environmental Matters. . . . . . . . . . . . . . . . . . . . . .24

ARTICLE VI DAMAGE, DESTRUCTION AND CONDEMNATION. . . . . . . . . . . . . . . .27
Section 6.1 Damage and Destruction. . . . . . . . . . . . . . . . . . . . . . 27
Section 6.2 Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . . 27
ARTICLE VII SPECIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .  29
Section 7.1 No Warranty of Condition or Suitability. . . . . . . . . . . . .  29
Section 7.2 Right of Access to the Project. . . . . . . . . . . . . . . . . . 29
Section 7.3 Information Concerning Operations. . . . . . . . . . . . . . . .  29
Section 7.4 Affirmative Covenants of the Company. . . . . . . . . . . . . . . 29
(a)Taxes and Assessments. . . . . . . . . . . . . . . . . . . . . . . . . . ..29
(b) Maintain Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(c) Maintain Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
(d) Maintain Insurance. . . . . . . . . . . . . . . . . .. . . . . . . . . .  30
(e) Furnish Information. .. . . . . . . . . . . . . . . . . . . . . . . . . . 30
(f) Deliver Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(g) Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
(h) Zoning Planning and Environmental Regulations. . . . . . . . . . . . . .  31
(i) Use of Project Fund Moneys. . . . . . . . . . . . . . . . . . . . . . . . 32
(j) Job Creation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..32
(k) Preference for Ohio Goods and Services. . . . . . . . . . . . . . . . . . 32
Section 7.5 Negative Covenants of the Company. . . . . . . . . . . . . . . .  32
(a) Maintain Existence. . . . . . . . . . . . . . . . . . . . . . . . . . .   32
(b) Transfer of Interests in the Company. . . . . . . . . . . . . . . . . .   32
(c) ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
(d) Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
(e) Sale and Encumbrance of Assets. . . . . . . . . . . . . . . . . . . . .   34
(f) Removal of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .   .34
(g) Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
(h) Suspension of Operation. . . . . . . . . . . . . . . . . . . . . . . . .  34
(i) Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 7.6 Mechanics' and Other Liens. . . . . . . . . . . . . . . . . . .   34

ARTICLE VIII ASSIGNMENT, SELLING AND LEASING. . . . . . . . . . . . . . . .   35
Section 8.1 Assignment Sale or Lease by the Company. . . . . . . . . . . . .  35
Section 8.2 Pledge by the Director. . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . 36
Section 9.1 Event of Default . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 9.2 Remedies. . . . . . . . .. . .. . . . . . . . . . . . . . . . . . 37
Section 9.3 No Remedy Exclusive. . . . . . . . . . . . . . . . . . . . . . .  38
Section 9.4 Agreement to Pay Reasonable Attorneys' Fees and Expenses. . . . . 38
Section 9.5 No Additional Waiver Implied by One Waiver. . . . . . . . . . . . 39
Section 9.6 Waiver of Appraisement, Valuation, Etc. . . . . . . . . . . . . . 39

ARTICLE X REDEMPTION OF BONDS, PREPAYMENT OF LOAN. . . . . . . . . . . . . .. 40
Section 10.1 Redemption of Bonds . . . . . . . . . . . . . . . . . . . . . .  40
Section 10.2  Prepayment of Loan . . . . . . . . . . . . . . . . . . . . . .  40
Section 10.3 Option to Defease Bonds. . . . . . . . . . . . . . . . . . . . . 41

ARTICLE XI MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 11.1 Termination of Agreement. .. . . . . . . . . . . . . . . . . . . 42
Section 11.2 Amounts Remaining in Collateral Proceeds Account
and Primary Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 11.3 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 11.4 Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 11.5 Extent of Covenants of the Director: No Personal Liability. . .  42
Section 11.6 Amendments, Chances and Modifications. . . . . . . . . . . . . . 42
Section 11.7 Execution Counterparts. . . . . . . . . . . . . . . . . . . . .  43
Section 11.8 Severability. . . . . . . . . . . . . . . . . . . . . . . . .  . 43
Section 11.9 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .. . 43

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 44

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-I

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT made and entered into as of December 1,2002 between the Director of Development (the "Director") of the State of Ohio (the "State"), acting on behalf of the State, and Kahiki Foods, Inc., a corporation organized and existing under the laws of the State of Ohio (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

     A. After making certain determinations pursuant to the Act, the Director is authorized, among other things, to lend money in the Facilities Establishment Fund to persons for the purpose of paying Allowable Costs of an Eligible Project.

     B. The Company has requested that the Director provide financial assistance for the Provision of the Project by providing the State Assistance to the Company subject to and in accordance with the terms' of this Loan Agreement.

     C. The Director has determined that the Project constitutes an Eligible Project and that the State Assistance to be provided pursuant to this Loan Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

     D. The State Assistance to be provided pursuant to this Loan Agreement has been reviewed and approved by the Development Financing Advisory Council and the Controlling Board, pursuant to the Act.

     NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows (provided, that any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt on the part of the Director or the State but shall be payable solely out of the loan payments, revenues and other income, charges and moneys realized from this Loan Agreement):

                   [Balance of page intentionally left blank]

                                    ARTICLE I

                                   DEF1NITIONS

     Section 1.1 Use of Defined Terms. In addition to the words and tenns elsewhere defined in this Loan Agreement or by reference to the Security Documents or other instruments, the words and tenns set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

     Section 1.2  Definitions. As used herein:

     "Acquisition Date" means December 12, 2002.

     "Act" means Chapter 166, Ohio Revised Code, as from time to time amended.

     "Additional Payments" means the additional payments specified in Section
4.2 of this Loan Agreement.

     "Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.

     "Application" means the Application of the Company submitted to the Director requesting the State Assistance.

     "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Director and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by an officer of the Company. Such certificate may designate an alternate or alternates.

     "Bonds" means the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 2002-7 (Kahiki Foods, Inc. Project) (Tax-Exempt Bonds) authorized by the General Bond Order and the Series Bond Order.

     "Closing Date" means December 5, 2002, the date of execution and delivery of the Loan Documents.

     "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder or under the Internal Revenue Code of 1954, as amended, and any successor provisions to such Sections, regulations or proposed regulations.

     "Collateral Proceeds Account" means the Series 2002-7 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

     "Commitment" means the letter from Director to the Company, dated October 28,2002, pursuant to which the Director, on behalf of the State, agrees to provide the State Assistance for the Project.

     "Company" means Kahiki Foods, Inc., a corporation organized and existing under the laws of the State of Ohio, and its successors and assigns.

     "Completion Date" means the date of completion of the Provision of the Project, as certified by the Company pursuant to Section 3.4 hereof.

     "Construction Period" means the period between the beginning of the Provision of the Project or the date on which this Loan Agreement is delivered to the Director, whichever is earlier, and the Completion Date.

     "Controlling Board" means the Controlling Board of the State.

     "Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred by the Company in completing the Provision of the Project, including a detail, by category, of all Allowable Costs.

     "Debt Service Account" means the Debt Service Account, established pursuant to the General Bond Order, in the Economic Development Bond Service Fund.

     "Determination of Taxability" shall have the meaning set forth in the Series Bond Order.

     "Development Financing Advisory Council" means the Development Financing Advisory Council of the State.

     "Director" means the officer of the State, appointed pursuant to Section
121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development, the officer who by law performs the functions of that office, and any person acting on behalf of the Director of Development pursuant to any delegation permitted by law.

     "Economic Development Bond Service Fund" means the Economic Development Bond Service Fund created by Section 166.08(S) of the Act.

     "Eligible Investments" means Eligible Investments as defined in the Trust Agreement.

     "Eligible Project" means an "eligible project" within the meaning of the Act and, with respect to the State Assistance, means the Project.

     "Environmental Complaint" has the meaning set forth in Section 5.10(c) hereof.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Law" means any federal, state, local, municipal, foreign, international, multinational, or other constitutions, laws, ordinances, principles of common law, regulations, statutes or1reaties designed to minimize, prevent, punish, or remedy the consequences of actions that damage or threaten the Environment or human health.

     "ERlSA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "Event of Default" means any of the events described as an Event of Default in Section 9.1 hereof.

     "Facilities Establishment Fund" means the Facilities Establishment Fund created by Section 166.03 of the Act.

     "Federal Income Tax Compliance Agreement" means the Federal Income Tax Compliance Agreement by and among the Treasurer, the Trustee and the Company relating to the Bonds.

     "Final Cost Certification" means the Cost Certification dated as of the Completion Date.

     "First Half Account" shall have the meaning set forth in the General Bond Order.

     "Force Majeure" means, without limitation, (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or res1raints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; nuclear accidents; lightning; earthquakes; fires, hurricanes; tornadoes; storms, droughts; floods; arrests; restraint of government and people; explosions, breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or 1ransportation; or (ii) any cause, circumstances or event not reasonably within the con1rol of the Company.

     "General Bond Order" means the General Bond Order of the Treasurer, dated April!!, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

     "Governing Ins1ruments" means the Articles of Incorporation and the Code of Regulations of the Company.

     "Governmental Authority" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

     "Guarantor" means Michael C. Tsao, a natural person and resident of the State.

     "Guaranty" mean the Guaranty Agreement, dated as of December 1,2002, of the Guarantor given in favor of the Director, which unconditionally guarantees (subject to the terms therein) the obligations of the Company under this Loan Agreement.

     "Hazardous Discharge" has the meaning set forth in Section 5.10(c) hereof.

     "Hazardous Substance" means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980,42 D.S.C. ss.6901, as from time to time amended.

     "Hazardous Waste" means a hazardous waste as defined under the Resource Conservation and Recovery Act of 1976,42 D.S.C. ss.6901, as from time to time amended.

     "Independent Engineer" means an engineer or engineering firm or an architect or architectural firm qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or a full time employee of the Company or any lessee of the Project.

     "Interest Rate For Advances" means (a) the interest rate borne by the Bonds; or (b) a rate which is one percent in excess of the prime or base interest rate then charged by the Trustee in its lending capacity as a bank, whichever is greater and lawfully chargeable.

     "Issuance Expense Account" means the Series 2002-7 Issuance Expense Account created in the Series Bond Order.

     "Loan Agreement" means this Loan Agreement, as from time to time amended or supplemented.

     "Loan Approval Documents" means, with respect to this Loan Agreement, the Resolution of the Development Financing Advisory Council dated September 30, 2002, the Approval of the Controlling Board dated October 28, 2002, and the Commitment.

     "Loan Documents" means this Loan Agreement and the Security Documents delivered to or required by the Director to evidence or secure the State Assistance.

     "Loan Term" or "Term" means the period commencing upon the date of this Loan Agreement and ending on the date on which all obligations of the Company he~eunder have been paid.

     "Market Conditions" means those conditions determined by the Director, with advice from the Federal Reserve Bank of Cleveland, that the Director shall consider, including the following:

     1. Two consecutive quarters of decline in manufacturing employment in the State as a whole or when possible by relevant manufacturing sector (employmentfigures will be those reported by the Ohio Bureau of Employment Services);

     2. A decline, as a whole or by relevant sector, in twelve (12) of the last thirty-six (36) months as detailed in the Federal Reserve's national industrial production index.

     3. A decline within the relevant sector of Standard and Poor's "Industrial outlook".

     "Mortgage" means the Open-End Leasehold Mortgage, Assignment of Rents and Leases and Security Agreement, of even date herewith, between the Company and the Director, pursuant to which the Company grants a first mortgage and security interest in the Project, and assigns any rents and leases to be derived therefrom to the Director to secure repayment of the State Assistance.

     "Net Proceeds," when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

"Notice Address" means:

     (a) As to the Director: Department of Development Economic Development Finance Division P. O. Box 1001 28th Floor, 77 South High Street Columbus, OH 43216-1001 Attn: Office of Financial Incentives

                                       and

                                        Hemmer Spoor Pangburn DeFrank PLLC
                                        8044 Montgomery Road, Suite 624
                                        Cincinnati, OH 45246
                                        Attn: Richard D. Spoor, Esq.

     (b)                                As to the Company: Kahiki Foods, Inc.
                                        3004 E. 14th Avenue Columbus, OH 43219 .
                                        Attn: Mr. Michael C. Tsao

              With a copy to:           Carlile, Patchen & Murphy LLP
                                        366 E. Broad Street
                                        Columbus, OH 43219
                                        Attn: Andrew Federico, Esq

     (c) As to the Trustee: The Provident Bank Corporate Trust Dept. M.S. 654D Cincinnati, OH 45202


                                        6


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



or such additional or different address, notice of which is given under Section
11.3 hereof.

     "Original Deposit" means $418,000, which amount (or the Reserve Letter of Credit in such amount) is to be delivered to the Trustee to become the Primary Reserve Account upon delivery of this Loan Agreement, in accordance with Section
4.4 hereof.

     "Permitted Encumbrances" means Permitted Encumbrances as defined in the Mortgage.

     "Petroleum" means petroleum as defined under the Resource Conservation and Recovery Act of 1976,42 U.S.C. ss.6901, as from time to time amended.

     "Plans and Specifications" means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the Company.

     "Primary Reserve Account" means the Series 2002-7 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

     "Project" means, collectively, the Project Site, the Project Facilities and the Project Equipment, constituting an Eligible Project.

     "Project Equipment" means the equipment, machinery and other personal property described in Exhibit B hereto.

     "Project Facilities" means all buildings, structures, additions, improvements, appurtenances and hereditaments upon the Project Site.

     "Project Fund" means the Series 2002-7 Project Fund, established pursuant to the Series Bond Order.

     "Project Purposes" means the Provision of the Project Equipment and Project Facilities at the Project Site for use as a facility for the processing of frozen food products.

     "Project Site" means the real property described in Exhibit A attached hereto.

     "Provision" means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovating, enlarging, installing, improving, equipping or furnishing of the Project.

     "Required Equity Contribution" means the contribution by the Company of $465,000.

     "Reserve Letter of Credit" means an irrevocable letter of credit, in form satisfactory to the Trustee, issued by a commercial bank organized under the laws of the United States of America or any state thereof and acceptable to the Director, which letter of credit may be drawn upon by the Trustee to provide funds for the Primary Reserve Account pursuant to Section 4.4 of this Loan Agreement. The Reserve Letter of Credit must permit drawings thereunder for a period of not less


                                        7


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



than one (1) year or until fifteen (15) days after the final maturity of the Bonds, whichever comes first.

     "Second Half Account" shall have the meaning set forth in the General Bond Order.

     "Security Documents" means, collectively, the Mortgage, the Guaranty, and any collateral documents, as from time to time amended or supplemented.

     "Series Bond Order" means Series Bond Order No. R7-02 of the Treasurer, dated November __, 2002 as the same day be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

     "State" means the State of Ohio.

     "State Assistance" means the loan by the Director to the Company under the Ohio Enterprise Bond Program established pursuant to Section 166.08 of the Act in the total sum of the State Assistance Amount, to be disbursed pursuant to the Terms and Conditions to Disbursement.

     "State Assistance Amount" means the lesser of $4,180,000 or 90% of the total Allowable Costs of the Project, as determined by the Director in the Director's sole discretion pursuant to this Loan Agreement.

     "Supplement" means the Seventieth Supplemental Trust Agreement, dated as of December 1, 2002, between the Treasurer and the Trustee, of which the Series Bond Order is a part.

     "Terms and Conditions to Disbursement" means the terms and conditions which must be satisfied by the Company with respect to each request for disbursement of moneys from the Project Fund in order to obtain the Director's approval of such request for disbursement, which terms and conditions are set forth on Exhibit C attached hereto.

     "Toxic Chemicals" means toxic chemicals as defined under Title ill of the Superfund Amendments and Reauthorization Act of 1986 (Also cited as the Emergency Planning and Community Right-to-Know Act) 42 V.S.C. ss. 11001, as from time to time amended.

     "Treasurer" means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

     "Trustee" means the trustee at the time serving as such under the Trust Agreement, initially The Provident Bank, Cincinnati, Ohio.

     "Trust Agreement" means the Trust Agreement, dated as of April 1, 1988, between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.



                                        8


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



     Section 1.3 Certain Words and References. Any reference herein to the Director shall include those succeeding to the Director's functions, duties or responsibilities pursuant to or by operation of law or lawfully perfonning such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded, provided that no such amendment, modification,. supplementation, revision or supersession shall alter the obligation of the Company to pay all the amounts payable hereunder on the terms provided herein. Except as it relates to the Guarantor, all references to "generally accepted accounting principles" shall have the meaning set forth in Statement on Auditing Standards No. 69 or any predecessor or successor pronouncement of the American Institute of Certified Public Accountants in effect for any applicable fiscal period.

     The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Loan Agreement; and the term "heretofore" means before, and the term "hereafter" means after, the date of delivery of this Loan Agreement Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

                               [End of Article I]


                                        9


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



                                   ARTICLE II

                        DETERMINATION AND REPRESENTATIONS

     Section 2.1 Detenninations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, including without limitation those set forth in the Loan Approval Documents, which are hereby confirmed and the Director hereby detennines that the financial assistance to be provided by the State pursuant to this Loan Agreement will conform to the requirements of the Act, including Sections 166.07 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     Section 2.2 Representations and Warranties of the Companv. The Company hereby represents and warrants that:

     (a) The Company is a corporation du1y organized and validly existing under the laws of the State and is qualified to do business in the State, and has all requisite power, as a corporation, to conduct the Company's business, as currently conducted, to own, or hold under lease, the Company's assets and properties and is du1y qualified to do business in all other jurisdictions in which the Company owns property and will remain so qualified and in good standing during the Loan Term.

     (b) The Company has full power and authority as a corporation to execute, deliver and perform the Loan Documents to which the Company is a party and to enter into and carry out the transactions contemplated hereby and thereby. Such execution, delivery and performance do not, and will not, violate any provision of current law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or resu1t in a defau1t under any agreement or instrument to which the Company is a party or by which it or any property or assets of the Company is bound, except where the violation of current law or the conflict with or default under such agreement or instrument wou1d not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the fmandal condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement. The Loan Documents to which the Company is a party have, by proper action, been du1y authorized, executed and delivered and all necessary actions have been taken in order for the Loan Documents to constitute legal, valid and binding obligations of the Company.

     (c) The provision of financial assistance pursuant to the Loan Approval Documents and this Loan Agreement induced the Company to provide the Project, thereby, to the knowledge of the Company, creating new jobs and preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     (d) The Provision of the Project will be completed by the Company, and the Project will be operated and maintained by the Company in the City of Gahanna and in the County of Franklin, Ohio in such a manner as to conform with all applicable Environmental Laws and zoning, planning, building and other governmental regulations imposed by any Governmental Authority and as to be consistent with the purpose of the Act, except where such nonconfonnity or inconsistency would not


                                       10


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



materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the ability of the parties to consummate the transactions contemplated by this Loan Agreement.

     (e) The Company presently intends that the Project will be used and operated in a manner consistent with the Project Purposes in the City of Gahanna and the County of Franklin, Ohio until the end of the Loan Term, and the Company knows of no reason why the Project will not be so operated.

     (f) There are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or the Project which, if adversely detennined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under the Loan Documents or materially adversely affect the financial condition of the Company.

     (g) The Company is not in default under any of the Loan Documents or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage or both would constitute any such event of default, except for such defaults that do not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement.

     (h) The Project Site is zoned by the City of Gahanna, in the County of Franklin, Ohio under zoning regulations which permit the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business thereon; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

     (i) The Company has made no contract or arrangement of any kind, other than the Loan Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim oflien on the Project or other collateral covered by the Loan Documents, except Permitted Encumbrances.

     (j) No representation or warranty made by the Company contained in any of the Loan Approval Documents or the Loan Documents, and no statement contained in any certificate, schedule, financial statement or other instrument furnished to the Director by or on behalf of the Company including, without limitation, the Application; contains as of the date thereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     (k) All proceeds of the State Assistance shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type. The Company has no identity of interest with any


                                       11


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



supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project.

     (l) The Company shall provide the Required Equity Contribution by the Closing Date.

     (m) No Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has been discharged, dispersed, released, stored or treated at the Project Site. No Hazardous Waste, Toxic Chemical or Petroleum will be discharged, dispersed, released, stored or treated at the Project Site, except for such use and storage of any Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum which may be utilized and stored on the Project Site by the Company in the ordinary course of its business operations in compliance with Environmental Laws. No asbestos or asbestoscontaining materials have been or will be installed, used or incorporated into any buildings, structures, additions, improvements, facilities, fixtures or installations at the Project Site, or disposed of on or otherwise released at or from the Project Site. No underground storage tanks are located at the Project Site. No investigation, administrative order, consent order and agreement, litigation or settlement under any Environmental Law with respect to any Hazardous Substance, Hazardous Waste, Toxic Chemical, Petroleum, asbestos or asbestos-containing material is in existence, or, to the best of the Company's knowledge, is proposed, threatened or anticipated with respect to the Eligible Project. The Eligible Project is in compliance with all applicable Environmental Laws, and the Company has not received any notice from any entity, Governmental Authority, or individual claiming any violation of, or requiring compliance with any Environmental Law. The Company has not received any request for information, notice of claim, demand or other notification that the Company may be responsible for a threatened or actual release of any Toxic Chemical, Hazardous Substance, Hazardous Waste, Petroleum, asbestos or asbestos-containing material or for any damage to the environment or to natural resources. No "clean-up" of the Project has occurred pursuant to any applicable Environmental Laws which would give rise to (i) liability on the part of any person, entity or association to reimburse any Governmental Authority for the costs of any such" clean-up," or (ii) a lien or encumbrance on the Project.

     (n) Upon completion of the Provision of the Project, the Company will have good and marketable title to the Project, subject in all cases to no lien, charge, condition, restriction, encumbrance, easement or agreement, including, without limitation, parking agreements, encroachment agreements, access easements, service agreements or other similar agreements affecting the Project, except as created by or otherwise permitted by the Loan Documents.

                               [End of Article II]


                                       12


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



                                   ARTICLE III

                   COMMENCEMENT AND COMPLETION OF THE PROJECT

     Section 3.1 Provision of the Proiect The Company (a) has commenced or shall promptly hereafter cause the Provision of the Project; (b) shall pay all expenses incurred in the Provision of the Project from funds made available therefor in accordance with this Loan Agreement or from other sources; and (c) shall demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Provision of the Project and will enforce the terms of any contract, agreement, obligation, bond or other performance security with respect thereto.

     The Company confirms the Company's agreement in the Commitment that all wages paid to laborers and mechanics employed on the Provision of the Project shall be paid, as required by Chapter 4115 of the Ohio Revised Code at the prevailing rates of wages of laborers and mechanics for the classes of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code for determination of prevailing wage rates; provided, that if the Company undertakes, as part of the Project, work to be performed by the Company's regular bargaining unit employees who are covered under collective bargaining agreements, which were in existence prior to the date of the Commitment, the rate of pay provided under the applicable collective bargaining agreement may be paid to such employees.

     Section 3.2 Deposits to the Proiect Fund. In order to provide funds for payment of a portion ofthe Allowable Costs of the Project, the Director, upon delivery of this Loan Agreement and satisfaction of the conditions set forth in
Section 3.8 hereof, shall cause to be deposited to the Project Fund the sum of $4,103,244.10.

     Section 3.3 Disbursements fTom the ProiectFund. The Treasurer has, in the Supplement, authorized and directed the Trustee to disburse the moneys in the Project Fund for Allowable Costs of the Project. Except as otherwise provided in this Loan Agreement, each payment from the Project Fund shall be made only upon
(A) the written direction of the Authorized Company Representative who shall certify with respect to each such payment: (i) that each item for which payment is requested is an Allowable Cost properly payable out. of the Project Fund in accordance with the terms and conditions of this Loan Agreement and none of the items for which the payment is proposed to be made has formed the basis for early payment theretofore made from the Project Fund, (ii) that each item for which payment is proposed to be made is or was necessary in connection with the Project and (iii) that, if applicable, the Company has received from each payee appropriate waivers of any mechanics' or other liens (or has provided indemnification in lieu thereof satisfactory to the Director) and (B) the written approval of the Director and the Director's inspector of the Project appointed by the Director in accordance with Section 3.6 hereof, which approval shall not be unreasonably withheld. The Director shall not be required to approve any request for disbursement of moneys from the Project Fund unless the Company has complied with all of the Terms and Conditions to Disbursement and this Agreement. Except for the disbursements to be made on the Closing Date, the Trustee shall be allowed a reasonable time, not to exceed fifteen (15) days, in view of the character of any installment or investments required to be liquidated for the purpose, for the making of any disbursement from the Project Fund authorized by this Section.


                                       13


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



     Section 3.4 Establishment of Completion Date. The Provision of the Project involves the acquisition of an existing building on leased land and the renovation and equipping of said building. If applicable as hereinafter provided, the Completion Date shall occur not later than one (1) year after any damage or destruction to the Project if the Project is to be restored or rebuilt, and shall be evidenced to the Director and to the Trustee by a certificate signed by the Authorized Company Representative stating (i) the Completion Date, (ii) that all licenses and approvals, including a certificate of occupancy, for the Project required by any Governmental Authority have been obtained, (iii) that, except for amounts retained by the Trustee in the Project Fund for Allowable Costs of the Project not then due and payable, Provision of the Project has been completed in accordance with the Plans and Specifications and all labor, services, materials and supplies used in Provision of the Project have been paid for, (iv) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, (v) the Project Facilities and all other facilities necessary in connection with the Project have been constructed, acquired or installed, as the case may be, in such manner as to conform to all applicable zoning, planning, building, environmental and other regulations of the Governmental Authorities; provided that if any part of the construction or installation does not conform to such regulation, the certificate shall describe any such non-conformities and the actions being taken to remedy them, (vi) the Project Equipment, if any, (which shall be described in an exhibit attached to said certificate) has been installed to the Company's satisfaction, and as so installed is suitable and sufficient for the efficient operation of the Project for the Project Purposes, and (vii) all materially significant disputes, controversies or claims arising out of or in connection with the Provision of the Project have been resolved, satisfied or paid in full, as the case may be, except as otherwise disclosed in the certificate. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company shall also deliver to the Director and to the Trustee a Final Cost Certification and completed forms AIA-G-702 and AIA-G-703. Any amount remaining in the Project Fund on the Completion Date, except for amounts which the Authorized Company Representative certifies to the Trustee as being required to pay Allowable Costs of the Project not then due and payable, shall be transferred by the Trustee to the Collateral Proceeds Account.

     Section 3.5 Company Required to Pav Costs in Event Proiect Fund Insufficient. If the Project is destroyed by fire or other casualty and is to be restored or rebuilt, in the event the moneys in the Project Fund available for payment of costs of the Project are not sufficient to pay the portion of the Allowable Costs contemplated by this Loan Agreement to be paid therefrom or if any other costs of the Project remain unpaid, the Company shall, nonetheless and irrespective of the cause of the insufficiency, for the benefit of the Director, complete the Project in accordance with the Plans and Specifications and pay all costs of such completion in full. The Director does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund which under the provisions of this Loan Agreement will be available for payment of the Allowable Costs of the Project will be sufficient to pay the portion of the Allowable Costs contemplated to be paid therefrom. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the said costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Director or the Trustee, nor shall it be entitled to any diminution in or postponement of the loan payments payable under Section 4.2 or
Section 4.3 hereof. The Company shall also pay all costs incident to the State Assistance, including insurance premiums and escrow fees. The Company shall defend, indemnify and hold the


                                       14


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



Director and any officials, employees, agents or representatives of the Director or the State harmless against any and all loss, cost, expense, claims or actions arising out of or connected with the execution and delivery of the Loan Documents and the preparation of documents relating to the disbursement of the State Assistance, including all aforementioned costs and expenses, regardless of whether or not the disbursement of the State Assistance shall actually occur. The provisions of this Section shall survive the termination of this Loan Agreement until the expiration of the Loan Term.

     Section 3.6 Plans and Specifications: Inspections. If the Project is to be rebuilt or restored after damage, at the Director's option, the Director may designate an employee or officer of the State or may retain, at the Company's expense and with the Company's prior approval, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections of the Project as Provision of the Project progresses or reviewing any construction contracts and payment or performance bonds or other forms of assurance of completion of the Project. Such inspections, reviews or approvals. shall not impose any responsibility or liability of any nature upon the Director, the State or officers, employees, agents, representatives or designees of the Director or the State, or, without limitation, make or cause to be made any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project. The Company shall, at the written request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director within 45 days after receipt of such written request concerning the status of completion and the expenditures for costs in respect thereof.

     The Company may revise the Plans and Specifications from time to time; provided, that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act, (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority, and (c) without the written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director, upon request. Except as provided in the allowable amendments and revisions, the Company shall complete the Provision of the Project in accordance with the Plans and Specifications.

     Section 3.7 Investment ofProiect Fund. Primary Reserve Account or Collateral Proceeds Account. Any moneys held as part of the Project Fund, the Primary Reserve Account or the Collateral Proceeds Account shall be invested by the Trustee, upon the written or oral direction (but if oral, confirmed promptly in writing) of the Authorized Company Representative, in Eligible Investments.

     Section 3.8 Conditions to Deposit of the State Assistance. On the Closing Date the Director shall deposit the State Assistance to the Project Fund in accordance with Section 3.2 hereof, provided the Director shall have received the following on or before the Closing Date:

     (a) the Series Bond Order, duly executed;

     (b) the Supplement, duly executed;


                                       15


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



     (c) the Bond purchase Agreement dated -,2002, among the Treasurer, the Director, the Company and the Underwriter relating to the sale of the Bonds, du1yexecuted;

     (d) a specimen of the dilly executed and authenticated Bonds;

     (e) such certificates, opinions and other documents as the Director shall reasonably request in connection with the issuance of the Bonds, including a Certificate of the Trustee acknowledging receipt of the State Assistance Amount;

     (f) this Loan Agreement, du1y executed;

     (g) the du1y executed and recorded Security Documents;

     (h) the Guaranty du1y executed;

     (i) A du1y executed Power of Attorney to effect wire transfers, if applicable;

     (j) evidence of the Required Equity Contribution and the Reserve Letter of Credit;

     (k) an environmental audit of the Project Site, in form and substance satisfactory to the Director and upon which the Director is entitled to rely;

     (l) if applicable, the prevailing wage rates for all laborers and mechanics, the name and identity of the prevailing wage coordinator and a list of all contractors and subcontractors, including their names and addresses, certified as true, correct and complete by the Company, and a Certificate of Compliance, certifying as to full compliance with Chapter 4115, Ohio Revised Code;

     (m) certification by the Company that (i) the Company's representations and warranties made in the Loan Approval Documents and Loan Documents remain true, accurate and complete as of the Closing Date in all material respects, (ii) no defaillt or event which, by notice, the passage of time or otherwise, wou1d constitute adefau1t, exists under the Loan Documents, (iii) that the value of the Project is, or upon completion will be, equal to or greater than the total amount of money expended in the Provision of the Project, and (iv) the aggregate amount of the State Assistance will not exceed 90% of the total Allowable Costs of the Project;

     (n) evidence of the liability and property insurance required by the Loan Documents;

     (o) evidence of availability and adequacy of utilities for the Project;

     (p) a Cost Certification of the Project as of the Closing Date;

     (q) certification by the Company that the Plans and Specifications, any construction contracts for the Project, and any payment and performance bonds or other forms of assurance of completion of the Project are available for review in accordance with Section 3.6 of this Loan Agreement;


                                       16


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



     (r) the Company's Certificate of Good Standing as a corporation from the Secretary of State of the State dated within ten (10) days prior to the Closing Date;

     (s) certified copies of the resolutions of the Company authorizing execution and delivery of all documents with respect to the State Assistance and performance thereunder;

     (t) copies, certified by the Company to be true, correct and complete, of the Governing Instruments of the Company;

     (u) a commitment for title insurance payable to the Director as mortgagee in the amount of $2,300,000 (with mechanics lien and survey exceptions deleted) reasonably satisfactory to the Director;

     (v) a Key-Man Life Insurance Policy assigned to the Director in the amount of$750,000 insuring the life of Mr. Michael C. Tsao, the Guarantor;

     (w) evidence satisfactory to the Director that the Project Site is not located in a "Flood Hazard Area" as defined by the United States Department of Housing and Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Project Site is located in a such flood-prone area, that appropriate flood insurance or other satisfactory measures have been taken to protect the Project from flood damage;

     (x) all licenses and permits required by any Governmental Authority with respect to the operation of the Project;

     (y) an opinion of the Company's counsel in form and substance reasonably satisfactory to counsel for the Director; and

     (z) a certificate of the Guarantor in form and substance reasonably satisfactory to the Director.

                              [End of Article III]


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



                                   ARTICLE IV

                         STATE ASSISTANCE AND REPAYMENT

     Section 4.1 State Assistance. The Director hereby lends to the Company the moneys transferred from the Facilities Establishment Fund to the Project Fund pursuant to the Supplement as the State Assistance for the purposes of financing a portion of the Allowable Costs of the Project. The Company hereby agrees to repay the State Assistance by making all of the payments provided for in Section
4.2 of this Loan Agreement.

     Section 4.2 Company Payments for the State Assistance. On the 15th of each month from December 15, 2003 through June 15, 2003, both inclusive, the Trustee will draw from the appropriate accounts funded from Bond proceeds, the sum of
(i) one-sixth (1/6) of the amount of interest on the Bonds which will be payable by the State on the next succeeding date on which such interest is due to be paid, (ii) one-twelfth (1/12) of the Trustees annual administration fee (as hereinbelow described), and (iii) one-twelfth (1/12) of the Director's annual administrative fees (as hereinbelow described). The Company shall make such loan payments on the 15th of each month from July 15,2003 through November 15, 2003, both inclusive.

     Not later than the fifteenth day of each month commencing December 15, 2003 and continuing thereafter until the principal and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, the Company shall pay as loan payments for the State Assistance (A) the sum of (i) one-sixth (1/6) of the amount of interest on the Bonds which will be payable by the State on the next succeeding date on which such interest is due to be paid, and (ii) one-sixth (1/6) of the amount of principal of the Bonds which will be payable (whether at stated maturity or by redemption) by the State on the next succeeding date on which such principal is due to be paid. If the Company fails to make any payment required by this paragraph on the due date thereof with respect to the Bonds, the Trustee shall, to the extent that funds are available therefor, transfer to the Debt Service Account an amount equal to such payment from the Collateral Proceeds Account and, if the balance in the Collateral Proceeds Account is insufficient, from the Primary Reserve Account.

     If moneys are transferred from the Primary Reserve Account or the Collateral Proceeds Account to the Debt Service Account pursuant to the provisions of Section 14 of the General Bond Order, and if no Event of Default is then existing, the Company shall receive a credit against loan payments payable hereunder with respect to the Bonds, in inverse order of their maturity, in an amount equal to the amount so transferred.

     If no Event of Default is then existing and if the balance in the Primary Reserve Account is greater than or equal to the aggregate amount ofloan payments relating to the Bonds to become due and payable during the remaining Term of this Loan Agreement, the Company may direct the Trustee to apply moneys in the Primary Reserve Account to monthly Bond loan payments as they become due and, in such case and notwithstanding the provisions of Section 4.4 hereof, the Company shall not be required to deliver moneys to the Trustee to restore the balance in the Primary Reserve Account to an amount equal to the Original Deposit.


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     Not later than the fifteenth day of each month, commencing July 15, 2003, the Company shall pay to the Trustee (i) an amount equal to one-twelfth (1/12) of the Trustee's annual administrative fee (which annual administrative fee shall be calculated at a rate of .12% of the principal amount of Bonds outstanding), constituting the fee of the Trustee in connection with its administration of the Project Fund, the Primary Reserve Account and the Collateral Proceeds Account, and (ii) to the Director an amount equal to one-twelfth (1/12) of the Director's annual administrative fee (which annual administrative fee shall be calculated at the rate of .125% of the outstanding principal amount of the Bonds) ("Additional Payments"). The Company and the Director acknowledge and agree that the Additional Payments are intended to reimburse the Department of Development for a portion of the cost of administering the Ohio Enterprise Bond Fund.

     Except for costs associated with the negligence or willful misconduct of the Director, the Company also agrees to pay to the Director reasonable expenses of the Director related to the Project and requested by the Company or required by this Loan Agreement or the Trust Agreement, or incurred in enforcing the provisions of this Loan Agreement or the Trust Agreement and which are not otherwise required to be paid by the Company under the terms of this Loan Agreement.

     In the event Company should fail to make any of the payments required in this Section 4.2, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of the Interest Rate for Advances. If any payment required by the first paragraph of this Section 4.2 or of Section 4.4 hereof is not made by the first day of the month following the month in which such payment is due, the Company shall pay, in addition to such payment, a late payment charge of five percent (5%) of the amount of such payment.

     Section 4.3 Place of Payments. The loan payments provided for in the first paragraph of Section 4.2 hereof and the late payment charge provided for in the last paragraph of Section 4.2 hereof shall be paid directly to the Trustee at its principal corporate trust office for the account of the Director, and the Trustee shall deposit such payments in the Debt Service Account. Additional Payments shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than monthly, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July 1 and December 31) created in the Trust Agreement. The Additional Payments to be made to the Director under Section 4.2 hereof shall be paid directly to the Director for use as provided in such Section.

     Section 4.4 Primary Reserve Account. Upon delivery of this Loan Agreement and in accordance with the General Bond Order and the Series Bond Order, the Company shall deliver or cause to be delivered to the Trustee for deposit or credit to the Primary Reserve Account a sum of money equal to the Original Deposit (which sum may, to the extent provided for in the Series Bond Order, be derived from proceeds of the sale of the Bonds) or the Reserve Letter of Credit in the amount of the Original Deposit. In accordance with the provisions of the General Bond Order and the Series Bond Order, the Trustee shall transfer moneys from the Primary Reserve Account to the Debt Service Account (and shall draw on the Reserve Letter of Credit, if necessary in order to obtain such moneys) if
(a) the Company shall have failed to make a loan payment required by the first paragraph of Section 4.2 hereof, and (b) the balance in the Collateral Proceeds Account is insufficient to provide funds for such transfer.


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     If, as a result of a transfer described in the immediately preceding paragraph, the balance in the Primary Reserve Account is less than the Original Deposit, the Trustee shall promptly notify the Company, by telephone and confirmed in writing, of the amount of such deficiency, and the Company shall, not later than ten (10) days after receipt of such notice, deliver to the Trustee for deposit or credit to the Primary Reserve Account moneys or the Reserve Letter of Credit in the amount of such deficiency.

     Pursuant to the Supplement, the Trustee is directed to draw on the Reserve Letter of Credit prior to its expiration for the full amount thereof and deposit the proceeds of such drawing in the Primary Reserve Account unless, not later than thirty (30) days prior to the expiration of the Reserve Letter of Credit, the Company shall have delivered to the Trustee a replacement Reserve Letter of Credit in the same amount as the expiring Reserve Letter of Credit, or evidence that the issuer of the Reserve Letter of Credit has extended the maturity thereof for a period of not less than one year (or to the final maturity date of the Bonds, if earlier).

     Pursuant to Section 14 of the General Bond Order, the Trustee shall, under the circumstances described in said Section 14, transfer moneys from the Primary Reserve Account to the Debt Service Account, and the Trustee shall draw on the Reserve Letter of Credit, if necessary, in order to obtain moneys to make such transfer.

     Section 4.5 Oblieation of the Company Hereunder Unconditional. The obligations of the Company to make the payments required in Sections 4.2 and 4.4 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional until such time as the principal of and interest and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement and shall not be affected by any circumstances, including, but not limited to, any set off, counterclaim, recoupment, defense (other than payment itself) or other right which the Company may have against the Director or anyone else for any reason whatsoever or the failure to complete the Provision of the Project. The Company hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate or cancel this Loan Agreement except in accordance with the express terms hereof. Nothing contained in this Section shall be construed to .release the Director from the performance of any of the agreements on Director's part contained in this Loan Agreement; and in the event Director should fail to perform any such agreement on its part, the Company may institute such action against the Director as the Company may deem necessary to compel performance or recover the Company's damages for nonperformance so long as such action shall not impair the agreements on the part of the Company contained in this Section.

                               [End of Article IV]


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                                    ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

     Section 5.1 Maintenance anq Modifications of Project bv the Company. The Company agrees that during the Loan Term it will keep the Project including all appurtenances thereto and the equipment and machinery therein in good repair and good operating condition at the Company's own cost.

     The Company shall have the privilege of remodeling or making additions, modifications or improvements to the Project from time to time as it, in the Company's discretion, may deem to be desirable for its uses and purposes; provided, the Project is still used for the Project Purposes upon completion of remodeling, additions, modifications or improvements. The cost of such remodeling, additions, modifications and improvements shall be paid by the Company.

     Section 5.2 Removal of Project Equipment. The Company shall have the privilege from time to time of substituting machinery, equipment and related property for any Project Equipment, if any; provided that the machinery and equipment so substituted shall be of a value not materially less than the value of the machinery or equipment replaced and shall not make the Project unsuitable for the Project Purposes. Any such substitute machinery and equipment shall become part of the Project Equipment for purposes of the Mortgage. The Company shall promptly notify the Director and the Trustee of any substitutions of machinery or equipment, which notice shall include a description of the substituted machinery or equipment. The Company shall also have the privilege of removing any Project Equipment, without substitution therefor; provided, that the Company pays to the Director a sum equal to the then value of said Project Equipment, as determined by an Independent Engineer selected by the Company, and so long as any of the Bonds remain outstanding, the Company shall pay such amounts directly to the Trustee for deposit in the Collateral Proceeds Account and shall deliver to the Director and the Trustee a certificate signed by said Independent Engineer setting forth the value of said Project Equipment and stating that the removal of such equipment will not make the Project unsuitable for the Project Purposes.

     The Company may at any time while it is not in default under this Loan Agreement remove from the Project any machinery or equipment purchased and installed by it at the Project Site and not included as Project Equipment. In the event any such removal causes damage to existing buildings or structures, the Company shall restore the same or repair such damage at its sole expense.

     The Director agrees to execute and deliver such documents as the Company may properly request in connection with any action taken by the Company in conformity with this Section 5.2. The removal from the Project of any portion of the Project Equipment pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts payable under Sections 4.2 or 4.4 hereof.

     Section 5.3 Indemnification by the Com{Janv. The Company shall indemnify and hold the Director, the Treasurer and the Trustee (including any member, officer, director or employee thereof) (collectively, the "Indemnified Parties") harmless against any and all claims, asserted by or on behalf of any person, firm or corporation, private or public, arising or resulting from, or in any way connected with (i) financing, acquisition, construction, installation, operation, use or maintenance



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



of the Project (including, but not limited to, claims relating to compliance with Chapter 4115, Ohio Revised Code), (ii) any act, failure to act or misrepresentation by any person, finn, corporation or governmental authority in connection with the issuance, sale or delivery of the Bonds and (iii) any act, failure to act or misrepresentation by any other Indemnified Party in connection with, or in the performance of any obligation related to the issuance, sale and delivery of the Bonds or under this Loan Agreement, including all liabilities, costs and expenses, including reasonable counsel fees, incurred in any action or proceeding brought by reason of any such claim. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Company. In case such notice shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to such Indemnified Party against whom such action or proceeding is pending; but if the Company shall elect not to assume such defense, it shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied with the selection of counsel by the Company, a new mutually agreeable counsel shall be retained at the expense of the Company. Each Indemnified Party agrees that the Company shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the fees and expenses of such counsel shall be at the expense of the Company if: (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) there reasonably appears that there is a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Company shall not in fact have employed counsel to assume the defense of such action. The Company shall also indemnify the Indemnified Parties ITom and against all costs and expenses, including reasonable counsel fees, lawfully incurred in enforcing any obligations of the Company under this Loan Agreement or any of the Security Documents. Anything herein to the contrary notwithstanding, the foregoing agreements by the Company to indemnify any Indemnified Party shall not apply to grossly negligent acts or acts of willful misconduct on the part of such Indemnified Party. The obligations of the Company under this Section shall survive the termination of this Loan Agreement and the Security Documents until the expiration of the Loan Term and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise.

     Section 5.4 Taxes. Other Governmental Charges and Utility Charges. The Company shall pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Director from the Project which, if not paid, may become or be made a lien on the Project or a charge on the revenues and receipts therefrom), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project.



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     Section 5.5 Insurance Required. The Company shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than 110% of the aggregate principal amount of Bonds outstanding from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as "extended coverage", plus vandalism and malicious mischief, in insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the Company pursuant to this Section may provide that the policy does not cover the first $25,000 or less ofloss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to buildings and equipment similar to the Project Facilities and the Project Equipment) be approved in writing by the Director, with the result that the Company is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the Company unless such premium shall have been paid by the Director or Trustee.

     As an alternative to the above, the Company may insure such property under a blanket insurance policy or policies which cover not only such property but other properties of the Company or its affiliates.

     During any Construction Period, the Company shall carry, or cause the contractor or contractors for the Project to carry, builders' risk insurance of such character and in such amount as is customarily carried on similar projects in the State.

     Section 5.6 Additional Provisions Respecting Insurance. Any insurance policy issued pursuant to Section 5.5 hereof shall be so written or endorsed as to make losses, if any, adjustable by the Company and payable to the Company and the Trustee, for the account of the Director; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of$ 1 00,000 for each occurrence payable directly to the Company as hereinafter provided in Section 6.1. Each insurance policy provided for in Section 5.5 and
Section 5.8 hereof shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Director and the Trustee at least thirty (30) days in advance of such cancellation, and the Company shall deliver to the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by the Company and shall keep such duplicate copies or certificates up to date.

     Section 5.7 Application oiNet Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of this Loan Agreement shall be applied as follows: (i) the Net Proceeds of the insurance required in Section
5.5 hereof shall be applied as provided in Section 6.1 hereof, and (ii) the Net Proceeds of the insurance required in Section 5.8 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     Section 5.8 Public Liabilitv Insurance. The Company agrees that it will carry public liability insurance with reference to its operations at the Project with one or more reputable insurance companies duly qualified to do business in the State, in minimum amounts of $1,000,000 for the death of or personal injury to one person and $3,000,000 for personal injury or death for each occurrence in connection with the Project and $500,000 for property damage of any occurrence in connection with the Project, with a deductible not to exceed $50,000. The Director and the Trustee



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



shall be made additional insureds under such policies. The insurance provided by this Section 5.8 may be by blanket insurance policy or policies.

     Section 5.9 Advances. In the event the Company shall fail to maintain the full insurance coverage required by this Loan Agreement or shall fail to keep the Project in good repair and operating condition, the Director or the Trustee may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or may make such repairs or replacements as are necessary and provide for payment thereof; and all amounts so advanced therefor by the Director shall become an additional obligation of the Company to the Director, which amounts, together with interest thereon at the Interest Rate for Advances from the date thereof, the Company agrees to pay on demand.

     Section 5.10 Environmental Matters. Throughout the Loan T enn, the Company agrees that the Company shall:

     (a) (i) ensure that the Project Site remains in compliance with all Environmental Laws; and (ii) shall not place or permit to be placed any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum on the Project Site except as not prohibited by applicable law or appropriate Governmental Authorities;

     (b) maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance;

     (c) (i) employ in connection with the Company's use of the Project Site appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Project Site only at facilities and with carriers that maintain valid permits under any applicable Environmental Laws; and (iii) use the Company's best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, :trom all treatment, transport, storage or disposal facilities or operators employed by the Company in connection with the transport or disposal of any Hazardous Waste generated at the Project Site; in the event the Company obtains, gives or receives notice of any release or threat of release of a reportable quantity of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at the Project Site (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for infonnation or notification that the Company is potentially responsible for investigation or cleanup of environmental conditions at the Project Site, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Project Site or the Company's or Director's respective interests therein (any of the foregoing being hereinafter referred to as an "Environmental Complaint") from any person or entity, including the Ohio Environmental Protection Agency or the United States Environmental Protection Agency (any such person or entity being hereinafter referred to as the "Authority"), within five (5) business days, give written notice of same to the Director detailing facts and circumstances of which the Company is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such infonnation is to be provided solely to allow the Director to protect the Director's security interest in the Project Site and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Director with respect thereto.


                                       24


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



     (d) promptly forward to the Director copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum at any other site owned, operated or used by Company to dispose of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum and shall continue to forward copies of correspondence between the Company and the Governmental Authority regarding such claims to the Director until the claim is settled. The Company shall promptly forward to the Director copies of all documents and reports concerning a Hazardous Discharge at the Project Site that the Company is required to file under any Environment Laws. Such information is to be provided solely to allow the Director to protect Director's security interest in the Project Site and is not intended to create nor shall it create any obligation, responsibility or liability on the part of the Director with respect thereto.

     (e) respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any person and to avoid subjecting the Project Site to any lien. If the Company shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or the Company shall fail to comply with any of the requirements of any Environment Laws, the Director may, but without the obligation to do so, for the sole purpose of protecting the Director's security interest in the Project Site: (A) give such notices or (B) enter onto the Project Site (or authorize third parties to enter onto the Project Site) and take such actions as the Director (or such third parties as directed by the Director) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Director (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Interest Rate for Advances shall be paid upon demand by the Company and until paid shall be added to and become a part of the indebtedness created by the terms of this Loan Agreement and any other agreement between Director and Company;

     (f) promptly upon the written request of the Director from time to time, provide to the Director, at the Company's expense, an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Director, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential cost in connection with abatement, cleanup and removal of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum found on, under, at or within the Project Site. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Director. If such estimates, individually or in the aggregate, exceed $25,000, the Director shall have the right to require the Company to post a bond, letter of credit or other security reasonably satisfactory to the Director to secure payment of these costs and expenses.

     (g) defend and indemnify the Director and hold the Director hannless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by the Director under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous


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



Discharge, the presence of any asbestos, asbestos-containing materials, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum affecting any of the Project Site, whether or not the same originates or emerges from the Project Site or any contiguous real estate, including any loss of value of the Project Site as a result of the foregoing.

     The Company's obligations described above in subsection (g) of this Section shall arise upon the discovery of the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous W aste, Toxic Chemical or Petroleum at the Project Site, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any asbestos, asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum.

     The Company's obligations and the indemnifications hereunder shall survive the termination of this Loan Agreement until the expiration of the Loan Term. Each lease of the Project entered into by the Company shall impose on the lessee thereunder the covenants set forth in this Section 5.10 with respect to such lessee's use of the Project.

     The Company further acknowledges and agrees that the Director may retain, at the Company's expense, an independent consultant to perform an overall environmental assessment and to prepare a report certifying that (a) the Project Site is not being used for, or threatened by, nor has ever been used for, or threatened by, the use, generation, treatment, storage or disposal of any asbestos or asbestos-containing material, petroleum or any hazardous or toxic chemical, material, substance or waste to which exposure is prohibited, limited or regulated by any Environmental Laws or which, even if not so regulated, is known to pose a hazard to the health or safety of the occupants of the Project Site or of property adjacent thereto, (b) if the Project Site has ever been used for or threatened by any such condition, the condition has been fully remedied in compliance with all Environmental Laws and, (c) the Company's environmental management practices are in compliance with all Environmental Laws. The overall environmental assessment may be done in three phases. The Company represents and warrants that the Company has the authority to grant, and hereby does grant, to the Director, the Director's agents, representatives, employees, consultants and contractors the right to enter the Project Site after the Company's acquisition of the Project and to perform such acts as are necessary to conduct such assessment.

                               [End of Article V]


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



                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 6.1 Damage and Destruction. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities or Project Equipment shall be damaged or partially or totally destroyed by fire, floo~ windstorm, or other casualty, there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement, an~ to the extent that the claim for loss resulting from such damage or destruction is not greater than $100,000, the Company (i) will promptly repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $100,000 as well as any additional moneys of the Company necessary therefor. All Net Proceeds of insurance resulting from claims for any such loss not in excess of $100,000 shall be paid to the Company.

     If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities or the Project Equipment shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $100,000, the Company shall promptly give written notice thereofto the Director and the Trustee. All Net Proceeds ofinsurance policies resulting from claims for such losses in excess of $100,000 shall be paid to and held by the Trustee in the Collateral Proceeds Account, whereupon, unless the Company shall have elected to exercise its option to prepay all amounts due under this Loan Agreement pursuant to the provisions of Section 1O.2(a) of this Loan Agreement,
(i) the Company will proceed to repair, rebuild or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) the Trustee will disburse moneys in the Collateral Proceeds Account to or upon the direction of the Company for payment of the costs of such repair, rebuilding or restoration, either on completion thereof or, if the Company shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in Section 3.3 of this Loan Agreement for disbursement of moneys in the Project Fun, including, but not limited to, the requirement that the Company obtain the written approval of the Director with respect to each disbursement. In the event the moneys in the Collateral Proceeds Account are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company nonetheless will complete the work and pay the costs thereof from its own resources. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the amounts payable under Section 4.2 or 4.4 of this Loan Agreement.

     Section 6.2 Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any Governmental Authority or by any person, firm or corporation acting under Governmental Authority, there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement, and any Net Proceeds received from any award made in such eminent domain


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proceedings shall be paid to and deposited by the Trustee in the Collateral
Proceeds Account and shall be applied by the Director or the Company in one or more of the following ways as shall be directed in writing by the Authorized Company Representative:

     (a) to the restoration of the improvements located on the Project Site to substantially the same condition as they existed prior to the exercise of said power of eminent domain;

     (b) to the acquisition, by construction or otherwise, by the Company of other improvements suitable for the Company's operation at the Project (which improvements shall be deemed a part of the Project); or

     (c) to the redemption of all of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to prepay authorized by Section 1 0.2(b) of this Loan Agreement.

     Within ninety (90) days from the date of entry of a final order in an eminent domain proceeding granting condemnation, the Authorized Company Representative shall direct the Director and the Trustee in writing as to which of the ways specified in this Section the Company elects to have the Net Proceeds of the condemnation award applied. Any balance of the Net Proceeds remaining after such application shall be retained in the Collateral Proceeds Account.

                               [End of Article VI]


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                                   ARTICLE VII

                                SPECIAL COVENANTS

     Section 7.1 No Warranty of Condition or Suitability. The Director does not make any warranty, either express or implied, as to the condition, workmanship, merchantability or capacity of the Project or any part thereof or as to its or any part's suitability or operation for the Project Purposes.

     Section 7.2 Right of Access to the Pr01ect. During the Loan Term, the Company agrees that the Director and any of the Director's duly authorized agents shall, upon reasonable prior notice, have the right during regular business hours and without interruption of daily business activities to enter upon the Project and to examine and inspect the same. The Company further agrees that the Director and the Director's duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the construction and installation provided for in Section 3.1 hereof, and thereafter for the proper maintenance of the Project in the event of failure by the Company to perform its obligations under Sections 3.1 or 5.1 hereof. Notwithstanding anything in this Section to the contrary, the Company shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

     Section 7.3 Information Concerning Operations. During the Loan Term, at the request of the Director and, in any event, within seventy-five (75) days after the last day of each fiscal year of the Company begjnning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations setting forth the total number of employees then employed on the Project and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

     Section 7.4 Affirmative Covenants of the Comvanv. Throughout the Term of this Loan Agreement, the Company shall:

     (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the Company, the Company's income or any of the Company's property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Company's property. Notwithstanding the preceding sentence, the Company may, at the Company's expense and after prior notice to the Director, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid. However, if at any time the Director shall notify the Company that, in the opinion oflegal counsel satisfactory to the Director, by nonpayment of any such items the lien and security interest created by the Security Documents as to any part of the Project will be materially affected or the Project or any part thereof will be subject to imminent loss or forfeiture, the Company shall promptly pay such taxes, assessments, charges, levies or claims or make appropriate provisions to place sufficient funds in escrow or other arrangement approved by a court of competent jurisdiction so that such lien and security interest will not be adversely affected in any material way.


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     (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the Company's existence, except as provided in subsection (a) of Section 7.5 hereof, the Company's current ownership and the Company's material rights and franchises.

     (c) Maintain Property. Maintain and keep the Company's property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company and provided, further that the Company shall comply with the Security Documents.

     (d) Maintain Insurance. Keep all of the Company's insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; and maintali1 all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company may be engaged in business. All insurance for which provision has been made in this subsection shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and, as applicable, with full replacement cost coverage, and all insurance herein provided for shall be effected and maintali1ed in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

     (e) Furnish Information. Furnish to the Director:

              (i) Ouarterlv Reports. Within forty-five (45) days after the end of each quarterly period of each fiscal year of the Company, the internally compiled financial statements of the Company, including the balance sheet of the Company as at the end of such quarterly period, together with related statements of income and retained earnings (oraccumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments, except that such financial statements need not contain the notes required by generally accepted accounting principles.

              (ii)Annual Financial Statements. Within one hundred twenty (120) days after the last day of each fiscal year of the Company (beginning with fiscal year 2003), the compiled annual audited financial statements of the Company, including the balance sheet of the Company as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all audited by and accompanied by a


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



certificate of, the Company's independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Company's financial position at the close of such period and the results of its operations for such period.

              (iii) Certificate: No Default. With each of the financial statements required to be furnished pursuant to this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by the Company or against the Company at law or in equity, or before any Governmental Authority, is pending or, to the Company's knowledge, threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Loan Agreement or would materially and adversely affect the Company's business, operations, properties, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

              (iv) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request, except that the Company shall not be obligated to provide access to any infonnation that it reasonably considers to be a trade secret or similar confidential information.

     (f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

              (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

              (ii)any action, suit or proceeding by the Company or against the Company at law or in equity, or before any Governmental Authority, instituted or, to the knowledge of the Company, threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Loan Agreement, or would materially and adversely affect the Company's business, operations, properties, assets or condition, or

              (iii) the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any Plan, as defined Section 7.5(c) hereof, as to which the Company may have liability.


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



     (g) Inspection Rights. Permit the Director, or any agents orrepresentatives thereof, upon reasonable prior notice, during regular business hours and without interruption of daily business activities to examine and make copies of and abstract ITom the records and books of account of, the Company visit the properties of the Company, and discuss the general business affairs of the Company with any of its officers or shareholders. Notwithstanding anything in this Section to the contrary, the Company shall not be obligated to provide access to any information that it reasonable considers to be a trade secret or similar confidential information.

     (h) Zoning, Planning and Environmental Regulations. The Provision of the Project will be completed and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations (orvariances thereITom) imposed by any Governmental Authority and as to be consistent with the purposes of the Act, except where such nonconformity or inconsistency would not materially impair the ability of the Company to perform its obligations under the Loan Documents or materially adversely affect the financial condition of the Company or the abilities of the parties to consummate the transactions contemplated by this Loan Agreement.

     (i) Use of Project Fund Moneys. All moneys disbursed ITom the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Loan Agreement) shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such moneys shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type, except for compensation for services rendered and expenses incurred otherwise included in Allowable Costs.

     (j) Job Creation. The Company reasonably believes that the State Assistance will permit the Company to retain an estimated 70 jobs and employment opportunities and create an estimated 80 jobs and employment opportunities in the City ofGahanna in the County of Franklin, Ohio during the three-year period after the Acquisition Date.

     (k) Preference for Ohio Goods and Services. The Company will use its best efforts to purchase goods and services with respect to the Project from persons, partnerships and corporations located in the State.

     Section 7.5 Negative Covenants of the Company. Throughout the Term of this Loan Agreement, the Company shall not without the prior written consent of the
Director:

     (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of the Company's assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into the Company; provided, however, that the Company may, without violating the agreement contained in this subsection, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into the Company, or sell, transfer or otherwise dispose of all, or substantially all, of the Company's assets and thereafter dissolve if: (i) the written consent of the Director is obtained (which consent shall not be unreasonably withheld);
(ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee entity is other


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



than the Company); and (iii) the surviving, resulting or transferee entity, as the case may be, is a corporation or limited liability company duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change ofform.

     (b) Transfer of Interests in the Comuany. Permit or cause any transfer, issuance or retirement of, or other transaction changing the ownership interest in the Company unless following such transfer, issuance or retirement the Guarantor retains directly or indirectly not less than 34.5% of the voting shares of the Company.

     (c) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA ) which results in any material liability of the Company to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

     (d) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Company's obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

     (e) Sale and Encumbrance of Assets. Sell, pledge, assign, hypothecate or in any manner encumber any of the Company's assets, except purchase money security interest and except as otherwise expressly permitted by the Loan Documents.

     (f) Removal of Assets. Remove, transfer or transport any of the Company's assets ITom the Project Site, except the operation of motor vehicles, the shipment of goods in the ordinary course of business or as otherwise permitted by the Loan Documents.

     (g) Leasebacks. Enter into any arrangements, directly or indirectly, with any person, whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Company's business, in connection with the rental or lease of the property so sold or transferred or of other property which the Company intends to use for substantially the same purpose or purposes as the property so sold or transferred.

     (h) Suspension of Operation. Suspend or discontinue operation of the Project for a continuous period of ninety (90) days.

     Section 7.6 Mechanics' and Other Liens. The Company shall not suffer or permit any mechanics' or other liens to be filed or exist against the Project nor any part thereof, nor against the Project Fund or the Collateral Proceeds Account, by reason of work, labor, services, or materials supplied or claimed to have been supplied to, for or in connection with the Project or any part thereof or to the Company or anyone holding the Project or any part thereof through or under the Company. If any such liens shall at any time be filed, the Company shall, within one hundred twenty days (120)


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



after notice of the filing thereofbut subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the Director shall be reimbursed by the Company to the Director on demand, and if not so reimbursed on demand shall be paid by the Company with interest thereof at the Interest Rate for Advances from the date of payment by the Director, which amounts the Company agrees to pay. Nothing in this Section shall require the Company to payor discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the priority of the liens of the Security Documents on right, title or interest in the Project.

                              [End of Article VII]


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



                                  ARTICLE VIII

                         ASSIGNMENT, SELLING AND LEASING

     Section 8.1 Assignment Sale or Lease by the Company. Except as otherwise permitted by Sections 5.2 or 7.5(a) hereof, the Company may not assign this Loan Agreement in whole or in part, sell or lease the Project in whole or in part or grant the right to occupy or use the Project, or any part thereof, to persons other than the Company, without the prior written consent of the Director.

     Section 8.2 Pledge by the Director. The Director has pledged any moneys receivable under or pursuant to this Loan Agreement (except for reimbursement of expenses and indemnification by the Company) to the Trustee pursuant to the Trust Agreement. The Company hereby consents to such assignment and pledge.

                              [End of Article VIII]


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



                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     Section 9.1 Event of Default. Each of the following shall be an "Event of Default":

     (a) Failure by the Company to pay when due any installment of principal, interest service fee, or any combination thereof under this Loan Agreement; or

     (b) The occurrence and continuation of an Event of Default under any of the other Loan Documents related to a failure in the payment of money; or

     (c) Failure by the Company to pay within ten (10) days of demand any amounts to be so paid to the Director under this Loan Agreement or the Loan Documents; or

     (d) Failure by the Company to observe and perform any term, covenant or agreement of this Loan Agreement or any other Loan Documents (other than as required pursuant to subsections (a), (b) and (c) above), and continuation of such failure for sixty (60) days after written notice thereof shall have been given to the Company by the Director, or for such longer period as the Director may agree to in writing; or

     (e) The occurrence and continuation of a default or event of default, whether relating to nonpayment of money or otherwise, on the part of the Company under any loan document or other debt instrument to which it is a party after notice thereof and the expiration of any grace or cure period relating thereto.

     (f) Any representation or warranty made by the Company or any of the Company's officers, herein or in any of the other Loan Documents or in any of the Loan Approval Document or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

     (g) The Company shall fail to pay any indebtedness of the Company, or any interest or premium thereon, in excess of $100,000 when due (whether at scheduled maturity, by required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument, relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (h) The Company shall: (i) admit in writing the Company's inability to pay the Company's debts generally as such debts become due; (ii) (A) commence a voluntary case concerning the Company or (B) have an involuntary bankruptcy case commenced against the Company and have an order entered in any such case or have the case remain undismissed and unstayed for ninety (90) days; (iii) commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now

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or hereafter in effect and either have an order entered against the Company thereunder or remain undismissed or unstayed for ninety (90) days or there is commenced against the Company any such proceeding which remains undismissed or unstayed for ninety (90) days; (iv) the Company is adjudicated insolvent or bankrupt; (v) make a general assignment for the benefit of creditors; (vi) have a receiver, trustee or custodian appointed for the Company or for the whole or any substantial part of the Company's property or a receiver, trustee or custodian or any other officer or representative of the court or of creditors, or any court, government officer or agency shall take and hold possession of any substantial part of the Company's property; or (vii) any other action for the purpose of effecting the foregoing;

     (i) A judgment or order for the payment of money in excess of $100,000 shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (j) Failure by the Company to meet the Company's minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans;

     The foregoing provisions of subsection (d) only of this Section are subject to the following limitations: ifby reason of Force Majeure the Company is unable in whole or in part to perform or observe the Company's obligations under this Loan Agreement, other than the Company's obligation to make payments required hereunder, the Company shall not be deemed in default during the continuance of such inability, including a reasonable time for the removal of the effect thereof.

     The Company shall promptly give notice to the Direccor of the existence of an event ofF orce Majeure and shall use commercially reasonable efforts to remove the effect thereof; provided, that the settlement of strikes or other industrial disturbances shall be entirely within the reasonable business discretion of the Company.

     Section 9.2 Remedies. If an Event of Default shall have occurred and be continuing, the Director, at any time, at the Director's election, may exercise any or all or any combination of the remedies conferred upon or reserved to the Director under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto, or now or hereafter existing at law, or in equity or by statute. Subject to the foregoing, any or all of the following remedies may be exercised:

     (a) If the State Assistance has not been disbursed, termination of any and all of the Director's obligations under this Loan Agreement and the Commitment;

     (b) Declaration that the entire unpaid balance of all amounts owed to the Director are immediately due and payable, whereupon the same shall become immediately due and payable, without notice or demand, such notice or demand being expressly waived by the Company;

     (c) Direction to the Trustee, in writing, to transfer any amounts remaining in the Project Fund to the Collateral Proceeds Account;


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



     (d) Exercise of all or any rights and remedies as the Director may have under this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto;

     (e) Inspection, examination and copying of the books, records, accounts and financial data of the Company, provided that the Company shall not be obligated to provide access to any information that it reasonably considers to be a trade secret or similar confidential information;

     (f) Exercise of any rights, remedies and powers the Director may have at law or in equity as may appear necessary or desirable to collect all amounts then due and thereafter to become due under this Loan Agreement and the other Loan Documents or any instrument or document collateral thereto or to enforce the performance and observance of any other obligation, agreement or covenant of the Company under the Loan Documents or any instrument or document collateral thereto, including, without limitation, as a secured party under the Commercial Code (as defined in the other Loan Documents) or other similar laws in effect; and

     (g) Take whatever action at law or in equity as may appear to the Director to be necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Loan Agreement.

     Any amounts collected pursuant to action taken under this Section shall be paid first into the Collateral Proceeds Account and applied in accordance with the provisions of the Trust Agreement or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Trust Agreement), then to all other amounts payable thereunder and under the Loan Documents, and [mally, if all such amount have been fully paid, as directed by the Company.

     Section 9.3 No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, each other Loan Document and any instrument or document collateral thereto or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

     Section 9.4 Agreement to Pay Reasonable Attorneys' Fees and Expenses. If an Event of Default shall occur and the Director shall incur expenses, including reasonable attorneys' fees, in connection with the enforcement of this Loan Agreement, any of the other Loan Documents or any instrument or document collateral thereto or the collection of sums due thereunder, the Company shall reimburse the Director for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute additional indebtedness secured hereby and by the Trust Agreement and the Security Documents, and in any


                                       38


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



action brought to collect such indebtedness or enforce the Security Documents, the Director shall be entitled to seek the recovery of such expenses in such action.

     Section 9.5 No Additional Waiver Implied by One Waiver. No failure by the Director to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of the Director's right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     Section 9.6 Waiver of Appraisement. Valuation. Etc. In the event the Company should default under any of the provisions of this Loan Agreement requiring payments by the Company, the Company agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

                               [End of Article IX]


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



                                    ARTICLE X

                     REDEMPTION OF BONDS; PREPAYMENT OF LOAN

     Section 10.1 Redemption of Bonds. The Director, at the written request at any time of the Company if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of the then outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions, if the Company shall then have deposited with the Trustee moneys sufficient to pay the principal of and premium, if any, and interest due or to become due on such redemption date with respect to the Bonds as to which such request is made. In addition, the Trustee may accelerate one Series 2002-7 Bonds (or shall accelerate upon the request of the registered owners of not less than 25% in aggregate principal amount of the outstanding Series 2002-7 Bonds) and shall require the Company to prepay the Loan as provided in Section 10.2 of this Loan Agreement.

     Section 10.2 Prepavment of Loan. The Company shall have, and is hereby granted, the option to prepay all amounts due hereunder prior to the expiration of the Term and prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), if any of the following shall have occurred:

     (a) The Project Facilities or the Project Equipment shall have been damaged or destroyed as set forth in Section 6.1 hereof (i) to such extent that they cannot be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented from carrying on its nonnal operations for a period of six (6) consecutive months.

     (b) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any Governmental Authority, or person, finn or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its nonnal operations therein for a period of six (6) consecutive months).

     To exercise such option, the Company shall, within ninety (90) days following the event authorizing the exercise of such option, give written notice to the Director, and to the Trustee if any of the Bonds shall then be unpaid, and shall specify therein the date of such prepayment, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Trust Agreement shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, in which arrangements Director shall cooperate. The prepayment amount payable by the Company, in the event of its exercise of the option granted in this Section or in the event mandatory prepayment is required as provided hereinafter, shall be the sum of the following:

              (i) An amount of money which, when added to (i) the moneys and investments held to the credit of the Collateral Proceeds Account and the Primary Reserve Account and (ii) the aggregate loan payments made by the Company and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust


                                       40


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



Agreement, to pay and discharge all then outstanding Bonds on the first possible date for redemption, plus

              (ii)An amount of money equal to the Trustee's fees and expenses, to the extent payable by the Company pursuant to this Loan Agreement, accrued and to accrue until such final payment and redemption of the Bonds, plus

              (iii) The sum of One Dollar ($1.00) to the Director.

In the event of the exercise of the option granted in this Section, any Net Proceeds of insurance or condemnation shall be paid to the Company, notwithstanding any provision of Section 6.1 and 6.2 hereof.

     The mutual agreements contained in this Section 10.2 are independent of, and constitute an agreement separate and distinct from, any and all provisions of this Loan Agreement and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

     In addition, the Company shall be required to prepay the Loan in full, plus a premium equal to 2% of the principal amount thereof. immediately in the event that the Series 2002-7 Bonds are accelerated by the Trustee at the direction of the Director as provided in the Supplement.

     Section 10.3 Option to Defease Bonds. Provided no Event of Default has occurred and is existing, the Company may instruct the Trustee to apply any moneys on deposit in the Collateral Proceeds Account, together with any moneys furnished to the Trustee by the Company but not constituting payments due under
Article IV of this Loan Agreement, to any of the following purposes:

     (a) Purchase of Bonds in the open market at prices not greater than their fair market value;

     (b) Redemption of Bonds pursuant to the optional redemption provisions thereof; or

     (c) Defeasance of Bonds pursuant to Article IX of the Trust Agreement.

If the sum of the amounts in the Collateral Proceeds Account and the Primary Reserve Account, when added to the amount delivered by the Company to the Trustee for application in accordance with this Section, is sufficient to purchase for cancellation, optionally redeem or defease all of the outstanding Bonds, the Trustee shall, at the direction of the Company, apply moneys in the Primary Reserve Account for any of such purposes.

                               [End of Article X]


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                                      167

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 Termination of Agreement This Loan Agreement shall be in full force and effect ITom the date hereof until the end of the Loan Term, at which time the obligations of the Director and the Company hereunder shall terminate, provided that any obligations of the Company with respect to the payment of costs and expenses under this Loan Agreement shall survive such termination and continue in effect until such costs and expenses are paid.

     Section 11.2 Amounts Remaining in Collateral Proceeds Account and Primary Reserve Account. It is agreed by the parties hereto that any amounts remaining in the Collateral Proceeds Account or the Primary Reserve Account upon expiration or sooner cancellation or termination of this Loan Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, shall belong to and be paid to the Company by the Trustee as overpayment of loan payments.

     Section 11.3 Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the recipient at the appropriate Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Director, the Company, or the Trustee shall also be given to the others. The Company, the Director and the Trustee may, by notice given hereunder, change a Notice Address or designate any further addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     Section 11.4 Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Director, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 8.1 hereof, and subject to the further limitation, as set forth on page 1 of this Loan Agreement, that any obligation of the Director created by or arising out of this Loan Agreement shall not be a general debt of the Director or the State but shall be payable solely out of the proceeds derived from this Loan Agreement.

     Section 11.5 Extent of Covenants of the Director: No Personal Liabilitv. All covenants, stipulations, obligations and agreements of the Director contained in this Loan Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation, or agreement of any present or future Director in other than such Director's official capacity acting pursuant to the Act.

     Section 11.6 Amendments. Changes and Modifications. This Loan Agreement may not be amended, or supplemented except by an instrument in writing executed by the Director and the Company.

     Section 11.7 Execution Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.



                                       42


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



     Section 11.8 Severability. If any provision of this Loan Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other, provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable, provision, covenant, obligation or agreement were not contained herein. Such invalidity or unenforceability shall not affect any valid or enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     Section 11.9 Captions. The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

     Section 11.10 Governing Law. This Loan Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

                               [End of Article XI]

IN WITNESS WHEREOF, the Director and the Company have caused this Loan Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.

                             DIRECTOR OF DEVELOPMENT
                             OF THE STATE OF OHIO, ACTING ON
                             BEHALF OF THE STATE

                             By: /s/

                             KAHIKI FOODS, INC.

                             By: /s/
                                  President (Title)

                                    EXHIBIT A
                                  Project Site

     Situate in the State of Ohio, County of Franklin, City of Gahanna and being a part of Lot No.7 of David Taylor's Subdivision of the Third Quarter, Township No.1, Range 16, United States Military Lands and being a part of that original
231.05 acre tract as conveyed to Elizabeth Pizzurro of record in Deed Book 1662, Page 303 and a part of that 6.296 acre tract as conveyed to The Broad Street Trading, Company of record in Deed Book 3018, Page 410 records of the Recorder's Office, Franklin County, Ohio and being more particularly described as follows:

     Beginning, for reference at a pointm the southerly line of Claycraft Road (60 feet in width) said,' point being located 30.00 feet easterly of (as measured at right angles) the centerline of Relocated Morrison Road as established by a survey made in 1967, by the Ohio Department of Highways of Relocated Morrison Road and Interstate Route No. 270 (FRA-270-28.30 N, FRA-317-1617) said beginning point also being in the centerline of Old Morrison Road;

     Thence S. 03 22' 57" E, a distance of 380.79 feet, along the centerline of Old Morris Road to the true point of beginning, said point being located N 03 22' 57" W, a distance of 70.31 feet, from the southwesterly corner of the aforesaid 6.296 acre tract.

     Thence N. 81 27' 08" E, a distance of 877.32 feet crossing the aforesaid
6.296 acre tract to a point in the easterly line of the aforesaid 6.296 acre tract and in the westerly line of a 3.128 acre tract as conveyed to M.M. B. Realty Company, of record in Deed Book 3444, page 172;

     Thence S 08 49'35" E, a distance of 602.19feet along the easterly line of the aforesaid 6.296 acre tract and the westerly line of the aforesaid 3.128 acre tract and crossing the aforesaid original 231.05 acre tract to a point and (passing the southeasterly corner of the aforesaid 6.296 acre tract and the southwesterly corner of the aforesaid 3.128 acre tract at a distance of 70.00 feet);

     Thence S 80 00'20" W, a distance of 1064.77 feet crossing the aforesaid
231.05 acre tract to a point in the proposed easterly right-of-way line of Relocated Morrison Road; (passing an iron pin at 1046.01 feet);

     Thence with a curve to the right having a radius of 614.42 feet, a central angle of 12 44' 06", the chord to which bears N 01 45' 00" W, a distance 136.28 feet along said proposed line of Relocated Morrison, Road to a point of tangency, said point being located 30.00 feet easterly of and at right angles to the centerline of the aforesaid Relocated Morrison Road as established by a Survey made in 1967, by the Ohio Department of Highways of Relocated Morrison Road and Interstate Route No. 270 (FRA-270-28.30 N, FRA-317-16.67); , "

     Thence N 04 37' 04" E, a distance, of 507.07 feet along the proposed easterly right-of-way line of the aforesaid Relocated Morrison Road and being
30.00 feet easterly of and parallel to the aforesaid centerline of Relocated Morrison Road to a point; " '

     Thence N 81 27' 08" E, a distance of 52.56 feet to the true point of beginning and containing 14.169 acres, more or less, subject to all easements, restrictions and rights-of-way of record.

                                    EXHIBIT B


The fixtures and equipment located at 1100 Morrison Road, Gahanna, Ohio, including but not limited to, build-in appliances, heating, ventilating, airconditioning (HVAC) and humidifying equipment and their control apparatus; stationary tubs; pumps; water softening equipment; roof antennae; attached wall-to-wall carpeting and attached floor coverings, curtain rods and window coverings including draperies and curtains; attached mirrors; light, bathroom and lavatory fixtures; storm and screen doors and windows, awnings, blinds and window air conditioners, whether now in or on the premises or in storage; garage door openers and controls; attached fireplace equipment; security systems and controls; smoke alarms; satellite TV reception system and components; all exterior plants and trees; and pallet racks as installed or erected.

All other personal property, machinery, apparatus, furniture, equipment and other property which will be financed from the proceeds of the Bonds, together with all replacement, additions and renewals thereof, whether located at the Project Site or otherwise.

                                    EXHIBIT C

            TERMS AND CONDITIONS TO DISBURSEMENT OF STATE ASSISTANCE

Part I - Disbursements of State Assistance for costs of construction of the Project

     No disbursement, be it the initial disbursement or any subsequent disbursement, need be approved by the Director until the following conditions have been fully performed to the satisfaction of the Director, and to the extent that the Director shall, in its sole discretion, waive any of the following conditions with regard to anyone or more disbursements, said conditions may be reinstated as to any and all-subsequent disbursements:

     (a) The Director shall be provided a "metes and bounds" survey of the Property, certified to the Director and title insurance company by a licensed surveyor acceptable to the Director with adequate errors and omissions insurance, showing, through the use of course bearings and distances, the boundaries of the Property and location of any improvements in relation thereto and all dimensions thereof, and all easements, set-back lines, deviations between survey lines and title lines, rights of way, encroachments, bench marks, etc. The survey must contain a full legal description of the Property, certification of square footage or acreage, certification of absence of flood hazard and identification of adjacent and contiguous streets as well as measurement to the nearest intersection or other adequate checkpoint.

     (b) The Company shall submit evidence that the Project and all planned imrrovements and intended uses will fully comply with all applicable deed restrictions, laws, regulations, and zoning requirements. The Company covenants that zoning at closing of the State Assistance may not be appealed, and that there are no pending proceedings, either administrative, legislative, or judicial, which would in any manner adversely affect that status of zoning with respect to the Project or any part thereof. The Director shall also be provided with copies of all building permits, operating permits, licenses, consents and approvals, which building permits, operating permits, licenses, consents and approvals shall be conditionally assigned to the Director. The Project and all improvements shall thereafter be constructed in accordance with generally accepted engineering and architectural principles and practices and in compliance with all applicable deed restrictions, laws, and governmental regulations including, without limitation, all federal, state, and local environmental requirements specified by statute or impact study.

     (c) The Director shall be provided with an AL T A loan title insurance commitment prior to closing, and an AL T A loan title insurance policy upon closing, in an amount satisfactory to the Director issued by a company satisfactory to the Director and with such coinsurance as the Director may require. Said policy shall insure the Mortgage as the first lien on the Project subject only to Permitted Encumbrances and shall be issued without survey and mechanics lien exceptions and containing only such other exceptions as the Director shall approve. If the policy contains a pending disbursements clause, such clause must be (degree)in a form acceptable to the Director. Should the title insurance commitment contain exceptions for blanket easements which cannot be located by the surveyor, the Company shall locate the easements through their respective owners in order to have them plotted on the surveyor eliminated as exceptions in the title insurance policy. Prior to closing, the Company shall execute a no-lien affidavit in favor of the Director and title insurance company.

Prior to each disbursement, if applicable, the Company shall furnish the Director and the title insurance company lien waivers of all contractors, subcontractors and materialmen performing work on or furnishing materials to the Project through the time of the disbursement.

Part IT - Disbursements of State Assistance for Project Equipment

     (a) The Director shall have verified that the items of equipment for which disbursement is being requested (a) conform, in description, to the Project Equipment described in the Exhibit B hereof; and (b) have been installed at the Project Site.

     (b) If disbursement is requested to reimburse the Company for Allowable Costs paid by the Company, the Company shall have furnished the Director with evidence that such costs have been paid to the equipment suppliers.

     (c) If disbursement is to be made directly to an equipment supplier, the Company shall have furnished the Director with supplier invoices evidencing the amount due.



                                       48


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


                                                                    EXHIBIT 16.1

GBQ Partners LLC
500 South Front Street
Columbus, Ohio 43215

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     We were previously principal accountants for Kahiki Foods, Inc. and on May 6, 2003, we reported on the financial statements of Kahiki Foods,Inc. as of and for the two years ended March 31, 2003. On March 4, 2004, we were dismissed as principal accountants of Kahiki Foods, Inc. We have read Kahiki's statements included under Item 23 of its Form SB-2 for March 22, 2004 and we agree with such statements.

                          Very truly yours,
                      /s/ GBQ Partners, LLC
                          Certified Public Accountants

Columbus, Ohio
March 22, 2004




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





                                                                    EXHIBIT 23.1

GBQ Partners LLC
500 South Front Street
Columbus, Ohio 43215

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated May 6, 2003 on the financial statements of Kahiki Foods, Inc. as of March 31, 2003 and for the two years then ended (and to all references to our Firm) included in or made a part of this Registration Statement Form SB-2.



                          /s/GBQ Partners, LLC
                          Certified Public Accountants

Columbus, Ohio
March 22, 2004

                                                                    EXHIBIT 23.2

Child, Sullivan & Company
4764 South 900 East, Suite1
Salt Lake City, Utah 84117

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our review report dated March 12, 2004 on the financial statements of Kahiki Foods, Inc. as of December 31, 2003 and for the nine months ended December 31, 2003 and 2002 (and to all references to our Firm) included in or made a part of this Registration Statement Form SB-2.



                          /s/Child, Sullivan & Company
                          Certified Public Accountants

Salt Lake City, Utah
March 22, 2004

                                                                    EXHIBIT 99.1



                             2001 NON-QUALIFIED AND
                           INCENTIVE STOCK OPTION PLAN

     1. Purpose of the Plan. This 2001 Non-Qualified and Incentive Stock Option Plan of KAHIKI FOODS, INC. adopted as of April 6, 2001 is intended to encourage officers, directors and key employees and advisors of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

                  2.1. "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

                  2.2. "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Option under the Plan.

                  2.3. "Board" means the Board of Directors of Kahiki Foods, Inc. (or its successors).

                  2.4. "Code" unless otherwise provided means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.5. "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

                  2.6. "Company" means Kahiki Foods, Inc. (or its successor).

                  2.7. "Employee" means an officer (including an officer who is a member of the Board) or other key employee or advisor of the Company or any of its Subsidiaries.

                  2.8. "Fair Market Value" means, with respect to the Company's Shares, the fair market value determined by the Committee in its discretion, except as hereinafter set forth. In the event that Shares are then being traded on a national securities exchange, the Fair Market Value shall be deemed to be the mean between the high and low prices of the Shares on such securities exchange on the day on which the Option shall be granted, and if the Shares are then being traded on such an exchange, but there are no sales on such day, such Fair Market Value shall be deemed to be the mean between the bid and asked prices for the Shares on such date, and if the Shares are not then traded on such an exchange, but are then traded on the over-the- counter market, then such Fair Market Value shall be deemed to be the mean between the high and low bid and asked prices for the Shares on the over-the-counter market on the day on which the Option shall be granted (or the next preceding day on which sales occurred if there were no sales on the date of grant).

                  2.9. "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in
Section 422A of the Code; "incentive stock option" means any option meeting the requirements and containing the limitations set forth in Section 422A of the Code.

                  2.10. "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

                  2.11. "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

                  2.12. "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations of the chain.

                  2.13. "Plan" means the Company's 2001 Non-Qualified and Incentive Stock Option Plan.

                  2.14. "Shares" means the Company's no par value Common Shares or, if by reason of the adjustment provisions hereof any rights under any Option under the Plan pertain to any other security, such other security.

                  2.15. "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.16. "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Employee.

                  2.17. "Term" means the period during which a particular Option may be exercised.

                  3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of Three Hundred Thousand (300,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

                  4. Administration of the Plan. The Board may, in its discretion, appoint a Committee, which shall consist of not less than three (3) persons, not less than two (2) of whom shall be members of the Board. In the event no Committee is appointed, the Board shall take all actions under the Plan and any reference in the Plan to the Committee shall be deemed to be a reference to the Board where appropriate. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the provisions of any such Option; to amend or cancel Options; to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however, caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

                  5. Employees to Whom Options May Be Granted. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

                  In determining the Employees to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

                  6. Stock Options.

                  6.1. Types of Options. Options granted under this Plan may be
(i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

                  6.2. Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option in granted.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option in granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                  (i) the Corporation; or

                  (ii) if applicable, a Subsidiary; or

                  (iii) if applicable, the Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.3. Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant hereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

                  Notwithstanding anything herein to the contrary, in the event any Incentive Stock Option in granted to any Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                  (i) the Corporation; or

                  (ii) if applicable, a Subsidiary; or

                  (iii) if applicable, the Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

                  7. Limit on Fair Market Value. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation, and, if any, its Parent and Subsidiary Corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitations set forth in this Section 7, shall be a Non-Qualified Stock Option.

                  8. Date of Grant. The date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

                  9. Exercise of Rights Under Options. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made (i) in cash or, (ii) with the Committee's approval, in common stock of the Company valued at Fair Market Value at the time of exercise, (iii) or, with the Committee's approval and to the extent permitted by applicable state law, by a promissory note bearing interest at no less than the minimum rate necessary to avoid imputed interest under the Code, or (iv) a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company.

                  10. Option Provisions and Conditions. Each Award Agreement shall contain such other provisions and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

                  11. Rights of Option Holder. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.


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                  12.        Non-transferability of Options. An Option shall not
                             be transferable, other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by him.

                  13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

                  14. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

                  15. Form of Options. An Option shall be granted hereunder only by action by the Board of the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such conditions and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but it shall be dated, as are all Award Agreements, as of the date on which the Committee designated the Employee to receive an Option hereunder. Execution by the Employee to whom such Option is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

                  16. Taxes. The Company shall have the right to deduct from any amounts due to the Employee pursuant to the exercise of an Option any taxes required by law to be withheld. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Section 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld on account of such disqualifying disposition from any for any reason otherwise payable to the Employee in cash by the Company.

                  17. Termination of Plan. The Plan shall terminate on March 31, 2011, and an Option shall not be granted under the Plan after that date. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award Agreements pursuant to which the Options were granted and this Plan.

                  18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholder of the Company shall:

                  (a) increase the maximum number of Shares as to which Options may be granted under the Plan;

                  (b) expand or change the class of persons eligible to receive Options;

                  (c) permit the purchase price of Shares subject to an Incentive Stock Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Incentive Stock Option is granted;

                  (d)        extend the term of the Plan; or


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                  (e) materially increase the benefits to the Employees under the Plan.

                  No amendment of the Plan or any Option granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

                  19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Option exercise shall be postponed by the Company for such period as may be required for it to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

                  20. Fees and Costs. The Company shall pay all original issue taxes, if any, on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

                  21. Effectiveness of the Plan. This 2001 Non-Qualified and Incentive Stock Option Plan of Kahiki Foods, Inc. shall become effective when approved by the shareholders. The Plan was approved by the Board as of April 6, 2001.

                  22. Other Provisions. As used in the Plan, and in Award Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Award Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.




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